As filed with the Securities and Exchange Commission on May 6, 2009

Registration No. 333-139119

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 3
TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROADCAST INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Utah (State or Other Jurisdiction of Incorporation or Organization)	7389 (Primary Standard Industrial Classification Code Number)	87-0395567 (IRS Employer Identification Number)

7050 South Union Park Center, Suite 600
Midvale, Utah  84047
(801) 562-2252

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Rodney M. Tiede
President and Chief Executive Officer
Broadcast International, Inc.
7050 South Union Park Center, Suite 600
Midvale, Utah  84047
(801) 562-2252

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Reed L. Benson, Esq. 4049 S. Highland Drive Salt Lake City, Utah 84124 (801) 278-9769	David G. Angerbauer, Esq. Shawn D. Stewart, Esq. Holland & Hart LLP 60 East South Temple, Suite 2000 Salt Lake City, UT 84111 (801) 595-7800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer     ☒ Accelerated filer    ☐ Non-accelerated filer     ☐  Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to beregistered (1)	Proposed maximum offering price per unit (2)	Proposed maximum Aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.05 per share	5,970,914	$1.35	$8,060,734	$863

(1)

Assumes the exercise of all warrants by the selling shareholders to acquire common shares registered hereunder.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon the average of the bid and asked price of the common stock.

(3)

Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 4, 2009

PROSPECTUS

BROADCAST INTERNATIONAL, INC.

711,291 Shares of Common Stock

_____________________________________

This prospectus relates to the resale of up to 711,291 shares of our common stock owned by the selling shareholders, including up to 711,291 shares of our common stock upon exercise of certain warrants held by the selling shareholders.

THIS INVESTMENT INVOLVES SIGNIFICANT RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

We will receive proceeds from the exercise of the outstanding warrants.  If all of the warrants covered by this prospectus are exercised in full, we will issue an aggregate of 711,291 shares of our common stock, and we will receive aggregate proceeds of $1,422,582.  See “Use of Proceeds.”

Our common stock is currently traded on the OTC Bulletin Board under the symbol “BCST.”  On May 1, 2009, the closing sale price of our common stock was $1.60 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is   , 2009.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement.  This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

References in this prospectus to “we,” “our,” “us” and “Broadcast International” refer to Broadcast International, Inc. and our consolidated subsidiaries, including BI Acquisitions, Inc. and Interact Devices, Inc.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY

1

RISK FACTORS

5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

5

USE OF PROCEEDS

11

COMMON STOCK PRICE RANGE

11

DIVIDEND POLICY

12

CAPITALIZATION

12

SELECTED FINANCIAL DATA

13

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS  14

BUSINESS

26

MANAGEMENT

35

COMPENSATION DISCUSSION AND ANALYSIS

38

RELATED PARTY TRANSACTIONS

47

PRINCIPAL AND SELLING SHAREHOLDERS

47

PLAN OF DISTRIBUTION

51

DESCRIPTION OF OUR CAPITAL STOCK

53

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

55

EXPERTS

56

LEGAL OPINION

56

WHERE YOU CAN FIND MORE INFORMATION

56

INDEX TO FINANCIAL STATEMENTS

57

PROSPECTUS SUMMARY

You should read the following summary together with the entire prospectus, including the more detailed information in our consolidated financial statements and related notes appearing elsewhere in this prospectus.  You should carefully consider, among other things, the matters discussed under the caption “Risk Factors.”

Our Business

We install, manage and support private communication networks for large organizations that have widely-dispersed locations or operations.  Our enterprise clients use these networks to deliver training programs, product announcements, entertainment and other communications to their employees and customers.  We use a variety of delivery technologies, including satellite, Internet streaming and WiFi, depending on the specific needs and applications of our clients.  All of the communication networks we work with utilize industry standard products and equipment sold by other companies.  We sell a limited number of proprietary network products in connection with the services we provide.  We also offer audio and video production services for our clients.

We own proprietary video compression technology that we have trademarked “CodecSys.”  Video compression is the process by which video content is converted into a digital data stream for transmission over satellite, cable, Internet or wireless networks.  Today, video compression is generally accomplished by using a single technique or computer formula to create a particular data stream.  Our CodecSys technology is a video operating system that uses multiple techniques or computer formulas to create a particular data stream.  With CodecSys, video content may be transmitted over decreased bandwidth while maintaining media quality.  We believe our CodecSys technology will offer significant efficiencies and cost savings associated with video content transmission and storage.

On November 15, 2007, we entered into a two-year license agreement with IBM pursuant to which we will license our patented CodecSys technology for use by IBM in video encoders that IBM intends to manufacture and sell.  The IBM video encoder was completed in a commercially deployable form in the first quarter of 2009 and products are currently for sale, although we have only sold one IBM video encoder to date.  The IBM agreement is our first significant license of the CodecSys technology for use in a commercial application.  We believe this agreement may hold substantial revenue opportunities for our business.  IBM has commenced marketing and sales activities with respect to products incorporating our CodecSys technology and we have entered into distributor agreements with three other distributors. We have not derived any material revenue from our CodecSys technology to date.

On April 2, 2008, we entered into a five year license agreement with a Japanese engineering firm pursuant to which we license our patented CodecSys technology for use by the Licensee in video encoders that the Licensee intends to sell.  These video encoders utilize IBM cell chip architecture, but are single channel encoders used for specialty applications.  The Licensee commenced sales efforts in March of 2009 and has sold two encoders to date.

We continue to develop the CodecSys technology for a variety of applications, including Internet streaming, satellite encoding and transmitting video content to cellular phones and other hand-held electronic devices.  Commercialization and future applications of the CodecSys technology are expected to require additional capital estimated to be approximately $2.0 million annually.  This estimate may increase or decrease depending on specific opportunities and available funding.

Broadcast International

We were incorporated in Utah in 1983.  We did not commence our current business, however, until 2000.  Our principal executive offices are located at 7050 Union Park Avenue, Suite 600, Salt Lake City, Utah 84047, and our telephone number is (801) 562-2252.  We maintain an internet site at www.brin.com, which contains information concerning us.  Our internet website and the information contained therein or connected thereto are not intended to be incorporated into this prospectus and should not be considered a part of this prospectus.

Our common stock is considered “penny stock” under the Securities Exchange Act of 1934, which means that securities broker-dealers cannot recommend the common stock which may make trading the common stock difficult.

Risk Factors

Investing in our securities involves significant risks.  You should carefully read the section entitled “Risk Factors” beginning on page 5 for an explanation of these risks before investing in our securities.

Summary Consolidated Financial Data

The following summary consolidated financial data are derived from our consolidated financial statements.  This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.  The summary consolidated balance sheet data as of December 31, 2008 and 2007 and the summary consolidated statement of operations data for the years ended December 31, 2008, 2007 and 2006 have been derived from our consolidated financial statements audited by HJ & Associates, LLC, independent registered public accounting firm, included elsewhere herein.  The summary consolidated balance sheet data as of December 31, 2006, 2005 and 2004 and the summary consolidated statement of operations data for each of the years ended December 31, 2005 and 2004 have been derived from our audited consolidated financial statements not included herein.  Historical results are not necessarily indicative of the results to be expected in the future.

	Year Ended December 31,
	2004	2005	2006	2007	2008

Statement of Operations Data:
Net sales	$ 5,385,657	$ 5,380,869	$ 13,894,383	$ 4,297,784	$ 3,401,847
Cost of sales	5,438,409	5,434,433	13,153,261	4,273,490	3,378,361
Gross margin (loss)	(52,752)	(53,564)	741,122	24,294	23,486
Operating expenses:
Administrative and general	1,939,319	2,958,232	4,583,512	8,755,709	7,974,204
Selling and marketing	732,959	720,841	693,223	556,568	1,348,179
Production and maintenance	35,109	--	--	--	--
Research and development in process	12,659,094	812,581	2,323,843	1,274,792	5,083,056
Impairment of assets	--	--	1,732,600	1,142,400	2,504
Total operating expenses	15,366,481	4,491,654	9,333,178	11,729,469	14,908,520
Loss from operations	(15,419,233)	(4,545,218)	(8,592,056)	(11,705,175)	(14,885,034)
Other income (expense)	(1,069,479)	(1,036,461)	(7,005,853)	(14,582,169)	17,115
Loss before income taxes	(16,488,712)	(5,581,679)	(15,597,909)	(26,287,344)	(12,474,150)
Income tax (expense) credit	--	--	--	--	--
Net Loss	$ (16,488,712)	$ (5,581,679)	$ (15,597,909)	$ (26,287,344)	$ (12,474,150)
Net Loss per share – basic and diluted	$ (0.85)	$ (0.27)	$ (0.56)	$ (0.85)	$ (0.32)

Weighted average number of shares of common stock outstanding – basic and diluted	19,365,000	20,844,000	27,962,000	30,942,000	38,517,000

	December 31,
	2004	2005	2006	2007	2008

Balance Sheet Data:
Cash and cash equivalents	$173,536	$446,491	$807,741	$16,598,300	$3,558,336
Total current assets	865,865	2,457,774	3,105,916	19,325,588	4,153,311
Property and equipment, net	764,771	504,162	387,058	641,314	2,378,615
Total assets	1,817,544	3,889,046	5,190,744	21,540,626	10,048,934
Current liabilities	661,814	5,568,255	6,827,621	15,640,535	7,093,703
Long-term obligations	1,170,557	1,330,278	2,048,401	2,931,245	6,737,006
Total liabilities	1,832,371	6,898,533	8,876,022	18,571,780	13,830,709
Total stockholders’ equity (deficit)	$(14,827)	$(3,009,487)	$(3,685,278)	$2,968,846	$(3,781,775)

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus.  Our business and our securities involve a high degree of risk.

If we do not successfully commercialize our CodecSys technology, we may never achieve profitability, retire our convertible debt or be able to raise future capital.

It is imperative that we successfully commercialize our CodecSys technology.  We continue to develop this technology for a variety of applications.  We have never been involved in a development project of the size and breadth that is involved with CodecSys and none of our management has ever been involved with a software development project.  Management may lack the expertise and we may not have the financial resources needed for successful development of this technology.  Furthermore, commercialization and future applications of the CodecSys technology are expected to require additional capital estimated to be approximately $2.0 million annually for the foreseeable future, which is significantly less than we incurred for development in 2008.  This estimate will increase or decrease depending on specific opportunities and available funding.  If we are unsuccessful in our CodecSys development and commercialization efforts, it is highly doubtful we will achieve profitable operations, retire our existing convertible indebtedness or be able to raise additional funding in the future.

We may need additional capital.  If additional capital is not available, we may have to curtail or cease operations.

In order to continue our operations, we may need additional funding.  Our monthly operating expenses currently exceed our monthly net sales by approximately $600,000 per month.  This amount could increase significantly.  We expect our operating expenses will continue to outpace our net sales until we are able to generate additional revenue from our IBM license agreement or other revenue sources.  We must continue to rely on external funding until our operations become profitable.  We believe external funding may be difficult to obtain, particularly given the current financial market turmoil.  If sufficient capital is not available to us, we will be required to pursue one or a combination of the following remedies:  significantly reduce development, commercialization or other operating expenses; sell part or all of our assets; or terminate operations.

The recent disruption and illiquidity in the credit and financial markets are continuing challenges that have generally made potential funding sources more difficult to access, less reliable and more expensive.  These market conditions have made the management of our own liquidity significantly more challenging.  A further deterioration in the credit and financial markets or a prolonged period without improvement could adversely affect our ability to raise additional capital.

We have sustained and may continue to sustain substantial losses.

We have sustained operating losses in each of the last six years.  Through December 31, 2008, our accumulated deficit was $80,447,505.  We realized substantially reduced revenues in 2008, and we may continue to sustain losses on a quarterly and annual basis.

Covenant restrictions contained in our outstanding convertible notes may limit our ability to obtain additional capital and to operate our business.

Our $15.0 million senior secured convertible note and our $1.0 million unsecured convertible note contain, among other things, covenants that may restrict our ability to obtain additional capital or to operate our business.  For example, (i) the senior secured convertible note prohibits us from paying any dividends unless we obtain the prior written consent of the holder of such note; (ii) the senior secured convertible note and the unsecured convertible note contain anti-dilution provisions; and (iii) the securities purchase agreement, under which the senior secured convertible note was issued, granted rights of first refusal to participate in any future funding to the holder of the note purchased thereunder.  Even if we are able to obtain additional capital, such covenants could result in substantial dilution to our existing shareholders.  Furthermore, a breach of any of the covenants contained in the convertible notes could result in a default under the notes, in which event the note holders could elect to declare all amounts outstanding to be immediately due and payable, which would require us to secure additional debt or equity financing to repay the indebtedness or to seek bankruptcy protection or liquidation.

Adverse economic or other market conditions could reduce the purchase of our services by existing and prospective customers, which would harm our business.

Our business is impacted from time to time by changes in general economic, business and international conditions and other similar factors.  Adverse economic or other market conditions negatively affect the business spending of existing and prospective customers.  In adverse market times, our network and other services may not be deemed critical for these customers.  Therefore, our services are often viewed as discretionary and may be deferred or eliminated in times of limited business spending, thereby harming our business.

The recent recession and market turmoil present considerable risks and challenges.  These risks and challenges have reached unprecedented levels and have significantly diminished overall confidence in the national economy, upon which we are dependent.  Such factors could have an adverse impact on our business and prospects in ways that are not predictable or that we may fail to anticipate.

Our systems of internal operational and financial controls may not be effective.

We establish and maintain systems of internal operational and financial controls that provide us with critical information.  These systems are not foolproof, and are subject to various inherent limitations, including cost, judgments used in decision-making, assumptions about the likelihood of future events, the soundness of our systems, the possibility of human error, and the risk of fraud.  Moreover, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions and the risk that the degree of compliance with policies or procedures may deteriorate over time.  Because of these limitations, any system of internal controls or procedures may not be successful in preventing all errors or fraud or in making all material information known in a timely manner to the appropriate levels of management.  We have previously experienced significant deficiencies in our required disclosure controls and procedures regarding the updating of certain accounting pronouncements and the reporting of current information required to be filed with the SEC.  We have also experienced a significant deficiency and a material weakness in our required disclosure controls and procedures regarding our accounting entries and financial statements, which resulted in the restatement of one accounting period.  Any future deficiency, weakness, malfunction or inadequacy related to internal operational or financial control systems or procedures could produce inaccurate and unreliable information that may harm our business.

We may be unable to respond adequately to rapid changes in technology.

The market for private communication networks is characterized by rapidly changing technology, evolving industry standards and frequent new product introductions.  The introduction of new technology and products and the emergence of new industry standards not only impacts our ability to compete, but could also render our CodecSys technology uncompetitive or obsolete.  If we are unable to adequately respond to changes in technology and standards, we will not be able to serve our clients effectively.  Moreover, the cost to modify our services, products or infrastructure in order to adapt to these changes could be substantial and we may not have the financial resources to fund these expenses.

We face intense competition that could harm our business.

The communications industry is extremely competitive.  We compete with numerous competitors who are much larger than us and have greater financial and other resources.  With respect to video conferencing, we compete with Sony, Polycom, Tandberg and others.  In the satellite network and services segment, we compete with Convergent Media Systems, Globecast, IBM, Cisco, TeleSat Canada and others.  Our competitors have established distribution channels and significant marketing and sales resources.  Competition results in reduced operating margins for our business and may cause us to lose clients and/or prevent us from gaining new clients critical for our success.

There are several additional major market sectors in which we plan to compete with our CodecSys technology, all with active competitors.  These sectors include the basic codec technology market, the corporate enterprise network market and small business streaming media market.  These are sectors where we may compete by providing direct services.  Competition in these new market areas will also be characterized by intense competition with much larger and more powerful companies, such as Microsoft and Yahoo, which are already in the video compression and transmission business.  Many of these competitors already have an established customer base with industry standard technology, which we must overcome to be successful.

On a technology basis, CodecSys competition varies by market sector, with codecs and codec suppliers like Microsoft Windows Media Player, Real Networks' Real Player, Apple QuickTime, MPEG2, MPEG4, On2, DivX and many others.  There are several companies, including Akamai, Inktomi, Activate and Loudeye, which utilize different codec systems.  These companies specialize in encoding, hosting and streaming content services primarily for news/entertainment clients with large consumer audiences.  All are larger and have greater financial resources than we have.

If we fail to hire additional specialized personnel or retain our key personnel in the future, we will not have the ability to successfully commercialize our technology or manage our business.

Notwithstanding our recent reduction in personnel, we still need to hire additional specialized personnel to successfully commercialize our CodecSys technology.  If we are unable to hire or retain qualified software engineers and project managers, our ability to complete further development and commercialization efforts will be significantly impaired.  Our success is also dependent upon the efforts and abilities of our management team.  If we lose the services of certain of our current management team members, we may not be able to find qualified replacements which would harm the continuation and management of our business.

Our revenue is dependent upon the sales efforts of others.

We are dependent upon the sales and marketing efforts of IBM and other third-party businesses in order to derive licensing revenue from our CodecSys technology.  Such businesses may not continue their sales efforts which would adversely affect our potential licensing fees.  We are not able to control the sales and marketing efforts of these third parties.  Moreover, our total revenues in 2008 decreased from 2007.  Limited revenues from our historical sources make us even more dependent upon the sales efforts of others.  Given the current recession and market developments, third-party businesses may scale back on sales efforts which could significantly harm our business and prospects.

We rely heavily on a few significant customers and if we lose any of these significant customers, our business may be harmed.

A small number of customers account for a large percentage of our revenue.  Our business model relies upon generating new sales to existing and new customers.  Sales revenues from our three largest customers accounted for approximately 50% of total revenues for the year ended December 31, 2008 and 58% of total revenues for the year ended December 31 2007.  The three largest customers in 2008 are not the same as the three largest customers in 2007.  In 2008, we lost two of what had been our three largest customers, although the contract for one of those customers did not expire until the end of 2008.  Any material reduction in revenues generated from any one of our largest customers could harm our results of operations, financial condition and liquidity.  Our largest customers may not continue to purchase our services and may decrease their level of purchases. Our largest customer in 2008 will no longer use our services in 2009.  Because our largest customer no longer uses our services, revenues will decline substantially, which will harm our business unless we can replace that customer with another similarly large customer.

Any material reduction in revenues generated from any one of our largest customers could harm our results of operations, financial condition and liquidity.  Our largest customers may not continue to purchase our services and may decrease their level of purchases.  To the extent that our largest customer reduces its reliance on us or terminates its relationship with us, revenues would decline substantially, which would harm our business, unless we can replace that customer with another similarly large customer.

There is significant uncertainty regarding our patent and proprietary technology protection.

Our success is dependent upon our CodecSys technology and other intellectual property rights.  If we are unable to protect and enforce these intellectual property rights, competitors will have the ability to introduce competing products that are similar to ours.  If this were to occur, our revenues, market share and operating results would suffer.  To date, we have relied primarily on a combination of patent, copyright, trade secret, and trademark laws, and nondisclosure and other contractual restrictions on copying and distribution to protect our proprietary technology. Our initial U.S. patent related to our CodecSys technology was granted by the PTO in August 2007 and three additional patents related to applications of the technology were subsequently issued by the PTO.  As of March 1, 2009, we also had seven issued foreign patents and 25 pending U.S. and foreign patent applications.  If we fail to deter misappropriation of our proprietary information or if we are unable to detect unauthorized use of our proprietary information, then our revenues, market share and operating results will suffer.  The laws of some countries may not protect our intellectual property rights to the same extent as do the laws of the United States.  Furthermore, litigation may be necessary to enforce our intellectual property rights, to protect trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity.  This litigation could result in substantial costs and diversion of resources that would harm our business.

Our products could infringe on the intellectual property rights of others, which may subject us to future litigation and cause financial harm to our business.

To date, we have not been notified that our services, products and technology infringe the proprietary rights of third parties, but there is the risk that third parties may claim infringement by us with respect to current or future operations.  We expect software developers will increasingly be subject to infringement claims as the number of products and competitors in the industry segment grows and the functionality of products in different industry segments overlaps.  Any of these claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management’s attention and resources, cause product shipment delays, or require us to enter into royalty or licensing agreements.  These royalty or licensing agreements, if required, may not be available on terms acceptable to us.  A successful claim against us of infringement and failure or inability to license the infringed or similar technology on favorable terms would harm our business.

Our common stock is considered “penny stock” which may make selling the common stock difficult.

Our common stock is considered to be a “penny stock” under the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended.  Under the rules, stock is considered “penny stock” if:  (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues at less than $6.0 million for the past three years.  The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend our stock but must trade it on an unsolicited basis.

Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.  Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stocks.”  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Trading in our securities could be subject to extreme price fluctuations that could cause the value of your investment to decrease.

Our stock price has fluctuated in the past and could continue to do so in the future.  Our stock is thinly-traded, which means investors will have limited opportunities to sell their shares of common stock in the open market.  Limited trading of our common stock also contributes to more volatile price fluctuations.  The market price of our common stock is also subject to extreme fluctuations because of the nature of the CodecSys technology and the potential for large-scale acceptance or rejection of our technology in the marketplace.  Given these fluctuations, an investment in our stock could lose value.  A significant drop in our stock price could expose us to the risk of securities class action lawsuits.  Defending against such lawsuits could result in substantial costs and divert management’s attention and resources, thereby causing an investment in our stock to lose additional value.

Future sales of our common stock could cause our stock price to decrease.

Substantial sales of our common stock in the public market, or the perception by the market that such sales could occur, could lower our stock price.  As of March 1, 2009, we had 38,871,760 shares of common stock outstanding.  As of March 1, 2009, stock options, including options granted to our employees, and warrants to purchase an aggregate of 14,393,393 shares of our common stock were issued and outstanding, a substantial portion of which were fully exercisable.  As of March 1, 2009, notes convertible into 3,418,959 shares of our common stock were issued and outstanding.  As of March 1, 2009, we had granted restricted stock units to members of our Board of Directors and others, which may be settled at various time in the future by the issuance of 585,000 shares of common stock.  Future sales of our common stock, or the availability of our common stock for sale, may cause the market price of our common stock to decline.

Any stock ownership interest may be substantially diluted by future issuances of securities.

We may issue shares of our common stock to holders of outstanding convertible notes, stock options and warrants.  The conversion of the convertible notes and the exercise of options and warrants into shares of our common stock will be dilutive to shareholders.  We also have offered and expect to continue to offer stock options to our employees and others, and have approximately 945,580 shares of common stock available for future issuance under our 2004 long-term incentive stock option plan and 3,415,000 shares of common stock available for future issuance under our 2008 equity incentive plan.  To the extent that future stock options are granted and ultimately exercised, there will be further dilution to shareholders.

We have never paid dividends and do not anticipate paying any dividends on our common stock in the future, so any return on an investment in our common stock will depend on the market price of the stock.

We currently intend to retain any future earnings to finance our operations.  The terms and conditions of our convertible notes restrict and limit payments or distributions in respect of our common stock.  The return on any investment in our common stock will depend on the future market price of our common stock and not on any potential dividends.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risk and uncertainties.  Any statements about our expectations, beliefs, plans, objectives, strategies or future events or performance constitute forward-looking statements.  These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend” and similar words or phrases.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed or implied therein.  All forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus, including, among others, the following risk factors discussed more fully under the caption “Risk Factors” above:

•

dependence on commercialization of our CodecSys technology;

•

our need and ability to raise sufficient additional capital;

•

our continued losses;

•

restrictions contained in our outstanding convertible notes;

•

general economic and market conditions;

•

ineffective internal operational and financial control systems;

•

rapid technological change;

•

intense competitive factors;

•

our ability to hire and retain specialized and key personnel;

•

dependence on the sales efforts of others;

•

dependence on significant customers;

•

uncertainty of intellectual property protection;

•

potential infringement on the intellectual property rights of others;

•

factors affecting our common stock as a “penny stock;”

•

extreme price fluctuations in our common stock;

•

price decreases due to future sales of our common stock;

•

future shareholder dilution; and

•

absence of dividends.

Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statement.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of future events or developments.  New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We also will not receive any proceeds from the conversion of the unsecured convertible note held by a selling shareholder.  We will, however, receive proceeds from the exercise of the warrants held by the selling shareholders.  We have no assurance that the warrants will be exercised by the selling shareholders, or that the unsecured convertible note will be converted into shares of our common stock.

The outstanding warrants covered by this prospectus that are held by the selling shareholders are exercisable for 711,290 shares of our common stock at an exercise price of $2.00 per share.  If all of the outstanding warrants covered by this prospectus are exercised in full, we will issue 711,290 shares of our common stock, and we will receive aggregate proceeds of $1,422,582.  Any proceeds we receive upon exercise of the warrants will be used by us for working capital and general corporate purposes.

COMMON STOCK PRICE RANGE

Our common stock is currently traded on the OTC Bulletin Board under the symbol “BCST.”  The following table sets forth, for the periods indicated, the high and low bid quotations, as adjusted for stock splits of our common stock, as reported by the OTC Bulletin Board, and represents prices between dealers, does not include retail markups, markdowns or commissions, and may not represent actual transactions:

	High Bid	Low Bid
2009
First Quarter	$2.30	$1.00

2008
First Quarter	$4.05	$2.40
Second Quarter	4.90	2.30
Third Quarter	4.00	2.25
Fourth Quarter	4.35	1.30

2007
First Quarter	$1.99	$0.90
Second Quarter	1.55	0.86
Third Quarter	1.96	0.81
Fourth Quarter	4.90	1.81

As of May 1, 2009, we had 38,931,760 shares of our common stock issued and outstanding, and there were approximately 1,400 shareholders of record.

DIVIDEND POLICY

We have never paid or declared any cash dividends.  Future payment of dividends, if any, will be at the discretion of our board of directors and will depend, among other criteria, upon our earnings, capital requirements, and financial condition as well as other relative factors.  Management intends to retain any and all earnings to finance the development of our business, at least in the foreseeable future.  Such a policy is likely to be maintained as long as necessary to provide working capital for our operations.  Moreover, our outstanding convertible notes contain restrictive covenants that prohibit us to declare or pay dividends.

CAPITALIZATION

The following table presents our capitalization as of December 31, 2008.  You should read this table in conjunction with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere herein.

December 31, 2008
Total liabilities	$13,830,709
Stockholders’ equity:
Common stock, par value $.05 per share, 180,000,000 shares authorized; 38,761,760 shares issued and outstanding	1,938,088
Preferred stock, no par value, 20,000,000 shares authorized, none issued and outstanding	--
Additional paid-in capital	74,727,642
Accumulated deficit	(80,447,505)
Total stockholders’ equity	(3,781,775)
Total capitalization	$10,048,934

SELECTED FINANCIAL DATA

The following selected financial data are derived from our consolidated financial statements.  This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.  The selected consolidated balance sheet data as of December 31, 2008 and 2007 and the selected consolidated statement of operations data for the years ended December 31, 2008, 2007 and 2006 have been derived from our consolidated financial statements audited by HJ & Associates, LLC, independent registered public accounting firm, included elsewhere herein.  The selected consolidated balance sheet data as of December 31, 2006, 2005 and 2004 and the selected consolidated statement of operations data for each of the years ended December 31, 2005 and 2004 have been derived from our audited consolidated financial statements not included herein.  Historical results are not necessarily indicative of the results to be expected in the future.

	Year Ended December 31,
	2004	2005	2006	2007	2008
Statement of Operations Data:
Net sales	$ 5,385,657	$ 5,380,869	$ 13,894,383	$ 4,297,784	$ 3,401,847
Cost of sales	5,438,409	5,434,433	13,153,261	4,273,490	3,378,361
Gross margin (loss)	(52,752)	(53,564)	741,122	24,294	23,486
Operating expenses:
Administrative and general	1,939,319	2,958,232	4,583,512	8,755,709	7,974,204
Selling and marketing	732,959	720,841	693,223	556,568	1,348,179
Production and maintenance	35,109	--	--	--	--
Research and development in process	12,659,094	812,581	2,323,843	1,274,792	5,083,056
Impairment of license rights	--	--	1,732,600	1,142,400	2,504
Total operating expenses	15,366,481	4,491,654	9,333,178	11,729,469	14,908,520
Loss from operations	(15,419,233)	(4,545,218)	(8,592,056)	(11,705,175)	(14,885,034)
Other income (expense)	(1,069,479)	(1,036,461)	(7,005,853)	(14,582,169)	17,115
Loss before income taxes	(16,488,712)	(5,581,679)	(15,597,909)	(26,287,344)	(12,474,150)
Income tax (expense) credit	--	--	--	--	--
Net loss	$ (16,488,712)	$ (5,581,679)	$ (15,597,909)	$ (26,287,344)	$ (12,474,150)
Net loss per share – basic and diluted	$ (0.85)	$ (0.27)	$ (0.56)	$ (0.85)	$ (0.32)

Weighted average number of shares of common stock outstanding – basic and diluted	19,365,000	20,844,000	27,962,000	30,942,000	38,517,000

	December 31,
	2004	2005	2006	2007	2008

Balance Sheet Data:
Cash and cash equivalents	$173,536	$446,491	$807,741	$16,598,300	$3,558,336
Total current assets	865,865	2,457,774	3,105,916	19,325,588	4,153,311
Property and equipment, net	764,771	504,162	387,058	641,314	2,378,615
Total assets	1,817,544	3,889,046	5,190,744	21,540,626	10,048,934
Current liabilities	661,814	5,568,255	6,827,621	15,640,535	7,093,703
Long-term obligations	1,170,557	1,330,278	2,048,401	2,931,245	6,737,006
Total liabilities	1,832,371	6,898,533	8,876,022	18,571,780	13,830,709
Total stockholders’ equity (deficit)	$(14,827)	$(3,009,487)	$(3,685,278)	$2,968,846	$(3,781,775)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with our consolidated financial statements and related notes that are included elsewhere in this prospectus.  This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the caption “Risk Factors” or in other parts of this prospectus.  See “Cautionary Note Regarding Forward-Looking Statements.”

Critical Accounting Policies

We prepare our financial statements in conformity with accounting principles generally accepted in the United States.  As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable based upon the information available.  These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented.

Our accounting policies that are the most important to the portrayal of our financial condition and results, and which require the highest degree of management judgment, relate to the reserves for doubtful accounts receivable, the valuation of stock and options issued for services, and revenue recognition.

Reserves for Doubtful Accounts Receivable

Management estimates the amount of required reserves for the potential non-collectability of accounts receivable based upon past experience of collection and consideration of other relevant factors.  Past experience, however, may not be indicative of future collections and therefore we could incur additional charges in the future to reflect differences between estimated and actual collections.

Valuation of Stock and Options

We value and account for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Revenue Recognition

We recognize revenue when evidence exists that there is an arrangement between us and our customers, delivery of equipment sold or service has occurred, the selling price to our customers is fixed and determinable with required documentation, and collectability is reasonably assured.  We recognize as deferred revenue payments made in advance by customers for services not yet provided.

When we enter into a multi-year contract with a customer to provide installation, network management, satellite transponder and help desk, or combination of these services, we recognize this revenue as services are performed and as equipment is sold.  These agreements typically provide for additional fees, as needed, to be charged if on-site visits are required by the customer in order to ensure that each customer location is able to receive network communication. As these on-site visits are performed the associated revenue and cost are recognized in the period the work is completed.

Auction Rate Preferred Securities

As of December 31, 2008, we had investments in auction rate preferred securities, or ARPS, which are classified as long-term investments on our consolidated balance sheet and reflected at fair value.  Due to events in the credit markets, the auction events for these instruments held by us failed during first quarter 2008.  Therefore, the fair values of these securities were estimated utilizing a discounted cash flow analysis of the estimated future cash flows for the ARPS as of December 31, 2008.  This analysis considers, among other items, the collateralization of the underlying security investments, the creditworthiness of the counterparty, the timing of expected future cash flows and the expectation of the next time the security is expected to have a successful auction or the security has been called by the issuer.  As a result of this analysis, we recorded an impairment loss of $233,765.  We make our assessment of the fair value of the ARPS in accordance with SFAS No. 157, “Fair Value Measurements”, including Staff Position 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” issued by the FASB in October 2008.  See “Recent Accounting Pronouncements” below.

The ARPS held by us at March 31, 2009 totaled $2,600,000 and were in AAA rated funds.  Due to our belief that the market for these instruments may take in excess of twelve months to fully recover, we have classified these investments as non-current.  During the twelve months ended March 31, 2009, $9,000,000 of our $11,600,000 ARPS held at March 31, 2008 were redeemed at 100% of their par value.  As of March 31, 2009, we continued to earn interest on our ARPS under the default interest rate features of the ARPS.

Executive Overview

The current recession and market turmoil have had substantial impacts on the global and national economies and financial markets.  These factors, together with turbulent conditions in the credit markets, have slowed business growth and generally made potential funding sources more difficult to access.  We continue to be affected by prevailing economic and market conditions, which present considerable risks and challenges to us.

During 2008, we significantly increased development activities for our CodecSys technology.  In connection with these activities, we increased our engineering staff, acquired additional equipment to facilitate the development process, purchased additional codecs for use in our encoding system, and engaged outside engineering firms to perform development services for us in completing preparation of the IBM encoder for sale.

Our revenues were significantly less for the year ended December 31, 2008 compared to the year ended December 31, 2007, and the net cash used for operations similarly increased in 2008 compared to 2007 although not by the same percentages.  Until cash from operations is sufficient to cover all corporate expenses, we will continue to deplete our available cash and increase our need for future equity and debt financing.  In order to reduce our operating cash requirements and preserve our cash resources, we reduced our personnel substantially in January 2009.

The conversion feature and the prepayment provision of our $15.0 million senior secured convertible note and our $1.0 million unsecured convertible note have been accounted for as embedded derivatives and valued on the respective transaction dates using a Black-Scholes pricing model.  The warrants related to the convertible notes have been accounted for as derivatives and were valued on the respective transaction dates using a Black-Scholes pricing model as well.  At the end of each quarterly reporting date, the values of the embedded derivatives and the warrants are evaluated and adjusted to current market value.  The conversion features of the convertible notes and the warrants may be exercised at any time and, therefore, have been reported as current liabilities.  Prepayment provisions contained in the convertible notes limit our ability to prepay the notes in certain circumstances.  For all periods since the issuance of the senior secured convertible note and the unsecured convertible note, the derivative values of the respective prepayment provisions have been nominal and have not had any offsetting effect on the valuation of the conversion features of the notes.  For a description of the accounting treatment of the senior secured convertible note financing, see Note 5 of our notes to consolidated financial statements included elsewhere herein.

Results of Operations for the Years Ended December 31, 2008 and December 31, 2007

Net Sales

We realized net sales of $3,401,847 for the year ended December 31, 2008 compared to net sales of $4,297,784 for the year ended December 31, 2007, which represents a decrease of approximately 21% for the year.  The net decrease in revenues of $895,937 was primarily the result of a decrease of $640,537 in satellite transmission fees due to one of our customer contracts not being renewed. In addition, installation revenues decreased by $319,631 due to one of our larger projects being completed in 2007 which was not fully replaced by new business in 2008.

Cost of Sales

The cost of sales for the year ended December 31, 2008 aggregated $3,378,361 as compared to the cost of sales of $4,107,655 for the year ended December 31, 2007, which represents a decrease in cost of sales of 18%.  In reporting the results of operations for the year ended December 31, 2008, we choose to split the depreciation between assets used primarily in providing our services and record that depreciation in cost of sales as we had historically done and report depreciation from equipment, the majority of which was purchased in 2008, used primarily in our research and development efforts as an operating expense.  We had not made that change until this year when the amount of equipment used for our research and development efforts increased substantially.  The prior year’s costs of sales and operating expenses were restated to make the accounts comparable.  The decrease in cost of sales of $729,294 was primarily a result of the decrease of $426,934 in satellite distribution costs resulting from decreased satellite usage by customers including the expiration of the customer contract referred to above.  In addition, cost of equipment sales and installation services decreased $295,242, which was the result of the completion of the one installation customer referenced above.

Operating Expenses

We incurred total operating expenses of $14,908,520 for the year ended December 31, 2008 compared to total operating expenses of $11,895,304 for the year ended December 31, 2007.  The increase of $3,013,216 was primarily due to an increase in our research and development in process expenses of $3,808,264.  Increases of $791,611 in sales and marketing and $334,742 in depreciation were partially offset by a decrease of $781,505 in general and administrative expenses and a $1,139,896 decrease in impairment of assets.

After completion of our senior secured convertible note financing in December 2007, we made the decision to increase our spending for development in an attempt to complete the porting of our CodecSys technology to the IBM platform and to make the product ready for sale.  To accomplish these goals, we increased our engineering staff, which accounted for $1,892,463 of the total increase of research and development expenses.  We purchased additional equipment to facilitate the development process, which resulted in increased depreciation expense of $334,742.  In addition, we purchased additional codecs for use in our encoding system and engaged outside engineering firms to perform development services for us in completing preparation of the IBM encoder for sale.  Currently, we have the initial version of the product as a proof of concept encoder running at potential customers’ operations.  In preparing the encoder for a commercial release, we encountered problems with third-party video capture cards.  We incurred additional expense in designing and developing a proprietary video capture card that is designed to operate in the environment of our encoding system, which we believe will increase the entire system’s efficiency.  These development initiatives resulted in the substantially increased research and development expenditures for the year.

Our sales and marketing expenses for the year ended December 31, 2008 were $1,348,179 compared to sales and marketing expenses of $556,568 for the year ended December 31, 2007.  The increase of $791,611 is due primarily to an increase of $346,395 in consulting and other professional services, an increase of $226,721 in advertising and trade show expenses, and an increase of $177,673 in employee related expenses.

Our general and administrative expenses decreased $781,505 from $8,755,709 for the year ended December 31, 2007 to $7,974,204 for the year ended December 31, 2008.  The decrease of $781,505 is composed primarily of a decrease of $1,885,000 in investor equity expenses related to the cancellation of an investor’s warrants and issuance of shares, which were reflected as a cashless exercise of a portion of the warrants.  This decrease was offset principally by an increase of $854,510 in outside consulting fees (which included consultants working with us to position our company to raise additional funds, to restructure business operations departments, perform investor relations services, and to locate business partners for deployment of our technology), an increase of $243,292 in outside director fees, and an increase of $160,668 in legal services expense.  Bad debt expense also increased by $243,800, but finders’ fees expenses decreased by $247,783 and expenses related to the issuance of options and warrants granted to employees, directors and others decreased by $115,187.

Interest Expense

We recorded an increase in interest expense of $3,860,103 from interest of $2,120,215 in 2007 to $5,980,318 in 2008.  The increase was primarily due to the issuance of our senior secured convertible notes in December 2007 with a face amount of $15,000,000.  Of the total interest expense, we incurred non-cash interest expense of $4,992,507, which included $4,524,636 of interest related to accretion of notes as notes are recorded on our consolidated balance sheet and $459,000 of amortization of debt issuance expense.  In addition, we recorded interest expense, paid or accrued, of $987,640 related to our senior secured and other convertible notes.

Net Loss

We had a net loss of $12,474,150 for the year ended December 31, 2008 compared to a net loss of $26,287,344 for the year ended December 31, 2007.  The net loss decreased by $13,813,194, which resulted primarily from recording a decrease of $16,993,053 in other expenses, which consisted of a decrease of $20,782,883 in the derivative valuation gain or loss related to our senior secured convertible note and our unsecured convertible note, for which we recorded a loss of $12,526,260 for the year ended December 31, 2007 and recorded a gain of $8,256,623 for the year ended December 31, 2008 and an increase of $3,860,103 in interest expense as discussed above.  The decrease in other expenses was offset by increased expenses of $3,013,216 from operations, as discussed above, and $166,643 of decreased gross margin, also as discussed above.

Results of Operations for the Years Ended December 31, 2007 and December 31, 2006

Net Sales

We realized net sales of $4,297,784 for the year ended December 31, 2007 compared to net sales of $13,894,383 for the year ended December 31, 2006, which represents a decrease of approximately 223% for the year.  The net decrease in revenues of $9,596,599 was the result of a decrease of $9,168,761 in equipment sales and installation services, a decrease in satellite fees of $304,098, and a decrease in studio and video production services of $237,165 partially offset by an increase in other income of $128,540.  Of the decrease of $9,168,761 in equipment sales and installation revenue, $8,104,482 was the result of decreased revenue from one customer.

Cost of Sales

The cost of sales for the year ended December 31, 2007 aggregated $4,273,490 as compared to the cost of sales of $13,153,261 for the year ended December 31, 2006, which represents a decrease in cost of sales of 208%.  The decrease in cost of sales of $8,879,771 was primarily a result of the decrease in equipment sales and installation services with their attendant costs.  Cost of equipment sales and installation services decreased $8,014,576, which accounted for 90% of the decrease in costs.  The remainder of the decrease in cost of sales was the result of a decrease in operating department costs of $673,017 and a decrease of $139,408 in satellite distribution costs resulting from decreased satellite usage by customers and decreased depreciation of $52,771.

Operating Expenses

We incurred total operating expenses of $11,729,469 for the year ended December 31, 2007 compared to total operating expenses of $9,333,178 for the year ended December 31, 2006.  The increase of $2,396,291 was primarily due to an increase in our general and administrative expenses of $4,172,197, as explained below, partially offset by a decrease in research and development in process expenses of $1,049,051 and a decrease in the expense resulting from the impairment of a technology license of $590,200.  In addition, sales and marketing expenses decreased by $136,655.

Our general and administrative expenses increased $4,172,197 from $4,583,512 for the year ended December 31, 2006 to $8,755,709 for the year ended December 31, 2007.  The increase resulted principally from increases of $2,169,043 in outside consulting expenses, which included consultants working with us to position our company to raise additional funds, to restructure business operations departments, perform investor relations services, and to locate business partners for deployment of our technology.  We also incurred increased expenses of $1,623,712 related to the issuance of options and warrants granted to employees, directors and others.

Our sales and marketing expenses for the year ended December 31, 2007 were $556,568 compared to sales and marketing expenses of $693,223 for the year ended December 31, 2006.  The decrease of $136,655 is due to minor decreases in most expense categories, the largest of which was advertising and promotion.

Interest Expense

We recorded an increase in interest expense of $225,595 from interest of $1,894,620 in 2006 to $2,120,215 in 2007.  Of the total interest expense, we incurred non-cash interest expense of $1,940,710, which included $979,687 of interest related to accretion of notes as notes are recorded on our consolidated balance sheet, $605,337 from extinguishment of debt upon conversion of 6% senior secured convertible notes and amortization of debt issuance expense of $355,686.  In addition, we recorded cash interest expense of $179,505 primarily on our convertible notes.

Net Loss

We had a net loss of $26,287,344 for the year ended December 31, 2007 compared to a net loss of $15,597,909 for the year ended December 31, 2006.  The net loss increased by $10,689,435 which resulted from recording losses or increased expenses of (i) $2,396,291 from operations, as discussed above; (ii) $716,828 resulting from decreased gross margin; and (iii) an increase of $7,576,316 in other expenses, which consisted of an increase of $11,259,960 in the valuation of derivatives related to our senior secured convertible notes and the unsecured convertible note and $225,595 of additional interest expense, as noted above, offset by a decrease of $4,152,591 on securities available for sale related to shares of an unrelated company held by us until December 31, 2006.

Results of Operations for the Years Ended December 31, 2006 and December 31, 2005

Net Sales

We realized net sales of $13,894,383 for the year ended December 31, 2006 compared to net sales of $5,380,869 for the year ended December 31, 2005, which represents an increase of approximately 158% for the year.  We experienced the majority of our revenues from equipment sales and installation which generally have a lower margin than license fees and studio and production fees.  The net increase in revenues of $8,513,514 was the result of an increase of $8,743,311 in equipment sales and installation services and an increase in studio and video production services of $337,861.  These revenues were offset by a decrease of $307,746 in license fees primarily from the loss of one customer and a decrease of $167,343 in satellite fees.  Of the increase of $8,743,311 in equipment sales and installation revenue, $7,334,581 was the result of increased revenue from one customer.

Cost of Sales

The cost of sales for the year ended December 31, 2006 aggregated $13,153,261 as compared to the cost of sales of $5,434,433 for the year ended December 31, 2005, which represents an increase in cost of sales of 142%.  The increase in cost of sales of $7,718,828 was primarily a result of the increase in equipment sales and installation services with their attendant costs.  Cost of equipment sales and installation services increased $7,564,963, which accounted for 98% of the increase in costs.  The remainder of the increase in cost of sales was the result of  an increase in operating department costs of $420,103 offset by a decrease of $163,725 in satellite distribution costs resulting from decreased satellite usage by customers and decreased depreciation of $102,513.

Operating Expenses

We incurred total operating expenses of $9,333,178 for the year ended December 31, 2006, compared to total operating expenses of $4,491,654 for the year ended December 31, 2005.  The increase of $4,841,524 was primarily due to an increase in our general and administrative expenses of $1,625,280, as explained below, an increase in research and development in process expenses of $1,511,262, and the expense resulting from the impairment of our e-publishing technology license of $1,732,600.  Of the increase in research and development in process expenditures, $1,363,126 resulted from recording an expense equal to the excess of cost over book value for the acquisition of VPTI.  These expenses were partially offset by a small decrease in sales and marketing expenses.

Our general and administrative expenses increased $1,625,280 from $2,958,232 for the year ended December 31, 2005 to $4,583,512 for the year ended December 31, 2006.  The increase resulted principally from increases of $1,108,835 in outside consulting expenses, which included consultants working with us to position our company to raise additional funds, to restructure business operations departments, and to locate business partners for deployment of our technology.  We also incurred increased expenses of $937,436 related to the issuance of options and warrants granted to employees, directors and others.

Our sales and marketing expenses for the year ended December 31, 2006 were $693,223 compared to sales and marketing expenses of $720,841 for the year ended December 31, 2005.  The decrease of $27,618 is due to minor decreases in most expense categories, the largest of which was advertising and promotion.

Interest Expense

We recorded an increase in interest expense of $745,411 from interest of $1,149,209 in 2005 to $1,894,620 in 2006.  We incurred interest expense of $1,825,755 on our senior secured convertible notes, which included $888,892 of interest related to accretion of the notes as the notes are recorded on our consolidated balance sheet and amortization of debt issuance expense of $371,452.  In addition, we recorded interest of $67,891 on our unsecured convertible note which included $59,140 related to the accretion of the note as it is recorded on our consolidated balance sheet.

Net Loss

We had a net loss of $15,597,909 for the year ended December 31, 2006 compared to a net loss of $5,581,679 for the year ended December 31, 2005.  The net loss before taxes increased by $10,016,230 which resulted from recording losses or increased expenses of (i) $4,841,524 from operations, which included $1,732,600 for the impairment of our e-publishing technology license discussed above; (ii) $4,152,591 on securities available for sale related to shares of Sun New Media, Inc. held by us until termination of the YLS transaction effective on December 31, 2006, which shares declined in value during the time held by us; (iii) $1,266,300 in the valuation of derivatives related to our senior secured convertible notes and the unsecured convertible note; and (iv) $745,411 of additional interest expense as noted above.

Quarterly Financial Data

Summarized unaudited quarterly financial data for 2007 and 2008 is as follows:

	2007
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net sales	$1,599,066	$763,784	$834,320	$1,100,614
Gross margin (loss)	4,291	(37,051)	14,499	42,555
Net loss	(4,314,597)	(1,219,799)	(6,981,166)	(13,771,782)
Basic loss per share	(0.15)	(0.04)	(0.23)	(0.43)
Diluted loss per share	(0.15)	(0.04)	(0.23)	(0.43)

	2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net sales	$1,187,392	$810,803	$761,572	$642,080
Gross margin (loss)	50,946	(158,056)	(151,723)	282,319
Net income (loss)	2,158,983	(5,556,920)	(9,034,660)	(41,553)
Basic income (loss) per share	0.06	(0.15)	(0.23)	(0.00)
Diluted income (loss) per share	0.05	(0.15)	(0.23)	(0.00)

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2008:

	Payments Due
	Within One Year	One Year to Three Years	Three Years to Five Years	After Five Years	Total

Long-term debt obligations	$1,000,000	$15,000,000	$-	$-	$16,000,000
Capital lease obligations	-	-	-	-	-
Operating lease obligations	317,002	263,713	-	-	580,715
Purchase obligations	-	-	-	-	-
Other obligations	-	-	-	-	-
Total contractual obligations	$1,317,002	$15,263,713	$-	$-	$16,580,715

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Liquidity and Capital Resources

At December 31, 2008, we had cash of $3,558,336, total current assets of $4,153,311, total current liabilities of $7,093,703 and total stockholders' deficit of $3,781,775.  Included in current liabilities is $4,549,500 which relates to the value of the embedded derivatives for the senior secured convertible note and related warrants and the unsecured convertible notes and related warrants.

We experienced negative cash flow used in operations during the fiscal year ended December 31, 2008 of $9,460,786 compared to negative cash flow used in operations for the year ended December 31, 2007 of $6,112,473.  The negative cash flow was generally sustained by cash reserves from prior sales of equity and debt securities.  We expect to continue to experience negative operating cash flow as long as we continue our technology commercialization and development program or until we increase our sales and/or licensing revenue.

On December 24, 2007, we entered into a securities purchase agreement in connection with our senior secured convertible note financing in which we raised $15,000,000 (less $937,000 of prepaid interest).  We have used and intend to continue to use the proceeds from this financing to support our CodecSys commercialization and development and for general working capital purposes.  The senior secured convertible note is due December 21, 2010 and bears interest at 6.25% per annum.  Interest for the first year was prepaid at closing.  Interest-only payments thereafter in the amount of $234,375 are due quarterly and commence in April 2009.  Interest payments may be made through issuance of common stock in certain circumstances.  The note is convertible into 2,752,294 shares of our common stock at a conversion price of $5.45 per share, convertible any time during the term of the note.  We have granted a first priority security interest in all of our property and assets and of our subsidiaries to secure our obligations under the note and related transaction agreements.

In connection with the financing, the senior secured convertible note holder received warrants to acquire 1,875,000 shares of our common stock exercisable at $5.00 per share.  The warrants are exercisable any time for a five-year period beginning on the date of grant.  We also issued to the convertible note holder 1,000,000 shares of our common stock valued at $3,750,000 and incurred an additional $1,377,000 for commissions, finders fees and other transaction expenses, including the grant of a three-year warrant to purchase 112,500 shares of our common stock to a third party at an exercise price of $3.75 per share, valued at $252,000.  A total of $1,377,000 was included in debt offering costs and is being amortized over the term of the note.

The $5.45 conversion price of the senior secured convertible note and the $5.00 exercise price of the warrants are subject to adjustment pursuant to standard anti-dilution rights.  These rights include (i) equitable adjustments in the event we effect a stock split, dividend, combination, reclassification or similar transaction; (ii) “weighted average” price protection adjustments in the event we issue new shares of common stock or common stock equivalents in certain transactions at a price less than the then current market price of our common stock; and (iii) “full ratchet” price protection adjustments in the event we issue new shares of common stock or common stock equivalents in certain transactions at a price less than $5.45 per share.

The senior secured convertible note contains a prepayment provision allowing us to prepay, in certain limited circumstances, all or a portion of the note.  The portion of the note subject to prepayment must be purchased at a price equal to the greater of (i) 135% of the amount to be purchased and (ii) the company option redemption price, as defined in the note.  Even if we elect to prepay the note, the note holder may still convert any portion of the note being prepaid pursuant to the conversion feature thereof.

We also entered into a registration rights agreement with the holder of the senior secured convertible note pursuant to which we agreed to provide certain registration rights with respect to the shares of common stock, the shares of common stock issuable upon conversion of the note, the shares of common stock issuable as interest shares under the note and shares of common stock issuable upon exercise of the warrant under the Securities Act of 1933, as amended.  The holder is entitled to demand registration of the above-mentioned shares of common stock after six months from the closing of the securities purchase agreement in certain circumstances.

The securities purchase agreement under which the senior secured convertible note and related securities were issued contains, among other things, covenants that may restrict our ability to obtain additional capital, to declare or pay a dividend or to engage in other business activities.  A breach of any of these covenants could result in a default under our senior secured convertible note, in which event the holder of the note could elect to declare all amounts outstanding to be immediately due and payable, which would require us to secure additional debt or equity financing to repay the indebtedness or to seek bankruptcy protection or liquidation.  The securities purchase agreement provides that we cannot do any of the following without the prior written consent of the holder:

•

directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, our common stock;

•

issue any additional notes or issue any other securities that would cause a breach or default under the senior secured convertible note;

•

issue or sell any rights, warrants or options to subscribe for or purchase common stock or directly or indirectly convertible into or exchangeable or exercisable for common stock at a price which varies or may vary with the market price of the common stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable conversion price with respect to the common stock into which any note is convertible or the then applicable exercise price with respect to the common stock into which any warrant is exercisable;

•

enter into or affect any dilutive issuance (as defined in the note) if the effect of such dilutive issuance is to cause us to be required to issue upon conversion of any note or exercise of any warrant any shares of common stock in excess of that number of shares of common stock which we may issue upon conversion of the note and exercise of the warrants without breaching our obligations under the rules or regulations of the principal market or any applicable eligible market;

•

liquidate, wind up or dissolve (or suffer any liquidation or dissolution);

•

convey, sell, lease, license, assign, transfer or otherwise dispose of all or any substantial portion of our properties or assets, other than transactions in the ordinary course of business consistent with past practices, and transactions by non-material subsidiaries, if any;

•

cause, permit or suffer, directly or indirectly, any change in control transaction as defined in the senior secured convertible note.

On November 2, 2006, we closed on a convertible note securities agreement dated October 28, 2006 with an individual that provided we issue to the convertible note holder (i) an unsecured convertible note in the principal amount of $1,000,000 representing the funding received by us from an affiliate of the convertible note holder on September 29, 2006, and (ii) four classes of warrants (A warrants, B warrants, C warrants and D warrants) which gave the convertible note holder the right to purchase a total of 5,500,000 shares of our common stock as described below.  The unsecured convertible note is due October 16, 2009 and bears an annual interest rate of 5%, payable semi-annually in cash or in shares of our common stock if certain conditions are satisfied.  The unsecured convertible note is convertible into shares of our common stock at a conversion price of $1.50 per share, convertible any time during the term of the note, and is subject to standard anti-dilution rights.

The original expiration date of the A Warrants and the B Warrants was to be one year after the effective date of a registration statement filed under the Securities Act registering the subsequent sale of shares received from exercise of the A warrants and B warrants, but was extended in connection with the exchange agreement described below.  The A warrants granted the convertible note holder the right to purchase up to 750,000 shares of common stock at an exercise price of $1.60 per share and the B warrants granted the convertible note holder the right to purchase up to 750,000 shares of common stock at an exercise price of $1.75 per share.  On December 3, 2008, all of the then unexercised A Warrants, which totaled 231,600 warrants, and all of the B Warrants expired unexercised.  The convertible note holder also received C warrants to purchase 2,000,000 shares of common stock and D warrants to purchase 2,000,000 shares of common stock, all of which have been cancelled as discussed below.

In October 2007, we entered into an exchange agreement with the convertible note holder.  Pursuant to the exchange agreement, we cancelled the C warrant holder’s right to acquire up to 2,000,000 shares of our common stock at $2.10 per share and the D warrant holder’s right to acquire up to 2,000,000 shares of our common stock at $3.00 per share in exchange for the issuance of 650,000 shares of our common stock.  At this time, the convertible note holder has no warrants to acquire shares of our common stock.

We have recently secured an additional customer that has the potential to replace partially the revenues lost from two of our three largest customers in 2008, but we do not yet know the extent of the work or services that we will be providing for this customer.  We anticipate that our negative cash flow will diminish as our new customers make projects and equipment available and as we are able to perform under their respective contracts.

Our monthly operating expenses, including our CodecSys technology research and development expenses, currently exceed our monthly net sales by approximately $600,000 per month.  Given this operating deficit, we estimate that our currently available capital resources will be exhausted in approximately 6 to 9 months if our current operations remained relatively constant.  We do not anticipate, however, that our operations will continue without material change in the near-term.  Specifically, management expects we will commence sales of our CodecSys CE 1000 and CE 100 products and derive increased revenue from our recently acquired Fortune 50 client.  We are also pursuing debt and equity financing from various sources.  To the extent sales and new financing expectations do not materialize, we intend to decrease operating expenses in order to preserve and extend our existing cash resources.  The foregoing estimates, expectations and forward-looking statements are subject to change as we make strategic operating decisions from time to time and as our expenses and sales fluctuate from period to period.

The amount of our operating deficit could decrease or increase significantly depending on strategic and other operating decisions, thereby affecting our need for additional capital.  We expect our operating expenses will continue to outpace our net sales until we are able to generate additional revenue.  Our business model contemplates that sources of additional revenue include (i) sales from our private communication network services, (ii) sales resulting from new customer contracts, and (iii) sales, licensing fees and/or royalties related to commercial applications of our CodecSys technology, including from our IBM license agreement.

Our long-term liquidity is dependent upon execution of our business model and the realization of additional revenue and working capital as described above, and upon capital needed for continued commercialization and development of the CodecSys technology.  Commercialization and future applications of the CodecSys technology are expected to require additional capital estimated to be approximately $2.0 million annually for the foreseeable future.  This estimate will increase or decrease depending on specific opportunities and available funding.

To date, we have met our working capital needs primarily through funds received from sales of our common stock and from convertible debt financings.  Until our operations become profitable, we must continue to rely on external funding.  We expect additional investment capital to come from (i) the exercise of outstanding warrants to purchase our capital stock currently held by existing warrant holders; (ii) additional private placements of our common stock with existing and new investors; and (iii) the private placement of other securities with institutional investors similar to those institutions that have provided funding in the past.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which establishes specific criteria for the fair value measurements of financial and nonfinancial assets and liabilities that are already subject to fair value under current accounting rules.  SFAS 157 also requires expanded disclosures related to fair value measurements.  In February 2008, the FASB approved FASB Staff Position (FSP) FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”) which allows companies to elect a one-year delay in applying SFAS 157 to certain fair value measurements of non-financial instruments, except for those recognized or disclosed at fair value on at least an annual basis.  We elected the delayed adoption date for the portions of SFAS 157 impacted by FSP 157-2 and, as a result, we partially adopted SFAS 157 on January 1, 2008.  The partial adoption of SFAS 157 was prospective and did not have a significant effect on our consolidated financial statements.  See Note 7 for information about fair value measurements.  We are currently evaluating the impact of applying the deferred portion of SFAS 157 to the nonrecurring fair value measurements of our nonfinancial assets and nonfinancial liabilities.  In accordance with FSP 157-2, the fair value measurements for these items will be adopted effective January 1, 2009.

In October 2008, the FASB issued Staff Position 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP SFAS 157-3”).  FSP SFAS 157-3 provides guidance on how management's internal cash flow and discount rate assumptions should be considered when measuring fair value when relevant observable data does not exist, how observable market information in a market that is not active should be considered when measuring fair value and how the use of market quotes should be considered when assessing the relevance of observable and unobservable data available to measure fair value.  We have incorporated the considerations of FSP SFAS 157-3 in our assessment of the fair value of our ARPS as of December 31, 2008.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of SFAS 115” (“SFAS 159”).  SFAS 159 permits a company to voluntarily elect to use fair value, instead of historic or original cost, to account for certain financial assets and liabilities.  The fair value option is designated on an item-by-item basis, is irrevocable and requires that changes in fair value in subsequent periods be recognized in earnings in the period of change.  We adopted SFAS 159 on January 1, 2008.  The adoption had no impact on our consolidated financial statements as we did not make a fair value election for any of our existing financial assets and liabilities.  Any election to use the fair value method for future eligible transactions will be made on a case-by-case and instrument-by-instrument basis.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”).  Under SFAS 141R, an entity is required to recognize the assets acquired, liabilities assumed, contractual contingencies, and contingent consideration at their fair value on the acquisition date.  It further requires that acquisition-related costs be recognized separately from the acquisition and expensed as incurred, restructuring costs generally be expensed in periods subsequent to the acquisition date, and changes in accounting for deferred tax asset valuation allowances and acquired income tax uncertainties after the measurement period impact income tax expense.  In addition, acquired in-process research and development is capitalized as an intangible asset and amortized over its estimated useful life.  The adoption of SFAS 141R will change our accounting treatment for business combinations on a prospective basis beginning in the first quarter of fiscal year 2009.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated.  SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008.  We do not expect that the adoption of SFAS 160 will have a significant impact on our consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“SFAS 161”), which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting.  SFAS 161 is effective for fiscal years beginning after November 15, 2008.  We are currently evaluating the impact of SFAS 161 on our consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”).  SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  The statement establishes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.  This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  We do not believe implementation of SFAS 162 will have a material impact on our consolidated financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60” (“SFAS 163”).  SFAS 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claim liabilities.  This statement also requires expanded disclosures about financial guarantee insurance contracts.  SFAS 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years.  We do not expect that the adoption of SFAS 163 will have a material impact on our consolidated financial statements.

In June 2008, the FASB issued FASB Staff Position Emerging Issues Task Force (EITF) No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF No. 03-6-1”).  Under FSP EITF No. 03-6-1, unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two-class method of computing EPS.  FSP EITF No. 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and is not expected to have a significant impact on our consolidated financial statements.

In May 2008, the FASB issued FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including Partial Cash Settlement” (“FSP APB 14-1”).  FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon conversion are not addressed by APB Opinion No. 14 and specifies that issuers of such instruments should separately for the liability and equity components in a matter that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.  FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years.  We are currently assessing the impact of the adoption of FSP APB 14-1 on our consolidated financial statements.

In April 2008, the FASB issued FASB Staff Position No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP No. 142-3”) to improve the consistency between the useful life of a recognized intangible asset (under SFAS No. 142) and the period of expected cash flows used to measure the fair value of the intangible asset (under SFAS No. 141(R)).  FSP No. 142-3 amends the factors to be considered when developing renewal or extension assumptions that are used to estimate an intangible asset’s useful life under SFAS No. 142.  The guidance in the new staff position is to be applied prospectively to intangible assets acquired after December 31, 2008.  In addition, FSP No. 142-3 increases the disclosure requirements related to renewal or extension assumptions.  We are currently assessing the impact of the adoption of FSP No. 142-3 on our consolidated financial statements.

We have reviewed all other recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on our consolidated financial statements.  Based on that review, we believe that none of these pronouncements will have a significant effect on our current or future consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates.  We do not issue financial instruments for trading purposes or have any derivative financial instruments.  As discussed herein, however, the embedded conversion feature and prepayment option of our senior secured convertible note and related warrants and our unsecured convertible note and related warrants are deemed to be derivatives and are subject to quarterly “mark-to-market” valuations.

We have investments in auction rate preferred securities, which are classified as available-for-sale securities and reflected at fair value.  Due primarily to instability in the credit markets, we have classified $2,650,000 of these investments as non-current assets in the consolidated balance sheet as of December 31, 2009 included elsewhere herein.  For a complete discussion on auction rate preferred securities, including our methodology for estimating their fair value, see Note 10 to the consolidated financial statements included elsewhere herein.

Our cash and cash equivalents are also exposed to market risk.  However, because of the short-term maturities of our cash and cash equivalents, we do not believe that an increase in market rates would have any significant impact on the realized value of our cash and cash equivalent investments.  We currently do not hedge interest rate exposure and are not exposed to the impact of foreign currency fluctuations.

BUSINESS

Background

We were organized as a Utah corporation under the name “Laser Corporation” in 1983.  Laser Corporation completed a public offering and registered its class of common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.  In July 2003, Laser Corporation discontinued its laser equipment business and ceased active operations.

On October 1, 2003, Laser Corporation completed the acquisition of BI Acquisitions, Inc., or BI, pursuant to a stock exchange agreement among Laser Corporation, BI and the shareholders of BI.  Under the stock exchange agreement, Laser Corporation issued shares of its common stock to the shareholders of BI in exchange for all of the issued and outstanding shares of BI.  As a result of the transaction, (i) the BI shareholders acquired, in the aggregate, 98% of the equity ownership of Laser Corporation, (ii) BI became a wholly-owned subsidiary of Laser Corporation, and (iii) Laser Corporation recommenced active operations by continuing BI’s business of managing private satellite communication networks and providing video and audio production services.  For accounting purposes, the transaction was treated as a reverse acquisition of Laser Corporation by BI.

On January 13, 2004, pursuant to the stock exchange agreement, the name of our corporation was changed from Laser Corporation to “Broadcast International, Inc.” and a 10:1 reverse stock split of our common stock was effected.  References used herein to “we,” “our,” “us” and “Broadcast International” refer to Broadcast International, Inc. and our consolidated subsidiaries.

On May 18, 2004, we acquired a majority ownership interest in IDI pursuant to the confirmation of IDI’s plan of reorganization under the federal bankruptcy laws.  Prior to the plan of reorganization, we had assumed operating control of IDI and its business of developing and commercializing the CodecSys technology.  Under the plan of reorganization, we agreed to issue shares of our common stock and pay cash to creditors of IDI in exchange for shares of the common stock of IDI representing majority ownership of IDI.  Since confirmation of the plan of reorganization, the operations of IDI have been consolidated with those of Broadcast International.

Prior to the IDI plan of reorganization, Broadcast International and IDI entered into various transactions with Streamware Solutions AB, a licensee of the CodecSys technology.  These transactions were effected in February 2004 in order to clarify IDI’s rights to such technology and limit Streamware’s license.  Pursuant to the transactions with Streamware, we issued shares of our common stock and stock options to certain Streamware principals and shareholders.

Following the IDI plan of reorganization, we entered into settlement agreements with the IDI co-founders and certain entities affiliated with the co-founders.  These agreements were effected in September 2004 in order to consolidate the ownership and control of the CodecSys technology, to settle outstanding disputes and to satisfy certain obligations of the parties reflected in the plan of reorganization.  Pursuant to the settlement agreements, we cancelled a prior agreement with the co-founders, terminated various obligations to the affiliates of the co-founders, and issued stock options and made a cash payment to the IDI co-founders.  In return, the co-founders surrendered their stock in IDI for cancellation.

The plan of reorganization and consolidation of IDI, including the related transactions with Streamware and the settlement agreement with the co-founders of IDI, as summarized above, were material transactions affecting Broadcast International in 2004.  Each of these transactions is more fully described in Note 5 of the audited financial statements, notes to consolidated financial statements included elsewhere in this prospectus.

Overview

We install, manage and support private communication networks for large organizations that have widely-dispersed locations or operations.  Our enterprise clients use these networks to deliver training programs, product announcements, entertainment and other communications to their employees and customers.  We use a variety of delivery technologies, including satellite, Internet streaming and WiFi, depending on the specific needs and applications of our clients.  All of the communication networks we work with utilize industry standard products and equipment sold by other companies.  We sell a limited number of proprietary network products in connection with the services we provide.  We also offer audio and video production services for our clients.

We own proprietary video compression technology that we have trademarked “CodecSys.”  Video compression is the process by which video content is converted into a digital data stream for transmission over satellite, cable, Internet or wireless networks.  Today, video compression is generally accomplished by using a single technique or computer formula to create a particular data stream.  Our CodecSys technology is a video operating system that uses multiple techniques or computer formulas to create a particular data stream.  With CodecSys, video content may be transmitted over decreased bandwidth while maintaining media quality.  We believe our CodecSys technology will offer significant efficiencies and cost savings associated with video content transmission and storage.

On November 15, 2007, we entered into a two-year license agreement with IBM pursuant to which we will license our patented CodecSys technology for use by IBM in video encoders that IBM intends to manufacture and sell.  The first version of the IBM video encoder is completed in a commercially deployable form for sales in 2009.  The IBM agreement is our first significant license of the CodecSys technology for use in a commercial application.  We believe this agreement may hold substantial revenue opportunities for our business.  Although IBM has commenced marketing and sales activities with respect to products incorporating our CodecSys technology, no sales of products have been made and we have not derived any material revenue from our CodecSys technology to date.

After completion of our senior secured convertible note financing in December 2007, we made the decision to increase our spending for development in an attempt to complete the porting of our CodecSys technology to the IBM platform and to make the product ready for sale.  To accomplish these goals, we increased our engineering staff, acquired additional equipment to facilitate the development process, purchased additional codecs for use in our encoding system and engaged outside engineering firms to perform development services.  These development initiatives resulted in substantially increased research and development expenditures for 2008.

We continue to develop the CodecSys technology for a variety of applications, including Internet streaming, satellite encoding and transmitting video content to cellular phones and other hand-held electronic devices.  Commercialization and future applications of the CodecSys technology are expected to require additional capital estimated to be approximately $2.0 million annually, which is significantly less than we incurred for development in 2008.  This estimate may increase or decrease depending on specific opportunities and available funding.

Products and Services

Following are some of the ways in which businesses utilize our services.

Internal Business Applications

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Deliver briefings from the CEO or other management

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Launch new products or services

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Present new marketing campaigns

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Train employees

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Announce significant changes or implement new policies and procedures

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Respond to crisis situations

External Business Applications

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Make promotional presentations to prospective customers or recruits

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Provide product/service training to customers

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Train and communicate with sales agents, dealers, VARs, franchisees, association members, etc.

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Sponsor satellite media tours

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Provide video/audio news releases

Satellite-Based Services

We utilize satellite technology for various business training and communication applications.  The list that follows describes the comprehensive offering of products and services that attracts companies in need of a satellite solution.

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Network design and engineering

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Receiving equipment and installation

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Network management

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24/7 help desk services

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On-site maintenance and service

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Full-time or occasional transponder purchases (broadcast time)

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Uplink facilities or remote SNG uplink trucks

Streamed Video Hosting Services

Until the last few years, satellite was the only technology that could deliver quality point to multi point video for business applications.  Now, with the advancement of streaming technologies and the increase of bandwidth, the Internet provides an effective platform for video-based business training and communications.  Our management believes that the Internet will become a major means of broadband business video delivery.  Consequently, we have invested in the infrastructure and personnel needed to be a recognized provider of Internet-based services.  Following are the services we currently provide:

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Dedicated server space

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High-speed, redundant Internet connection

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Secure access

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Seamless links from client's website

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Customized link pages and media viewers

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Testing or self-checks

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Interactive discussion threads

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Participation/performance reports for managers/administrators

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Notification of participants via email

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Pay-per-view or other e-commerce applications

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Live events

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24/7 technical support

Production and Content Development Services

To support both satellite and Internet-based delivery platforms, we employ professional production and content development teams and operate full service video and audio production studios.  A list of support services follows:

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In-studio or on-location video/audio production

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Editing/post-production

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Instructional design

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Video/audio encoding for Internet delivery

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Conversion of text or PowerPoint to HTML

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Alternative language conversion

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Access to “off-the-shelf” video training content

Service Revenue

We generate revenue by charging fees for the services we provide, and/or by selling equipment and satellite time.  A typical satellite network generates one-time revenues from the sale and installation of satellite receivers and antennas and monthly revenues from network management services.  On-site maintenance/service, production fees, and occasional satellite time are charged as they are used.

For Internet-based services, we charge customers monthly fees for hosting content, account management, quality assurance and technical support, if requested.  For delivery of content, we generally charge a fee every time a person listens to or watches a streamed audio or video presentation.  Encoding, production and content creation or customization are billed as these services are performed.  We have also entered into content development partnerships with professional organizations that have access to subject matter experts.  In these cases, we produce web-based training presentations and sell them on a pay-per-view basis, sharing revenues with the respective partner.

In the process of creating integrated technology solutions, we have developed proprietary software systems such as our content delivery system, incorporating site, user, media and template controls to provide a powerful mechanism to administer content delivery across multiple platforms and to integrate into any web-based system.  We use our content delivery system to manage networks of thousands of video receiving locations for enterprise clients.

The percentages of revenues derived from our different services fluctuate depending on the customer contracts entered into and the level of activity required by such contracts in any given period.  Of our net sales in 2008, approximately 84% were derived from satellite–based services and approximately 16% were derived from product and content development and all other services.

Our network management and support services are generally provided to customers by our operations personnel located at our corporate headquarters.  Our production and content development services are generally provided by our personnel from our production studio.  We generally contract with independent service technicians to perform our installation and maintenance services at customer locations throughout the United States.

CodecSys Technology

We own proprietary video compression technology that we trademarked as “CodecSys” and are developing commercial applications for the technology.  Video compression is the process by which video content is converted into a digital data stream for transmission over satellite, cable, Internet or wireless networks.  Today, video compression is generally accomplished by using a single technique or computer formula to create a particular data stream.  Our CodecSys technology uses multiple techniques or computer formulas to create a particular data stream.  With CodecSys, video content may be transmitted over decreased bandwidth while maintaining media quality.

In today's market, any video content designed to be distributed via satellite, cable, the Internet and other methods must be encoded into a digital stream using any one of numerous codecs.  The most commonly used codecs are now MPEG2, MPEG4, and H.264.  When new codecs are developed that perform functions better than the current standards, all of the video content previously encoded in the old format must be re-encoded to take advantage of the new codec.  Our CodecSys technology eliminates obsolescence in the video compression marketplace by integrating new codecs into its library.  Using a CodecSys switching system to utilize the particular advantages of each codec, we may utilize any new codec as it becomes available by including it in the application library.  Codec switching can happen on a scene-by-scene or even a frame-by-frame basis.

We believe the CodecSys technology represents an unprecedented shift from currently used technologies for two important reasons.  First, CodecSys allows a change from using only a single codec to compress video content to using multiple codecs and algorithms in the compression and transmission of content.  The CodecSys system selects dynamically the most suitable codecs available from the various codecs stored in its library to compress a single video stream.  As a video frame, or a number of similar frames (a scene), is compressed, CodecSys applies the optimized codec from the library that best compresses that content.  CodecSys repeats the selection throughout the video encoding process, resulting in the use of numerous codecs on a best performance basis.  The resulting file is typically substantially smaller than when a single codec compression method is used.

The second important distinction is that CodecSys is a software encoding system that can be upgraded and improved without changing the hardware on which it is resident much as a personal computer can have its application software upgraded and changed without replacing the equipment.  Currently, all video encoders utilize an application specific integrated circuit (ASIC) chip as the encoding engine and when new developments are made, the customer must purchase new hardware to take advantage of the changes.  We believe that having a software based encoding product will slow hardware obsolescence for the customer and be a competitive advantage for us.

New Products and Services

In November 2007, we entered into a two-year license agreement with IBM pursuant to which we will license our patented CodecSys technology for use by IBM in video encoders that IBM intends to manufacture and sell.  The initial version of the IBM video encoder is completed in a commercially deployable form for sales in 2009 and will be marketed as the ”CE 1000.”  The CE 1000 does not have all of the codecs we intend to use in future versions.  Potential customers have requested that our software include an MPEG 2 codec, and we are in the process of integrating an MPEG 2 in the next version, which we intend to market as the “CE 2000.”  The IBM agreement is our first significant license of the CodecSys technology for use in a commercial application.  We believe this agreement may hold substantial revenue opportunities for our business.  IBM has commenced marketing and sales activities with respect to an encoder incorporating our CodecSys technology, and we have deployed “proof of concept” units at potential customers.  No sales of products, however, have been made, and we have not derived any material revenue from our CodecSys technology to date.

We have also licensed our CodecSys technology to a Japanese software engineering firm which has developed a single channel video encoder for use by customers who are not traditional broadcasters, such as customers with sporting venues who desire to broadcast real time events, but only need a single channel to do so.  Our Japanese licensee markets the “store and forward” version of this product as the “CE 100” which is currently ready for sale.  A version that is capable of live encoding, which is also ready for sale, will be marketed as the “CE 200.”

We have also commenced development of our CodecSys technology for application on processor platforms other than IBM and have prototypes working on such other processor platforms.  To date, we do not have a commercially deployable product on such other platforms, but believe that products will be available for sale in the third quarter of 2009.

We continue to develop the CodecSys technology for a variety of applications, including Internet streaming, satellite encoding and transmitting video content to cellular phones and other hand-held electronic devices.  Commercialization and future applications of the CodecSys technology are expected to require additional capital estimated to be approximately $2.0 million annually, which is significantly less than we incurred for development in 2008.  This estimate may increase or decrease depending on specific opportunities and available funding.

Following are examples with brief descriptions of various applications of the CodecSys technology that have been identified by management.

Video Conferencing Product

Our first product utilizing the CodecSys technology is an Internet-based video conferencing product.  This product provides point-to-point and multi-party video conferencing at significantly reduced bandwidth and accompanying costs with video quality equal to or better than other commercially available equipment.  Because of the benefits associated with this product, we believe there are revenue opportunities to sell this product to enterprise customers desiring a competitively priced videoconference product that utilizes existing Internet connections.

Internet Streaming

Using CodecSys, customers are expected to be able to customize and optimize different streams, platforms and channels, including broadband, dial-up connections, landline, satellite and wireless.  Commercial quality video and stereo audio at low bandwidths is anticipated to provide a compelling competitive advantage in applications such as video-on-demand, distance learning and remote monitoring.  We anticipate realizing licensing fees and revenue from vendors of video-on-demand, distance learning and remote monitoring products and services who desire to reduce their distribution costs associated with such products and services while maintaining or improving the quality of their transmissions.  We have commenced providing Internet streaming of live sporting events for college athletic conferences as well as some professional sports teams. To date, we have not derived significant revenue from these services, but the limited number of events we have streamed were done profitably.  We intend to expand our marketing efforts for these services in 2008.

Satellite Encoding

We are currently developing a satellite encoder product that utilize the CodecSys technology.  We expect to use the product in connection with satellite transmissions over our private communication networks, thereby providing customers with reduced satellite transmission time and corresponding cost savings.  We plan to generate additional revenue by selling our private communication network satellite services to enterprise clients who are particularly cost-sensitive to such services.  We may also sell the satellite encoder product to other satellite transmission vendors and service providers who desire to reduce satellite transmission time and resulting costs.

Transmitting video content to cellular phones and other hand-held electronic devices

Video content that is currently being transmitted to cellular phones, PDAs and other hand-held electronic devices is currently limited by bandwidth and quality constraints.  We believe that our CodecSys technology will mitigate these constraints and offer higher quality transmissions with lower bandwidth requirements, thereby allowing enhanced video content, including full motion music videos, advertisements, sporting highlights and movie trailers.  We intend to generate additional revenue by licensing our technology to video content providers in these applications.

Research and Development

We have spent substantial amounts in connection with our research and development efforts.  These efforts have been dedicated to the development and commercialization of the CodecSys technology.  For the year ended December 31, 2007, we recorded research and development in process expenses of approximately $1,275,000.  We increased research and development expenditures in 2008 to approximately $5,083,000.  Because of our current liquidity position and capital budgeting plans, our cash resources are expected to be sufficient to support future research and development activities although not at the levels incurred in 2008.  Management estimates we will incur approximately $2.0 million annually in research and development expenses as we pursue commercialization applications for our technology as described above.  This estimate will increase or decrease depending on specific opportunities and available funding.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

Intellectual Property Protection

Because much of our future success and value depends on the CodecSys technology, our patent and intellectual property strategy is of critical importance.  Two provisional patents describing the technology were filed on September 30, 2001.  We have filed for patent protection in the United States and various foreign countries.  Our initial U.S. patent related to the CodecSys technology was granted by the U.S. Patent and Trademark Office, or PTO, in August 2007.  Three additional patents have been issued by the PTO.  As of March 1, 2009, we also had seven issued foreign patents and 25 pending patent applications, including U.S. and foreign counterpart applications.

We have identified additional applications of the technology, which represent potential patents that further define specific applications of the processes that are covered by the original patents.  We intend to continue building our intellectual property portfolio as development continues.

We have registered the “CodecSys” trademark with the PTO, and seek to protect our know-how, trade secrets and other intellectual property through a variety of means, including confidentiality agreements with our employees, customers, vendors, and others.

Major Customers

A small number of customers account for a large percentage of our revenue.  Sales revenues from our three largest customers accounted for approximately 50% of total revenues for 2008 and 58% of total revenues for 2007.  The three largest customers in 2008 are not the same as the three largest customers in 2007.  In 2008, we lost two of what had been our three largest customers, although the contract for one of those customers did not expire until the end of 2008 and there was no negative impact on our revenues in 2008 from this customer.  Any material reduction in revenues generated from any one of our largest customers could harm our results of operations, financial condition and liquidity.  Our largest customers may not continue to purchase our services and may decrease their level of purchases. Our largest customer in 2008 will not continue as a customer in 2009. To the extent that our largest customer no longer uses our services, revenues will decline substantially, which would harm our business unless we can replace that customer with another similarly large customer.

On December 29, 2008, we entered into a three-year contract with a Fortune 50 company in the financial services field to provide various services, including satellite broadcast services, digital signage, and music services to the client’s more than 6,000 retail and administrative locations throughout North America.  The client’s satellite network is used to transmit corporate training as well as point-of-sale promotional media.  Although the services are scheduled to begin in 2009, the services will only be phased in to certain locations over the term of the contract as requested by the client.  Therefore, we do not yet know the extent of the work or services that we will be providing for this client.

Competition

The communications industry is extremely competitive.  In the private satellite network market, there are many firms that provide some or all of the services we provide.  Many of these competitors are larger than us and have significantly greater financial resources.  In the bidding process for potential customers, many of our competitors have a competitive advantage in the satellite delivery of content because many own satellite transponders or otherwise have unused capacity that gives them the ability to submit lower bids than we are able to make.  In the satellite network and services segment, we compete with Convergent Media Systems, Globecast, IBM, Cisco, TeleSat Canada and others.  With respect to video conferencing, we compete with Sony, Polycom, Tandberg and others.

There are several additional major market sectors in which we plan to compete with our CodecSys technology, all with active competitors.  These sectors include the basic codec technology market, the corporate enterprise and small business streaming media market, and the video conferencing market.  These are sectors where we may compete by providing direct services.  Competition in these new market areas will also be characterized by intense competition with much larger and more powerful companies, such as Microsoft and Yahoo, which are already in the video compression and transmission business.  Many of these competitors already have an established customer base with industry standard technology, which we must overcome to be successful.

The video encoder to be sold by IBM for which we have licensed our technology will compete directly against video encoders manufactured and sold by a number of competitors, including Tandberg, Harmonic Scientific Atlanta, Motorola, and Thomson.  IBM has never produced a video encoder to compete in this market.  To the extent IBM is unsuccessful in entering this new market, we will not derive the amount of licensing revenue currently anticipated by management.

On a technology basis, CodecSys competition varies by market sector, with codecs and codec suppliers like Microsoft Windows Media Player, Real Networks' Real Player, Apple, QuickTime, MPEG2, MPEG4, On2, DivX and many others.  There are several companies, including Akamai, Inktomi, Activate and Loudeye, that utilize different codec systems.  These companies specialize in encoding, hosting and streaming content services primarily for news/entertainment clients with large consumer audiences.  All are larger and have greater financial resources than we have.

Employees

We currently employ 35 full-time personnel at our executive offices and studio facilities in Salt Lake City, Utah, and 3 employees in Folsom, California.  In January 2009, we reduced our employee count by terminating 12 individuals, most of whom worked in technical positions.  We engage voice and production talent on an “as needed” basis at our recording studios and employ the services of independent sales representatives.

Government Regulation

We have seven licenses issued by the Federal Communications Commission for satellite uplinks, Ethernet, radio connections and other video links between our facilities and third-party uplinks.  Notwithstanding these licenses, all of our activities could be performed outside these licenses with third-party vendors.  All material business activities are subject to general governmental regulations with the exception of actual transmission of video signals via satellite.

Properties

Our executive offices are located at 7050 Union Park Ave., Suite 600, Salt Lake City, Utah 84047.  We occupy the space at the executive offices under a 36 month lease, the term of which ends October 31, 2010.  The lease covers approximately 13,880 square feet of office space leased at a rate of $25,159 per month.  Our production studio is located at 6952 South 185 West, Unit C, Salt Lake City, Utah 84047, and consists of approximately 15,200 square feet of space leased under a multi-year contract at a rate of $8,797 per month.  We occupy the studio on a month to month basis.  We also occupy 1,630 square feet of office space located at 160 Blue Ravine, Folsom, California 95630, on a month-to-month basis, at a cost of $2,600 per month.  We use this space for development of our CodecSys technology.  We have no other properties.

Legal Proceedings

We have been named as a defendant in a lawsuit containing certain breach of contract claims.  The plaintiff alleges damages in the amount of $120,000 plus warrants to acquire 120,000 shares of our common stock at an exercise price of $3.25 per share.  We believe these claims are meritless and intend to defend the lawsuit vigorously.  To the knowledge of management, no other litigation has been filed or threatened.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the names, ages and positions of our executive officers and directors:

Name	Age	Position
William Davidson, Ph.D……………………..	56	Chairman of the Board
Rodney M. Tiede……………………………..	46	Chief Executive Officer, President, and Director
James E. Solomon,…………………………..	59	Chief Financial Officer, Secretary, and Director
Kirby D. Cochran……………………………..	53	Director
Richard Benowitz…………………………….	57	Director
William Boyd………………………………….	65	Director

William Davidson, Ph.D. has been our chairman of the board and a director since February 2006.  Since 1984, Dr. Davidson has been president of MESA Research, a management consulting firm which he founded.  From 1985 to 1998, he served as a tenured Professor of Management at the Marshall School of Business, University of Southern California.  Dr. Davidson held leadership responsibilities in Deloitte & Touche LLP's telecom and media management consulting practice from 1996 to 1998.  Dr. Davidson earned an A.B. in Economics, a Masters in Business Administration Degree and a Doctorate Degree in Business Administration, all from Harvard University.

Rodney M. Tiede has been our chief executive officer, president and a director since the BI acquisition in October 2003.  From August 2000 to the present, Mr. Tiede has been the president, chief executive officer and a director of BI, a wholly-owned subsidiary.  From April 2003 to the present, Mr. Tiede has also been the chief executive officer and a director of Interact Devices, Inc., or IDI, a consolidated subsidiary.  From November 1987 to August 2000, Mr. Tiede was employed as director of sales, vice president and general manager of Broadcast International, Inc., the predecessor of BI.  Mr.

Tiede received a Bachelor of Science Degree in Industrial Engineering from the University of Washington in 1983.

James E. Solomon has been a director of ours since September 2005 and has been our chief financial officer and secretary since October 2008.  From 1995 to January 2002, Mr. Solomon was a business consultant primarily for emerging growth companies.  In January 2002, he formed Corporate Development Services, Inc., a business consulting firm, and has served as President since its formation.  From June 1993 to the present, Mr. Solomon has been an adjunct professor at the Graduate School of Business at the University of Utah.  Mr. Solomon serves on the Board of Directors of Nevada Chemicals, Inc., a public company, as well as several privately-held companies. Mr. Solomon received a Bachelor of Science Degree in Finance from the University of Utah in 1972.  Mr. Solomon became a certified public accountant in 1974.

Kirby D. Cochran has been a director of ours since February 2006.  For the past six years, Mr. Cochran has been an angel investor and business consultant, assisting growth stage companies with their strategy and operations.  From May 1999 to May 2005, he taught graduate school as an adjunct professor in the Business and Finance Departments at the University of Utah.  Mr. Cochran holds a Masters in Business Administration Degree from North Dakota State University.

Richard Benowitz has been a director of ours since June 2007.  From 2003 to the present, Mr. Benowitz has been a partner of PickBen Gro Partners, a private general partnership that has been a partner in Culver Studios Partnership, which is a private partnership that owns, operates, leases and develops the Culver City Studios in Culver City, California, where movies and television shows are filmed.  He was the General Manager of the Culver City Studios from March 2005 to November 2007 and was responsible for overall operations of the studio and development of real estate adjacent to the studio.  From 1998 to the present, he has been a partner in PBGroup Partners, which is a private real estate development partnership that is a partner in Westside Studios, a development partnership engaged in the acquisition and development of residential housing in New York City.

William Boyd has been a director of ours since November 2007.  Mr. Boyd has served as the Chairman of the Board of Agility Recovery Solutions, a privately held disaster recovery and business continuity company since 2006.  He was CEO of Muzak Corporation from 1996 to 2000 and continued with Muzak in an advisory executive position and on the Board until August 2006.  He became associated with Muzak Corporation in 1968 as a sales representative and continued as a manager and franchise owner until he became CEO in 1996.  Mr. Boyd received a Bachelor of Arts degree in political science in 1963 from Beloit College in Wisconsin.

Our directors generally serve until the next annual or special meeting of shareholders held for the purpose of electing directors.  Our officers generally serve at the discretion of the board of directors.  One of our directors, Mr. Tiede, is an employee who serves as our chief executive officer and president.  The employment service of Mr. Tiede and Mr. Benson is governed by the terms of their respective employment contracts discussed under the caption “Employment Contracts” below.

As noted above, several of our current and former executive officers and directors have served as officers and directors of BI since August 2000 and as officers and directors of IDI since April 2003.  During 2001 and 2002, BI entered into various licensing agreements with IDI and purchased shares of convertible preferred stock of IDI.  Management of BI determined that the CodecSys technology being developed by IDI represented a significant opportunity for BI and its future business prospects.  By April 2003, the financial condition of IDI had deteriorated significantly and BI provided a line of credit to IDI to sustain its operations.  At such time, BI also assumed operational control of IDI.  By October 2003, management of BI realized that IDI could not survive on its own notwithstanding the financial support provided by BI.  Accordingly, IDI filed for bankruptcy protection under chapter 11 of the federal bankruptcy code on October 23, 2003.  Over the next seven months, IDI continued its limited operations and designed a bankruptcy plan of reorganization which was confirmed on May 18, 2004.  Under the plan of reorganization, Broadcast International issued shares of our common stock to creditors of IDI and assumed certain liabilities of IDI in exchange for shares of the common stock of IDI representing majority ownership of IDI.  Since confirmation of the plan of reorganization, the operations of IDI have been consolidated with ours.

Board and Committee Matters

During 2008, the board of directors held eight meetings and took three separate actions by unanimous written consent resolution.  Each serving director attended at least 75% of the board meetings.  The board of directors is accountable to our shareholders to build long-term financial performance and value.  The board of directors’ responsibilities include overseeing the business and affairs of our company, hiring and evaluating our chief executive officer; providing guidance, counsel and direction to management in formulating and evaluating operational strategies; monitoring our company’s performance and capital requirements; and ensuring adherence to ethical practices and compliance with federal and state laws, including providing full and fair disclosure to shareholders pursuant to SEC regulations.  We encourage, but do not require, directors and director nominees to attend shareholder meetings.  At our 2008 annual meeting of shareholders, all of our six directors attended the meeting.

We maintain an audit committee, a compensation committee, and a governance and nominating committee of the board, each of which is discussed below.  Our board has determined that each of our current directors is “independent” under the definition of independence in Rule 4200(a)(15) of the NASDAQ listing standards, except for Mr. Tiede, our chief executive officer and president, and Mr. Solomon, our chief financial officer and secretary.

In making its determination of director independence for Messrs. Benowitz and Boyd, the board considered (i) the warrants that were granted to these individuals pursuant to consulting agreements prior to the time they were appointed to the board, (ii) the nature of the services rendered pursuant to the consulting agreements, and (iii) the value of the warrants at the times the warrants were granted.  The exercise prices of the warrants were equal to the respective market prices of our common stock on the dates of grant.  Given this factor, the treatment of the grants under applicable tax law, and the speculative nature of any potential value, the board determined that the fair values of the warrants, for evaluating director independence, did not begin to approach the values recognized by the company for financial statement reporting purposes, in accordance with FAS 123(R).  Moreover, the board noted that the warrants granted to Mr. Benowitz have been cancelled.  Under the NASDAQ definition of independence, a director is not deemed to be independent if the director has accepted any compensation from the company in excess of $100,000 during any twelve-month period within the three years preceding the determination of independence, other than compensation for board services and certain other exceptions.  The board concluded that the warrants did not constitute compensation in excess of $100,000 in its determination of independence for Messrs. Benowitz and Boyd.

Regarding the determination of director independence for Messrs. Davidson and Cochran, the board evaluated (i) the special award of stock options made during 2007, (ii) the nature of the director services provided by these directors, and (iii) the value of the stock options at the times the options were granted.  The exercise prices of the options were equal to the respective market prices of our common stock on the dates of grant.  Although the board’s analysis with respect to the stock options granted to Messrs. Davidson and Cochran was similar to the analysis summarized above for the warrants issued to Messrs. Benowitz and Boyd, the board recognized the specific exception for board service compensation under the NASDAQ definition.  The board concluded that the special award of stock options during 2007 did not constitute non-exempt compensation in excess of $100,000 in its determination of independence for Messrs. Davidson and Cochran.

Audit Committee and Financial Expert

Our audit committee was established in September 2005 and currently includes Messrs. Benowitz, Cochran and Boyd.  Mr. Boyd serves as chairman of the audit committee.  The functions of the audit committee include recommending an independent registered public accounting firm to audit our annual financial statements; reviewing the independence of our auditors, the financial statements and the auditors’ report; and reviewing management’s administration of our system of internal control over financial reporting and disclosure controls and procedures.  The board of directors has adopted a written audit committee charter.  A current copy of the audit committee charter is available to security holders on our website at www.brin.com.  The audit committee met eight times during 2008 with each serving committee member attending at least 75% of the meetings.  Our board has determined that each of the members of the audit committee is “independent” under the definition of independence in Rule 4200(a)(15) of the NASDAQ listing standards.  For a description of certain factors considered by the board in making its determination of independence, see the discussion under “Board and Committee Matters” above.

Our board of directors has determined that William Boyd meets the requirements of an “audit committee financial expert” as defined in applicable SEC regulations.

Compensation Committee

Our compensation committee was established in October 2005 and currently includes Messrs. Cochran, Davidson and Benowitz.  Mr. Cochran serves as chairman of the compensation committee.  The functions of the compensation committee include reviewing and approving corporate goals relevant to compensation for executive officers; evaluating the effectiveness of our compensation practices; evaluating and approving the compensation of our chief executive officer and other executives; recommending compensation for board members; and reviewing and making recommendations regarding incentive compensation and other employee benefit plans.  The board of directors has adopted a written compensation committee charter.  A current copy of the compensation committee charter is available to security holders on our website at www.brin.com.  The compensation committee met four times during 2008 with each serving committee member having attended every meeting.  Our board has determined that each of the members of the compensation committee is “independent” under the definition of independence in Rule 4200(a)(15) of the NASDAQ listing standards.  For a description of certain factors considered by the board in making its determination of independence, see the discussion under “Board and Committee Matters” above.

Conflict of Interest Policy

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire that requires disclosure of any transactions with our company, including related person transactions reportable under SEC rules, in which the director or executive officer, or any member of her or her immediate family, have a direct or indirect material interest.  Under our company’s standards of conduct for employees, all employees, including the executive officers, are expected to avoid conflicts of interest.  Pursuant to our code of ethics for the chief executive officer and senior finance officers (as discussed below), such officers are prohibited from engaging in any conflict of interest unless a specific exception has been granted by the board.  All of our directors are subject to general fiduciary standards to act in the best interests of our company and our shareholders.  Conflicts of interest involving an executive officer or a director are generally resolved by the governance and nominating committee of the board.

Code of Ethics

We have adopted a code of ethics for our principal executive officer, principal financial officer, controller, or persons performing similar functions.  A copy of the code of ethics is included on our website at www.brin.com.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

Throughout this prospectus, the individuals who served as our chief executive officer and chief financial officer during 2008 are collectively referred to as the “named executive officers.”

The compensation committee has overall responsibility to review and approve our compensation structure, policy and programs and to assess whether the compensation structure establishes appropriate incentives for management and employees.  The compensation committee annually reviews and determines the salary and any bonus and equity compensation that may be awarded to our chief executive officer, or CEO, and our chief financial officer, or CFO.  The compensation committee oversees the administration of our long-term incentive plan and employee benefit plans.

The compensation committee’s chairman regularly reports to the board on compensation committee actions and recommendations.  The compensation committee has authority to retain, at our expense, outside counsel, experts, compensation consultants and other advisors as needed.

2008 Company Performance.  Because of the stage of our company’s development, the compensation committee looks at various factors in evaluating the progress the company has made and the services provided by the named executive officers.  In considering executive compensation, the compensation committee noted our financial performance and accomplishments in 2008.  Although our revenues decreased approximately 20% from $4,298,000 in 2007 to $3,402,000 in 2008, which was principally the result of the expiration of one customer contract without replacement, we believe that we made significant progress during the year.  At the end of December 2008, we entered into a service agreement with a Fortune 50 customer, which may be our largest customer in the future.  This customer has more retail locations than all of our other existing customers combined.  Potential revenues from this new customer are anticipated to be realized in 2009.  Our executive officers also made significant progress on the development of our CodecSys technology.  We completed development of the initial product versions, which are currently ready for sale, that incorporate the CodecSys technology on the IBM Cell BE platform.  We entered into development and sales agreements with a Japanese software development company that has also prepared two CodecSys products for sale.  We also deployed “proof of concept” encoders with two substantial European broadcasters at their broadcast headquarters.  Commencing in 2009, we will be actively selling products, which is essential to our long-term viability and profitability.

Compensation Philosophy. Our general compensation philosophy is designed to link an employee’s total cash compensation with our performance, the employee’s department goals and individual performance.  Given our stage of operations and limited capital resources, we are subject to various financial restraints in our compensation practices.  As an employee’s level of responsibility increases, there is a more significant level of variability and compensation at risk.  The compensation committee believes linking incentive compensation to our performance creates an environment in which our employees are stakeholders in our success and, thus, benefits all shareholders.

Executive Compensation Policy.  Our executive compensation policy is designed to establish an appropriate relationship between executive pay and our annual performance, our long-term growth objectives, individual performance of the executive officer and our ability to attract and retain qualified executive officers.  The compensation committee attempts to achieve these goals by integrating competitive annual base salaries with bonuses based on corporate performance and on the achievement of specified performance objectives, and to a lesser extent, awards through our long-term incentive plan, since the executive officers are founders and already large shareholders.  The compensation committee believes that cash compensation in the form of salary and bonus provides our executives with short-term rewards for success in operations.  The compensation committee also believes our executive compensation policy and programs do not promote inappropriate risk-taking behavior by executive officers that could threaten the value of our company.

In making compensation decisions, the compensation committee compares each element of total compensation against companies referred to as the “compensation peer group.”  The compensation peer group is a group of companies that the compensation committee selected from readily available information about small companies engaged in similar businesses and with similar resources.  The compensation committee selected these companies from research on its own and with limited consultation with outside consultants given the size of the company and its resources to retain such experts.  The types of companies selected for the peer group included publically-traded technology development companies in the software industry.  In two instances, software development companies in the video compression industry were selected, but since there are relatively few companies in the rather narrow field of software development for video compression, additional software development companies engaged in development of non-related software were also selected.  The compensation committee determined these companies were appropriate for inclusion in the peer group because of the similar nature of their businesses and their general stage of development and financial resources.

Role of Executive Officers in Compensation Decisions

The compensation committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all of our other senior management personnel. The CEO annually reviews the performance of the CFO and other senior management.  The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the compensation committee.  The compensation committee is charged with the responsibility of ensuring a consistent compensation plan throughout the company and providing an independent evaluation of the proposed adjustments or awards at all levels of management.  As such, the compensation committee has determined that it have the discretion to modify or adjust any proposed awards and changes to management compensation to be able to satisfy these responsibilities.

2008 Executive Compensation Components

For the fiscal year ended December 31, 2008, the principal components of compensation for the named executive officers were:

•

base salary; and

•

performance-based bonus compensation.

Base Salary.  The compensation committee determined that the executive officers had been under compensated relative to similarly situated executives and approved the 2008 increase to the base salary of the CEO and CFO.  In determining the base salary of each executive officer, the compensation committee relied on publicly available information gathered by the compensation committee related to salaries paid to executive officers of similarly situated small public companies.

Performance-based Incentive Compensation.  Annual incentives for the executive officers are intended to recognize and reward those employees who contribute meaningfully to an increase in shareholder value and move the company toward profitability.  Bonuses payable for 2008 depended on achievement of objectives related to sales of products that included our CodecSys technology and anticipated revenues resulting therefrom.  Because we had no such sales or revenues during 2008, these objectives were not met.  Consequently, no bonuses were awarded to the named executives for 2008.  During the year, however, the company was able to complete the development of products that are now ready for sale.  Actual bonuses payable for 2009 will depend on the level of achievement of performance objectives established for the executive officers for the coming year.

Long-term Equity Incentive Compensation.  Long-term incentive compensation encourages participants to focus on our long-term performance and provides an opportunity for executive officers and certain designated key employees to increase their stake in our company through grants of options to purchase our common stock.  No stock options were granted during 2008 to any of the named executive officers, although Mr. Solomon received a grant of 200,000 restricted stock units for becoming our chief financial officer.  The board made awards of stock options to other employees under our long-term incentive plan.

All awards made under our long-term incentive plan are made at the market price at the time of the award.  Annual awards of stock options to executives are made at the discretion of the compensation committee at such times throughout the year at it deems most desirable.  Newly hired or promoted executives, other than executive officers, generally receive their award of stock options on the first business day of the month following their hire or promotion.  Grants of stock options to newly hired executive officers who are eligible to receive them are made at the next regularly scheduled compensation committee meeting following their hire date.

Perquisites and Other Personal Benefits.  We provide no perquisites to our named executive officers other than matching 401(k) contributions described below and other group benefits offered generally to all salaried employees.

Retirement and Related Plans.  We maintain a 401(k) profit sharing plan for all non-temporary employees.  Employee contributions are matched by us in an amount of 100% of employee contributions up to 3% of employee salaries and 50% of employee contributions up to an additional 2% of their salaries. Participants vest immediately in the company matching contributions.

Compensation of Chief Executive Officer.  For the fiscal year ended December 31, 2008, we paid Rodney M. Tiede, CEO, a salary of $248,835.  He was paid a bonus of $150,000 in 2008 which related to performance goals achieved in 2007.  The compensation committee met with Mr. Tiede once during 2008 to review his performance and individual objectives and goals versus results achieved.  The compensation committee reviewed all components of the CEO’s compensation, including salary, bonus, and equity incentive compensation, and under potential severance and change-in-control scenarios.  Mr. Tiede’s compensation package was determined to be reasonable and not excessive by the compensation committee based on compensation surveys for chief executive officers of small public companies.  The compensation committee determined that the recent economic recession and market turmoil did not have a material impact on the compensation of the CEO or other management personnel.

Employment Contracts

In April 2004, we and Mr. Tiede entered into an employment agreement covering Mr. Tiede’s employment for a term commencing upon the execution thereof and continuing until December 31, 2006.  The contract continues for additional terms of one year each until terminated by us.  The agreement calls for payment of a gross annual salary of not less than $120,000, payable in equal bi-weekly installments for the year ended December 31, 2004, subject to such increases as the board of directors may approve.  The employment agreement further provides that Mr. Tiede shall receive a performance bonus on an annual basis equal to up to 100% of his base salary for the fiscal year then ended, the exact percentage to be determined in the sole discretion of the board of directors (or the compensation committee thereof) based upon an evaluation of the performance of Mr. Tiede during the previous fiscal year.  The agreement also provides for participation in our stock option plan, the payment of severance pay, and other standard benefits such as vacation, participation in our other benefit plans and reimbursement for necessary and reasonable business expenses.  In the event of a change in control of the company, defined as the purchase of shares of our capital stock enabling any person or persons to cast 20% or more of the votes entitled to be voted at any meeting to elect directors, Mr. Tiede shall have the right to terminate the employment agreement and receive severance pay equal to the base salary and a bonus equal to 50% of the salary for the remainder of the employment term or two years, whichever is longer.  In addition, if the change of control event results in our shareholders exchanging their shares for stock or other consideration, Mr. Tiede shall receive an amount equal to the per share price paid to the shareholders less the pre-announcement price multiplied by 50,000.

In September 2008, we and Mr. Solomon entered into an employment agreement covering Mr. Solomon’s employment for a term commencing upon the execution thereof and continuing until December 31, 2011.  The contract continues for additional terms of one year each until terminated by us.  The agreement calls for payment of a gross annual salary of not less than $225,000, payable in equal bi-weekly installments for the year ended December 31, 2008, subject to such increases as the board of directors may approve.  The employment agreement further provides that Mr. Solomon shall receive a performance bonus on an annual basis equal to up to 100% of his base salary for the fiscal year then ended, the exact percentage to be determined in the sole discretion of the board of directors (or the compensation committee thereof) based upon an evaluation of the performance of Mr. Solomon during the previous fiscal year.  The agreement also provides for participation in our stock option plan, the payment of severance pay, and other standard benefits such as vacation, participation in our other benefit plans and reimbursement for necessary and reasonable business expenses.  In the event of a change in control of the company, defined as the purchase of shares of our capital stock enabling any person or persons to cast 20% or more of the votes entitled to be voted at any meeting to elect directors, Mr. Solomon shall have the right to terminate the employment agreement and receive severance pay equal to the base salary and a bonus equal to 50% of the salary for the remainder of the employment term or two years, whichever is longer.  In addition, if the change of control event results in our shareholders exchanging their shares for stock or other consideration, Mr. Solomon shall receive an amount equal to the per share price paid to the shareholders less the pre-announcement price multiplied by 50,000.

Stock Option Plan

Our 2008 Plan and long-term incentive plan provide for the granting of equity based compensation to employees, directors and consultants.  Under the 2008 Plan, we may issue up to 4,000,000 shares of our common stock, of which we have granted a total of 550,000 restricted stock units to our directors.  Under the terms of our long-term incentive plan, options have been granted to acquire approximately 4,822,000 shares.

The purpose of the 2008 Plan and our long-term incentive plan is to advance the interests of our shareholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions to us by providing them with both equity ownership opportunities and performance-based incentives intended to align their interests with those of our shareholders.  These plans are designed to provide us with flexibility to select from among various equity-based compensation methods, and to be able to address changing accounting and tax rules and corporate governance practices by optimally utilizing stock options and shares of our common stock.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers in their respective capacities for the fiscal years ended December 31, 2007 and 2006.  When setting total compensation for each of the named executive officers, the compensation committee reviewed tally sheets which show the executive’s current compensation, including equity and non-equity based compensation.  We have omitted in this prospectus certain tables and columns otherwise required to be included because there was no compensation made with respect to such tables and columns, as permitted by applicable SEC regulations.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Restricted Stock Unit Awards ($)	All Other Compensation ($)(2)	Total ($)

Rodney M. Tiede President & Chief Executive Officer	2008 2007 2006	$248,835 149,986 120,000	$ 150,000 200,000 --	$ -- 4,265 23,449	$ -- -- --	$ 6,889 6,889 4,800	$ 405,724 361,140 148,249

Reed L. Benson Secretary, General Counsel & Chief Financial Officer (3)	2008 2007 2006	149,666 125,643 84,000	120,000 200,000 --	-- 26,780 65,149	-- -- --	2,818 2,818 2,727	272,484 355,241 151,876
James E. Solomon Chief Financial Officer and Secretary (4)	2008	56,358	--	--	480,000	--	536,358

(1)

The amounts in column (e) for Messrs. Tiede and Benson reflect the dollar amount recognized for financial statement reporting purposes for each of the years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123(R), of stock options and thus include amounts from stock options granted in and prior to such years.   For information and assumptions related to the calculation of these amounts, see Note 2 (stock compensation) of our audited financial statements included in the accompanying Annual Report on Form 10-K.

(2)

The amounts shown in column (g) reflect for each named executive officer matching contributions made by us to our 401(k) employee retirement plan.  The amounts shown in column (g) do not reflect premiums paid by us for any group health or other insurance policies that apply generally to all salaried employees on a nondiscriminatory basis.

(3)

Mr. Benson became chief financial officer effective December 28, 2006 and resigned from all company positions effective September 19, 2008.  The amounts for 2008 do not reflect consulting fees paid to Mr. Benson for services rendered to the company as an advisor after September 19, 2008.

(4)

Effective September 19, 2008, Mr. Solomon became chief financial officer and secretary.  Mr. Solomon received a total of 200,000 restricted stock units for 2008, the dollar amount of which is reflected in column (f) above.  The amount in column (f) for Mr. Solomon reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with FAS 123(R), of restricted stock units granted in such year. In addition to the amounts listed in the table above, Mr. Solomon also received compensation from the company in his capacity as a member of the board.  See “Director Summary Compensation Table.”

Mr. Benson’s termination from the company on September 19, 2008 resulted from an incident involving the Comisión Nacional del Mercado de Valores of Spain, or the CNMV, a summary of which follows.  On June 21, 2004, the CNMV issued a warning to the public under the protection of Article 64.7 of the Spanish Securities Market Act regarding the alleged securities violations of Carlton Birtal Financial Advisory, S.L., a foreign entity of which Mr. Benson was named as a director.  The CNMV warning indicates that on June 17, 2004, the CNMV requested that Carlton Birtal terminate all investment services until first obtaining the mandatory authorization from the CNMV.  On February 20, 2006, the CNMV imposed civil sanctions against Carlton Birtal, Mr. Benson and another director in the amount of 300,506 Euros.  We have learned that counsel for Carlton Birtal, Mr. Benson and the other director appealed the CNMV action to the relevant Spanish court in June 2005 and that such appeal is still pending.  Therefore, we understand that a final outcome of the matter has not yet been determined and that it is possible the sanctions may be reversed, suspended or vacated.

We became aware of the CNMV matter in September 2008.  Mr. Benson maintains, although he was named a director of Carlton Birtal, that he had no involvement in any business or affairs of Carlton Birtal and that he relied on a business colleague and attorney to manage all operations, compliance matters and other business affairs of Carlton Birtal.  Mr. Benson also maintains he tendered his resignation as a director of Carlton Birtal in December 2003, but that such resignation was never recorded or reflected in any filing with the CNMV or other Spanish authority.

At the time of the CNMV warning and until Mr. Benson’s resignation, Mr. Benson served as a director and/or executive officer of our company.  Because we were unaware of the CNMV matter prior to September 2008, we did not include any information regarding the CNMV matter with respect to Mr. Benson in any of our prior SEC filings or registration statements.  As indicated above, although the appeal is still pending in a Spanish court, both Mr. Benson and our board determined that it was best for the company that Mr. Benson terminate all positions with the company at that time.

OTHER COMPENSATION

We do not have any non-qualified deferred compensation plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Rodney M. Tiede	50,000	--	2.25	04/28/2014
James E. Solomon	75,000 25,000	-- --	2.25 1.17	09/15/2015 12/27/2016

(1)

Options generally vest in equal annual installments over three years from the date of grant.

Potential Payments Upon Termination Or Change Of Control

The amount of compensation payable to the named executive officers upon voluntary termination, retirement, involuntary not-for-cause termination, termination following a change of control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment is terminated, he is entitled to receive amounts earned during his term of employment.  Such amounts include:

•

salary;

•

grants under our stock option plan, subject to the vesting and other terms applicable to such grants;

•

amounts contributed and vested under our 401(k) plan; and

•

unused vacation pay.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Termination”, the named executive officers will receive benefits under any group life or disability insurance plan, as appropriate, we may have in effect from time to time.  We currently maintain a group term life insurance plan that generally pays a death benefit equal to two times base salary up to a maximum of $250,000.

Payments Made Upon a Change of Control

If there is a change of control, which is defined as the purchase of shares of capital stock of the company enabling any person or persons to cast 20% or more of the votes entitled to be voted at any meeting to elect directors, Mr. Tiede and/or Mr. Solomon may elect to terminate employment and would receive under the terms of their employment agreements:

•

a lump sum severance payment of the sum of base salary plus 50% thereof;

•

any bonus compensation earned, if any; and

•

If the change of control event results in the shareholders exchanging their shares for stock, the executive would receive an amount equal to the per share price paid to shareholders, less the pre-announcement share price, multiplied by 50,000.  For example and illustration purposes only, if the share price paid to shareholders were $3.00 and the pre-announcement share price were $1.50, each named executive officer would receive an amount equal to $75,000 under this provision.

In the event of a change in control as defined above, Mr. Tiede would receive a lump sum payment of $470,000 and Mr. Solomon would receive a lump sum payment of $450,000.  In addition, they would be entitled to receive the share price differential, if any, as discussed above.

Non-compete Agreement

Included in Mr. Tiede’s and Mr. Solomon’s employment agreements is a two year non-compete agreement.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

None of our executive officers served as a member of the compensation committee or as a director of any other company, one of whose executive officers served as a member of the compensation committee of the board or as a director of ours during 2008.

Director Compensation

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the board.  In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as well as the skill-level required by us of members of the board.

Our non-employee directors receive fees of $30,000 per year, paid quarterly, and an initial grant of stock options to purchase 100,000 shares (thereafter annual grants of 25,000 options or restricted stock units) of our common stock with an exercise price equal to the fair market value of the stock on the date of grant.  In addition, non-employee directors may be entitled to receive special awards of stock options from time to time as determined by the board.  In addition to the standard director compensation mentioned above, the chairman of the board and the chairman of each of the audit, compensation, and governance and nominating committees receive an annual fee of $12,500 for serving in such capacities. In addition, board members receive $2,000 for each board meeting attended, $1,000 for each telephonic board meeting, $1,000 for each committee meeting attended and $500 for each telephonic committee attended.  Directors who are employees of Broadcast International receive no additional compensation for serving as directors. All stock options granted to outside directors are immediately exercisable and expire ten years from the date of grant.  All restricted stock units granted to outside directors are immediately vested and are settled by the issuance of our common stock upon their respective retirements from the Board of Directors.   Directors are reimbursed for ordinary expenses incurred in connection with attending board and committee meetings.  In light of current economic conditions, the directors have voluntarily deferred 25% of their 2009 compensation until monthly revenues exceed expenses or additional capital is raised.

Director Summary Compensation Table

The table below summarizes the compensation paid by us to our directors for the fiscal year ended December 31, 2007.

(a)	(b)	(c)	(d)	(e)
Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(1)	Restricted Stock Units ($)(1)	Total ($)
Kirby Cochran	$ 85,250	$ --	$ 115,000	$ 200,250
William Davidson (2)	85,375	--	355,000	440,375
Rodney M. Tiede (3)	--	--	--	--
James E. Solomon (4)	59,875	--	115,000	174,875
Richard Benowitz	48,000	--	115,000	163,000
William Boyd	53,153	--	115,000	168,153

(1)

The amounts shown in column (d) reflect for each director the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with FAS 123(R), of restricted stock units granted in 2008.  For information and assumptions related to the calculation of these amounts, see Note 2 (stock compensation) of the notes to audited financial statements included in the accompanying Annual Report on Form 10-K.  For the year ended December 31, 2008,  the directors received an annual grant of 25,000 restricted stock units.  In January, 2009, the non employee directors received an additional grant of 25,000 restricted stock units in satisfaction of the directors annual equity grant for 2007, which had not been granted, but the expense for which was accrued in 2008.

(2)

The amount shown in column (d) for Mr. Davidson reflects the one-time grant of 100,000 restricted stock units, which grant was in addition to the 25,000 restricted stock units received by all directors.

(3)

Mr. Tiede receives no compensation for serving as a director, but is compensated in his capacity as our president and CEO.

(4)

The amount shown in column (d) for Mr. Solomon reflects 50,000 restricted stock units granted to Mr. Solomon for his service as a director, but does not include 200,000 restricted stock units granted to him incident to his becoming our chief financial officer, which units are reflected in the Summary Compensation Table for Mr. Solomon as an executive officer.  None of the amounts included in the table above for Mr. Solomon as a director are reflected in the Summary Compensation Table for amounts paid to Mr. Solomon as an executive officer.  After becoming chief financial officer on September 19, 2008, Mr. Solomon will receive no compensation for serving as a director in 2009, but will be compensated in his capacity as our chief financial officer and secretary.

RELATED PARTY TRANSACTIONS

On October 31, 2007, we entered into an exchange agreement with Mr. Leon Frenkel, who currently holds our unsecured convertible note in the principal amount of $1.0 million and related warrants.  Pursuant to the exchange agreement, we cancelled Mr. Frenkel’s C warrants to acquire up to 2,000,000 shares of our common stock at $2.10 per share and Mr. Frenkel’s D warrants to acquire up to 2,000,000 additional shares of our common stock at $3.00 per share in exchange for the issuance of 650,000 shares of our common stock to Mr. Frenkel.  In connection with the exchange agreement, we extended the expiration date applicable to certain A warrants and B warrants held by Mr. Frenkel from January 11, 2008 to December 3, 2008.

Mr. Richard Benowitz entered into a consulting agreement with us effective June 14, 2007 under the terms of which he received a warrant to acquire 500,000 shares of our common stock at an exercise price of $1.07 per share for services rendered in making available to us sales opportunities for deployment of our CodecSys technology.  The exercise price of $1.07 per share was equal to the market price of our common stock on the date of grant.  The warrant is exercisable for a period of three years and may be subject to cancellation under certain conditions.  On June 26, 2007, our board of directors unanimously voted to appoint Mr. Benowitz to the board.  Subsequent to Mr. Benowitz becoming a director, we cancelled the consulting agreement with him.  For financial statement reporting purposes, in accordance with FAS 123(R), the fair value of the warrant on the date of grant was determined to be $325,000.  For information and assumptions related to the calculation of the amounts recognized for financial statement purposes, see Note 2 (stock compensation) of the notes to audited financial statements included elsewhere in this prospectus.  As of December 31, 2007, the value of the warrant, as measured by the difference between the market price of our common stock and the exercise price of the warrant, was $1,315,000.

Mr. William Boyd entered into a consulting agreement with us dated November 7, 2007 under the terms of which he received a warrant to acquire 100,000 shares of our common stock at an exercise price of $2.90 per share for services rendered in making available to us sales opportunities in our satellite networking business.  The exercise price of $2.90 was equal to the market price of our common stock on the date of grant.  The warrant is exercisable for a period of three years.  On November 9, 2007, our board of directors unanimously voted to appoint Mr. Boyd to the board, at which time his consulting agreement was terminated. For financial statement reporting purposes, in accordance with FAS 123(R), the fair value of the warrant on the date of grant was determined to be $175,000.  For information and assumptions related to the calculation of the amounts recognized for financial statement purposes, see Note 2 (stock compensation) of the notes to audited financial statements included elsewhere in this prospectus.  As of December 31, 2007, the value of the warrant, as measured by the difference between the market price of our common stock and the exercise price of the warrant, was $80,000.

Applicable SEC rules require that we make certain disclosures regarding the independence of our directors pursuant to either the New York Stock Exchange or Nasdaq Stock Market rules governing independent board members.  In determining whether our directors and director nominees are considered to be independent, we have adopted the definition of independence as contained in the listing standards of the Nasdaq Stock Market.  The board has determined that all of our current directors are independent in accordance with such standards, except for Rodney M. Tiede, our president and chief executive officer.  For a description of certain factors considered by the board in making its determination of independence, see the discussion included in “Board and Committee Matters” above.

For a description of our policies and procedures related to the review, approval or ratification of related person transactions, see “Conflict of Interest Policy.”

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth the following information as of May 1, 2009:

•

the number and percent of shares of our common stock that are beneficially owned by each director and executive officer and by each person known by us to own beneficially more than 5% of our common stock;

•

the names of the selling shareholders;

•

the number and percent of shares of our common stock that the selling shareholders beneficially owned prior to the offering for resale of the shares under this prospectus;

•

the number of shares of our common stock that may be offered for resale for the account of the selling shareholders under this prospectus; and

•

the number and percent of shares of our common stock to be beneficially owned by the selling shareholders after the offering of the resale shares (assuming all of the offered resale shares are sold by the selling shareholders).

None of the selling shareholders are executive officers, directors or affiliates of ours.  All of the selling security holders are investors pursuant to our 2006 private placement offering, (see Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources).  The information set forth below regarding the identity of the selling shareholders and the number of shares of our common stock owned by the selling shareholders does not include those shareholders and shares originally included in the registration statement of which this prospectus forms a part due to prior sale transactions, the cancellation of securities issued in connection with previously reported transactions, and the availability for resale of certain shares pursuant to Rule 144 under the Securities Act.

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that each selling shareholder may offer under this prospectus.  We do not know how long the security holders will hold the shares before selling them or how many, if any, shares they will sell.  We currently have no agreements, arrangements or understandings with any of the security holders regarding the sale of any of the resale shares.  The table below assumes the sale of all of the resale shares, including those issuable upon conversion of the outstanding unsecured convertible note and upon exercise of the outstanding warrants.

Shareholder	Shares Beneficially Owned Prior to Offering		Number of Shares Being Offered	Shares Beneficially Owned After Offering
	Number	Percent		Number	Percent

Castlerigg Master Investments Ltd. (1) c/o Sandell Asset Mgt. 40 West 57th St., 26th Fl. New York, NY 10019	5,627,294	12.9%	–	5,627,294	12.7%
Rodney M. Tiede (2) c/o Broadcast International, Inc. 7050 Union Park Avenue, Suite 600 Salt Lake City, UT 84047	3,085,209	7.9%	–	3,085,209	7.7%
William Davidson(3)	1,075,000	2.7%	–	1,075,000	2.6%
Kirby D. Cochran (4)	550,000	1.4%	–	550,000	1.3%
James E. Solomon (5)	445,000	1.1%	–	445,000	1.1%
William Boyd (6)	400,000	1.0%	–	400,000	1.0%

Richard Benowitz (7)	283,334	*	–	283,334	*
Rodney Baber (8)	100,000	*	100,000	0	–
Janet Zobrist (9)	76,667	*	76,667	0	–
R. Phil & Janet Zobrist Family Trust (10)	66,667	*	66,667	0	–
Tanamera, LTD (11)	66,623	*	66,623	0	–
Larry C. Holman(12)	33,334	*	33,334	0	–
Bennett Anderson (13)	33,334	*	33,334	0	–
Benson Trust (14)	33,333	*	33,333	0	–
Deep Springs Holdings (15)	33,333	*	33,333	0	–
Infinity Plus, LLC (16)	33,333	*	33,333	0	–
Nevada Trust Company, as custodian for the Bradley C. Shultis IRA (17)	33,333	*	33,333	0	–
R. Scott Hoffman (18)	33,333	*	33,333	0	–
Granite Park Cove (19)	30,000	*	30,000	0	–
Foreign Trading Investments (20)	25,000	*	25,000	0	–
The Sterling Group (21)	25,000	*	25,000	0	–
Jeff & Brad Austin Trust (22)	16,667	*	16,667	0	–
Sylvester, LLC (23)	16,667	*	16,667	0	–
Pro-active Trading, Inc. (24)	16,667	*	16,667	0	–
Bradley Wallace (25)	10,000	*	10,000	0	–
Kyle Larson DDS PC (26)	10,000	*	10,000	0	–
Jerry Halterman (27)	9,000	*	9,000	0	–
Michael Zobrist (28)	5,000	*	5,000	0	–
Martin Wiesbrock (29)	4,000	*	4,000	0	–
All directors and executive officers as a group (6 persons) (30)	5,838,543	14.0%	–	5,838,543	13.7%

*  Represents less than 1% of the issued and outstanding common stock.

(1)

Includes 1,000,000 shares of common stock, a senior secured convertible note that is convertible into 2,752,294 shares of common stock and warrants to purchase 1,875,000 shares of common stock.  Castlerigg Master Investments Ltd. (“CMI”) is a master trading vehicle that is primarily engaged in the business of investing in securities and other investment opportunities.  Castlerigg International Limited (“CIL”) is a private investment fund that is primarily engaged in the business of investing in securities and other investment opportunities.  Castlerigg International Holdings Limited (“CIHL”) is the controlling shareholder of CMI and CIL is the controlling shareholder of CIHL.  Sandell Asset Management Corp. (“SAMC”) is the discretionary investment manager of CIL, CIHL, and CMI.  Thomas Sandell is the controlling shareholder, Chief Executive Officer and Portfolio Manager of SAMC.

(2)

Includes presently exercisable options to acquire 50,000 shares of common stock.

(3)

Includes presently exercisable options to acquire 925,000 shares of common stock and 150,000 restricted stock units which are settled upon his retirement from the board of directors.  Includes warrants to acquire 66,667 shares of common stock, presently exercisable options to acquire 100,000 shares of common stock and 50,000 restricted stock units which are settled upon his retirement from the board of directors.

(4)

Includes presently exercisable options to acquire 100,000 shares of common stock and 250,000 restricted stock units which are settled upon his retirement from the board of directors.

(5)

Includes presently exercisable options to acquire 100,000 shares of common stock.

(6)

Includes warrants to acquire 175,000 shares of common stock and presently exercisable options to acquire 100,000 shares of common stock.

(7)

Includes presently exercisable options to acquire 300,000 shares of common stock and 50,000 restricted stock units which are settled upon his retirement from the board of directors.  Includes warrants to acquire 175,000 shares of common stock, presently exercisable options to acquire 100,000 shares of common stock and 50,000 restricted stock units which are settled upon his retirement from the board of directors.

(8)

Includes a warrant to purchase 100,000 shares of common stock.

(9)

Includes a warrant to purchase 76,667 shares of common stock.

(10)

Includes a warrant to purchase 66,667 shares of common stock.

(11)

Includes a warrant to purchase 66,623 shares of common stock.  The control person of Tanamera, LTD is Hugh O’Neill.

(12)

Includes a warrant to purchase 33,334 shares of common stock.

(13)

Includes a warrant to purchase 33,334 shares of common stock.

(14)

Includes a warrant to purchase 33,333 shares of common stock.  The control person of Benson Trust is Lloyd Benson.

(15)

Includes a warrant to purchase 33,333 shares of common stock.  The control person of Deep Springs Holdings is John Lewis.

(16)

Includes a warrant to purchase 33,333 shares of common stock.  The control person of Infinity Plus, LLC is Juli Koentopp.

(17)

Includes a warrant to purchase 33,333 shares of common stock.

(18)

Includes a warrant to purchase 33,333 shares of common stock.

(19)

Includes a warrant to purchase 30,000 shares of common stock.  The control person of Granite Park Cove is Roger Knight.

(20)

Includes a warrant to purchase 25,000 shares of common stock.  The control person of Foreign Trading Investments is Paul Barnett.

(21)

Includes a warrant to purchase 25,000 shares of common stock.  The control person of The Sterling Group is Cris Gray.

(22)

Includes a warrant to purchase 16,667 shares of common stock.

(23)

Includes a warrant to purchase 16,667 shares of common stock.  The control person of Sylvester, LLC is Joe Hanson.

(24)

Includes a warrant to purchase 16,667 shares of common stock.  The control person of Pro-active Trading, Inc. is Jeff Ramson.

(25)

Includes a warrant to purchase 10,000 shares of common stock.

(26)

Includes a warrant to purchase 10,000 shares of common stock.

(27)

Includes a warrant to purchase 9,000 shares of common stock.

(28)

Includes a warrant to purchase 5,000 shares of common stock.

(29)

Includes a warrant to purchase 4,000 shares of common stock.

(30)

Includes presently exercisable options to acquire a total of 2,366,667 shares of common stock held by all directors and executive officers and 550,000 restricted stock unites that are settled upon retirement by members of the board of directors.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 711,291 shares of our common stock owned by the selling shareholders, including up to up to 711,291 shares of our common stock upon exercise of certain warrants held by the selling shareholders.

The selling security holders may sell the resale shares for cash, from time to time, in one or more transactions at:

•

fixed prices,

•

market prices at the time of sale,

•

varying prices and terms to be determined at the time of sale, or

•

negotiated prices.

The selling security holders will act independently of us in making decisions regarding the timing, manner and size of each sale.  The security holders may effect these transactions by selling the resale shares to or through broker-dealers.  Broker-dealers engaged by the security holders may arrange for other broker-dealers to participate in the resales.  The resale shares may be sold in one or more of the following types of transactions:

•

block trade(s) in which a broker-dealer attempts to sell the shares as agent but may resell a portion of the block as principal to facilitate the transaction,

•

purchase(s) by a broker-dealer as principal and resale(s) by the broker-dealer for its account under this prospectus,

•

an exchange distribution in accordance with the rules of the exchange,

•

ordinary brokerage transactions and transactions in which a broker solicits purchasers,

•

privately negotiated transactions between the selling security holders and purchasers, without a broker-dealer, and

•

a combination of any of the above transactions.

We may amend or supplement this prospectus from time to time to describe a specific or additional plan of distribution.  If the plan of distribution involves an arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker-dealer, the supplement will disclose:

•

the name of the selling security holder and the participating broker-dealer,

•

the number of shares involved,

•

the price at which the shares were sold,

•

the commissions paid or discounts or concessions allowed to the broker-dealer,

•

that the broker-dealer did not conduct any investigation to verify the information contained in this prospectus, and

•

any other facts material to the transaction.

In addition, if a selling security holder notifies us that a donee, pledgee or other transferee of the security holder intends to sell more than 500 shares, we will file a supplement to this prospectus.  In addition, if a security holder notifies us of any material change with respect to the plan of distribution of the resale shares described herein, we will file a post-effective amendment to the registration statement of which this prospectus forms a part.

The security holders may enter into hedging transactions with broker-dealers in connection with distributions of the resale shares.  In these transactions, broker-dealers may engage in short sales of the shares to offset the positions they assume with the security holders.  The security holders also may sell shares short and redeliver the shares to close out their short positions.  The security holders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the resale shares. The broker-dealer may then resell or otherwise transfer the shares under this prospectus.  The security holders also may loan or pledge the resale shares to a broker-dealer.  The broker-dealer may sell the loaned or pledged shares under this prospectus.

Broker-dealers or agents may receive compensation from security holders in the form of commissions, discounts or concessions.  Broker-dealers or agents may also receive compensation from the purchasers of the resale shares for whom they act as agents or to whom they sell as principals, or both.  A broker-dealer’s compensation will be negotiated in connection with the sale and may exceed the broker-dealer’s customary commissions.  Broker-dealers, agents or the security holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with sales of the resale shares.  Any commission, discount or concession received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

Because the security holders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus that qualify for resale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the security holders.

The resale shares will be sold only through registered or licensed brokers or dealers if so required under applicable state securities laws.  In addition, in certain states the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution.  In addition, the security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the security holders or any other person.  We will make copies of this prospectus available to the selling security holders and we have informed them of the requirement to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We will pay all costs, expenses and fees associated with the registration of the resale shares.  The security holders will pay all commissions and discounts, if any, associated with the sale of the resale shares.  The security holders may agree to indemnify any broker-dealer or agent that participates in sales of the resale shares against specified liabilities, including liabilities arising under the Securities Act.  The security holders have agreed to indemnify certain persons, including us and broker-dealers and agents, against specified liabilities in connection with the offering of the resale shares, including liabilities arising under the Securities Act.

DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock presently consists of 180,000,000 shares of common stock, par value $0.05 per share and 20,000,000 shares of preferred stock, no par value.  As of December 31, 2008, we had 38,761,760 shares of common stock outstanding, and no shares of preferred stock outstanding.  The following is a summary of the terms of our capital stock.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have cumulative voting rights.  Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Holders of common stock are entitled to receive ratably any dividends, as may be declared by the board of directors out of funds legally available therefor, subject to the rights of the holders of preferred stock.  Upon the liquidation, dissolution or winding up of our company, the holders of common stock, subject to the rights of the holders of preferred stock, are entitled to receive ratably our net assets available after the payment of our debts and other liabilities.  Holders of common stock have no preemptive, subscription, redemption or conversion rights.  The outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the shareholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, option, or special rights and the qualifications, limitations, or restrictions of those series, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock.  The board of directors, without shareholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock.  Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult.  The issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting and other rights of the holders of our common stock.

Senior Secured Convertible Notes and Related Warrants

On December 24, 2007, we entered into a securities purchase agreement in which we raised $15,000,000 (less $937,000 of prepaid interest).  We intend to use the proceeds from this financing to support our CodecSys commercialization and development and for general working capital purposes.  Pursuant to the financing, we issued a senior secured convertible note in the principal amount of $15,000,000 which is due December 21, 2010 and bears interest at 6.25% per annum.  Interest for the first year was prepaid at closing.  Interest-only payments thereafter in the amount of $234,375 are due quarterly and commence in April 2009.  Interest payments may be made through issuance of common stock in certain circumstances.  The note is convertible into 2,752,294 shares of our common stock at a conversion price of $5.45 per share, convertible any time during the term of the note.  We have granted a first priority security interest in all of our property and assets and of our subsidiaries to secure our obligations under the note and related transaction agreements.

The $5.45 conversion price of the senior secured convertible note and the $5.00 exercise price of the warrants are subject to adjustment pursuant to standard anti-dilution rights.  These rights include (i) equitable adjustments in the event we effect a stock split, dividend, combination, reclassification or similar transaction; (ii) “weighted average” price protection adjustments in the event we issue new shares of common stock or common stock equivalents in certain transactions at a price less than the then current market price of our common stock; and (iii) “full ratchet” price protection adjustments in the event we issue new shares of common stock or common stock equivalents in certain transactions at a price less than $5.45 per share.

The senior secured convertible note contains a prepayment provision allowing us to prepay, in certain limited circumstances, all or a portion of the note.  The portion of the note subject to prepayment must be purchased at a price equal to the greater of (i) 135% of the amount to be purchased and (ii) the company option redemption price, as defined in the note.  Even if we elect to prepay the note, the note holder may still convert any portion of the note being prepaid pursuant to the conversion feature thereof.

Unsecured Convertible Note and Related Warrants

On November 2, 2006, we closed on a convertible note securities agreement dated October 28, 2006 with an individual that provided we issue to the convertible note holder (i) an unsecured convertible note in the principal amount of $1,000,000 representing the funding received by us from an affiliate of the convertible note holder on September 29, 2006, and (ii) four classes of warrants (A warrants, B warrants, C warrants and D warrants) which gave the convertible note holder the right to purchase a total of 5,500,000 shares of our common stock as described below.  The unsecured convertible note is due October 16, 2009 and bears an annual interest rate of 5%, payable semi-annually in cash or in shares of our common stock if certain conditions are satisfied.  The unsecured convertible note is convertible into shares of our common stock at a conversion price of $1.50 per share, convertible any time during the term of the note, and is subject to standard anti-dilution rights.

The A warrants and B warrants expired December 3, 2008.  The original expiration date was to be one year after the effective date of a registration statement filed under the Securities Act registering the subsequent sale of shares received from exercise of the A warrants and B warrants, but was extended in connection with the exchange agreement described below.  The A warrants granted the convertible note holder the right to purchase up to 750,000 shares of common stock at an exercise price of $1.60 per share and the B warrants granted the convertible note holder the right to purchase up to 750,000 shares of common stock at an exercise price of $1.75 per share.  The convertible note holder also received C warrants to purchase 2,000,000 shares of common stock and D warrants to purchase 2,000,000 shares of common stock, all of which have been cancelled as discussed below.    Prior to their expiration,  the convertible note holder exercised 518,400 A warrants, from which we received net proceeds of $829,440,  and no B warrants.

During the year ended December 31, 2007, we entered into an exchange agreement dated October 31, 2007 in which the convertible note holder received 650,000 shares of our common stock in exchange for cancellation of the C and the D Warrants.

The securities purchase agreement entered into with the convertible noteholder contains, among other things, covenants that may restrict our ability to obtain additional capital or to conduct our business.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

Equity Compensation Plans

The following table sets forth, as of May 1, 2009, information regarding our compensation plans under which shares of our common stock are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding securities)
Equity compensation plans approved by security holders(1)	550,000	$2.21	3,450,000
Equity compensation plans not approved by security holders (2)	4,822,129	$1.18	945,580
Total	5,372,129	$1.18	4,395,580

(1)

Our 2008 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, and restricted stock units to our employees, directors and consultants.  The plan covers a total of 4,000,000 shares of our common stock.  As of May 1, 2009, restricted stock units covering 550,000 shares of common stock had been granted.  The plan is administered by our board of directors or compensation committee of the board.  Awards may be vested on such schedules determined by the plan administrator.

(2)

Our long-term incentive plan provides for the grant of stock options, stock appreciation rights and restricted stock to our employees, directors and consultants.  The plan covers a total of 6,000,000 shares of our common stock.  As of December 31, 2008, options to purchase 232,291 shares of common stock had been exercised.  All awards must be granted at fair market value on the date of grant.  The plan is administered by our board of directors or compensation committee of the board.  Awards may be vested on such schedules determined by the plan administrator.

Other Warrants

We have previously issued additional warrants in several private transactions.  Under the terms of these warrants, as of May 1, 2009, an aggregate of 9,124,246 shares of our common stock may be purchased at exercise prices ranging from $0.04 to $6.25 per share.  The warrants may be exercised anytime prior to their expiration dates which range from June 2009 to December 2012.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our amended and restated articles of incorporation provide for limitation of liability of our directors and for indemnification of our directors and officers to the fullest extent permitted under Utah law.  Our directors and officers may be liable for a breach or failure to perform their duties in accordance with Utah law only if their breach or failure to perform constitutes gross negligence, willful misconduct or intentional harm on our company or our shareholders.  Our directors may not be personally liable for monetary damages for action taken or failure to take action as a director except in specific instances established by Utah law.

In accordance with Utah law, we may generally indemnify a director or officer against liability incurred in a proceeding if he or she acted in good faith, and believed that his or her conduct was in our best interest and that he or she had no reason to believe his or her conduct was unlawful.  We may not indemnify a director or officer if the person was adjudged liable to us or in the event it is adjudicated that the director or officer received an improper personal benefit.

Under Utah law, we will indemnify a director or officer who is successful on the merits or otherwise in defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he or she was a party because he or she is or was a director or an officer, as the case may be, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.

We maintain a directors’ and officers’ liability insurance policy which, subject to the limitations and exclusions stated therein, covers our directors and officers for certain actions or inactions they may take or omit to take in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPERTS

HJ & Associates, LLC, an independent registered public accounting firm, has audited our consolidated financial statements for the years ended December 31, 2008, 2007 and 2006 as set forth in their report dated March 30, 2009 which is included in this prospectus.  Our financial statements are included herein in reliance on HJ & Associates, LLC and its respective report, given its authority as an expert in accounting and auditing matters.

LEGAL OPINION

The validity of the securities offered by this prospectus will be passed upon by Reed Benson, Salt Lake City, Utah.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 that we have filed with the Securities and Exchange Commission relating to the issuance of shares of our common stock covered by this prospectus.  As described below, you may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered our securities.  The registration statement may contain additional information that may be important to you.  Statements made in this prospectus about legal documents may not necessarily be complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC.

We also file annual, quarterly and periodic reports, proxy statements and other information with the SEC.  Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549.  Please call the SEC at 1-888-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of

Broadcast International, Inc.

Salt Lake City, Utah

We have audited the accompanying consolidated balance sheets of Broadcast International, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Broadcast International, Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management’s assertion about the effectiveness of Broadcast International, Inc.’s internal control over financial reporting as of December 31, 2008 and, accordingly, we do not express an opinion.

/s/ HJ & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah
March 30, 2009

BROADCAST INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2008
ASSETS

Current assets
Cash and cash equivalents	$16,598,300	$3,558,336
Accounts receivable, net	220,834	357,221
Inventory	57,218	28,118
Prepaid expenses	2,449,236	209,636

Total current assets	19,325,588	4,153,311

Property and equipment
Furniture and fixtures	88,370	171,031
Leasehold improvements	247,010	377,724
Machinery and equipment	2,210,241	4,247,575
Accumulated depreciation and amortization	(1,904,307)	(2,417,715)

Property and equipment, net	641,314	2,378,615

Other assets
Patents, at cost	197,346	185,190
Debt offering costs	1,367,583	906,525
Long-term investments	--	2,416,235
Deposits and other assets	8,795	9,058

Total other assets	1,573,724	3,517,008

Total assets	$21,540,626	$10,048,934

See accompanying notes to consolidated financial statements

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS (Continued)

	December 31,
	2007	2008
LIABILITIES:

Current liabilities
Accounts payable	$640,292	$893,130
Accrued Payroll and related expenses	460,236	380,162
Other accrued expenses	55,356	541,435
Unearned revenue	169,359	428
Current debt obligations (net of $6,813 and $274,188 discount)	47,692	725,812
Other current obligations	--	3,236
Derivative valuation	14,267,600	4,549,500

Total current liabilities	15,640,535	7,093,703

Long-term liabilities
Convertible debt (net of discount of $13,068,755 and $8,269,931, respectively)	2,931,245	6,730,069
Other long-term obligations	--	6,937

Total liabilities	18,571,780	13,830,709

Commitments and contingencies

STOCKHOLDERS’ EQUITY (DEFICIT):

Preferred stock, no par value, 20,000,000 shares
authorized; none issued	--	--
Common stock, $.05 par value, 180,000,000 shares
authorized; 37,775,034 and 38,761,760 shares issued
and outstanding, respectively	1,888,752	1,938,088
Additional paid-in capital	69,078,449	74,727,642
Subscriptions receivable	(25,000)	--
Accumulated deficit	(67,973,355)	(80,447,505)

Total stockholders’ equity (deficit)	2,968,846	(3,781,775)

Total liabilities and stockholders’ equity (deficit)	$21,540,626	$10,048,934

See accompanying notes to consolidated financial statements

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2006	2007	2008

Net sales	$13,894,383	$4,297,784	$3,401,847

Cost of sales	13,153,261	4,107,655	3,378,361

Gross margin (loss)	741,122	190,129	23,486

Operating expenses
Administrative and general	4,583,512	8,755,709	7,974,204
Selling and marketing	693,223	556,568	1,348,179
Research and development in process	2,323,843	1,274,792	5,083,056
Impairment of assets	1,732,600	1,142,400	2,504
Depreciation and amortization	--	165,835	500,577

Total operating expenses	9,333,178	11,895,304	14,908,520

Total operating loss	(8,592,056)	(11,705,175)	(14,885,034)

Other income (expense)
Interest income	34,398	50,417	351,229
Interest expense	(1,894,620)	(2,120,215)	(5,980,318)
Derivative liability valuation gain (loss)	(1,266,300)	(12,526,260)	8,256,623
Unrealized loss on long-term investments	(4,152,591)	--	(233,765)
Gain on forgiveness of debt	284,000	22,005	--
Other income (expense)	(10,740)	(8,116)	17,115

Total other income (expense)	(7,005,853)	(14,582,169)	2,410,884

Loss before income taxes	(15,597,909)	(26,287,344)	(12,474,150)

Provision for income taxes
Current tax expense	--	--	--

Total provision for income taxes	--	--	--

Net loss	$(15,597,909)	$(26,287,344)	$(12,474,150)

Loss per share – basic and diluted	$(0.56)	$(0.85)	$(0.32)

Weighted average shares basic and diluted	27,962,000	30,942,000	38,517,000

See accompanying notes to consolidated financial statements

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)
Years ended December 31, 2008, 2007 and 2006

			Additional Paid-in Capital	Unexercised Options & Warrants	Stock Subscriptions Receivable	Retained Earnings (Deficit)	Equity (Deficit)
	Common Stock
	Shares	Amount

Balance, December 31, 2005	21,872,089	$1,093,604	$21,985,011	$--	$--	$(26,088,102)	$(3,009,487)
Common stock issued for cash	1,162,110	58,106	1,685,060	--	--	--	1,743,166
Common stock issued for Services	1,091,666	54,583	2,124,416	--	--	--	2,178,999

Common stock issued from debt conversion	333,334	16,667	1,130,133	--	--	--	1,146,800

Common stock issued in Acquisition	994,063	49,703	1,938,423	--	--	--	1,988,126

Common stock issued for technology licenses	6,000,000	300,000	10,800,000	--	--	--	11,100,000

Common stock returned for termination of technology licenses	(4,500,000)	(225,000)	(8,100,000)	--	--	--	(8,325,000)

Loss on common stock issued on securities exchange	--	--	4,152,591	--	--	--	4,152,591

Unexercised options and Warrants	--	--	--	937,436	--	--	937,436

Net loss	--	--	--	--	--	(15,597,909)	(15,597,909)
Balance, December 31, 2006	26,953,262	$1,347,663	$35,715,634	$937,436	$--	$(41,686,011)	$(3,685,278)
See the accompanying notes to consolidated financial statements.

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)
Years ended December 31, 2008, 2007 and 2006
(Continued)

			Additional Paid-in Capital	Stock Subscriptions Receivable	Retained Earnings (Deficit)	Equity (Deficit)
	Common Stock
	Shares	Amount

Balance, December 31, 2006	26,953,262	$1,347,663	$36,653,070	$--	$(41,686,011)	$(3,685,278)
Common stock issued for cash	4,215,569	210,778	6,112,558	(25,000)	--	6,298,336
Common stock issued for services and prepaid services	2,201,000	110,050	2,157,650	--	--	2,267,700

Common stock issued from debt conversion	1,630,332	81,517	4,193,028	--	--	4,274,545

Common stock issued in debt offering	1,000,000	50,000	3,700,000	--	--	3,750,000

Common stock issued from option exercises	3,573	179	1,692	--	--	1,871

Common stock issued for warrant exercises	1,771,298	88,565	13,408,792	--	--	13,497,357

Stock based compensation	--	--	2,851,659	--	--	2,851,659

Net loss	--	--	--	--	(26,287,344)	(26,287,344)
Balance, December 31, 2007	37,775,034	$1,888,752	$69,078,449	$(25,000)	$(67,973,355)	$2,968,846

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)
Years ended December 31, 2008, 2007 and 2006
(Continued)

			Additional Paid-in Capital	Stock Subscriptions Receivable	Retained Earnings (Deficit)	Equity (Deficit)
	Common Stock
	Shares	Amount

Balance, December 31, 2007	37,775,034	$1,888,752	$69,078,449	$(25,000)	$(67,973,355)	$2,968,846

Common stock issued for services and prepaid services	244,000	12,200	714,990	--	--	727,190

Common stock issued from debt conversion	36,337	1,817	140,288	--	--	142,105

Receipt of cash for stock subscription	--	--	--	25,000	--	25,000

Common stock issued from option exercises	2,258	113	637	--	--	750

Common stock issued for warrant exercises	604,400	30,220	2,276,697	--	--	2,306,917

Common stock issued in exchange for IDI shares	99,731	4,986	244,514	--	--	249,500

Stock based compensation	--	--	2,272,067	--	--	2,272,067

Net loss	--	--	--	--	(12,474,150)	(12,474,150)

Balance, December 31, 2008	38,761,760	$1,938,088	$74,727,642	$--	$(80,447,505)	$(3,781,775)

See accompanying notes to consolidated financial statements

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31,
	2006	2007	2008
Cash flows from operating activities:

Net loss	$(15,597,909)	$(26,287,344)	$(12,474,150)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	264,090	204,194	524,745
Gain on retirement of assets	2,656	(5,100)	(363)
Common stock issued for services	100,000	77,700	239,190
Common stock issued for cashless exercise of warrants	--	1,885,000	--
Common stock issued for acquisition in excess of asset valuation	1,363,126	--	249,500
Stock based compensation	--	2,599,659	2,272,067
Unexercised options and warrant expense	937,436	--	--
Extinguishment of debt	340,278	605,337	6,056
Accretion of senior convertible notes payable	888,892	646,351	4,192,057
Accretion of Frankel convertible note payable	59,140	333,336	333,336
Loss on disposition of securities	4,152,591	--	--
Unrealized loss on long-term investments	--	--	233,765
Derivative liability valuation loss (gain)	1,266,300	12,526,260	(8,256,623)
Allowance for doubtful accounts	38,564	(3,218)	241,247
Impairment of assets	1,732,600	1,142,400	2,504
Gain on forgiveness of debt	(284,000)	(22,005)	--
Changes in assets and liabilities:
Accounts receivable	296,597	633,858	(377,634)
Inventories	188,937	(10,877)	29,100
Prepaid and other assets	1,292,037	1,141,124	2,727,338
Debt offering costs	371,452	(769,314)	461,058
Accounts payable	(586,428)	(64,807)	(101,053)
Accrued liabilities	314,960	(423,134)	406,005
Deferred revenues	(285,689)	(321,893)	(168,931)
Net cash used in operating activities	(3,144,370)	(6,112,473)	(9,460,786)

Cash flows from investing activities:
Purchase of equipment	(148,383)	(455,490)	(1,899,337)
Proceeds from sale of assets	--	5,100	11,882
Purchase of available-for-sale securities	--	--	(11,600,000)
Proceeds from sale of available-for-sale securities	--	--	8,950,000
Related party note receivable (net)	(500,000)	--	--
Net cash used in investing activities	$(648,383)	$(450,390)	$(4,537,455)

See accompanying notes to consolidated financial statements

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Years Ended December 31,
	2006	2007	2008
Cash flows from financing activities:
Principal payments – debt	$(89,163)	$(974,081)	$(513)
Proceeds from stock issued in equity offering	1,743,166	6,298,337	--
Proceeds from sale of stock	1,000,000	--	--
Proceeds from the exercise of stock options	--	1,871	750
Proceeds from the exercise of warrants	--	1,727,347	933,040
Proceeds from the sale of stock subscription receivable	--	--	25,000
Loan financing	1,000,000	15,299,948	--
Cash received in acquisition	500,000	--	--
Net cash provided by financing activities	4,154,003	22,353,422	958,277

Net increase (decrease) in cash and cash equivalents	361,250	15,790,559	(13,039,964)
Cash and cash equivalents, beginning of year	$446,491	$807,741	$16,598,300
Cash and cash equivalents, end of year	$807,741	$16,598,300	$3,558,336
Supplemental disclosure of cash flow information:
Interest paid	$163,857	$1,111,345	$51,108
Income taxes paid	$--	$--	$--

See accompanying notes to consolidated financial statements

BROADCAST INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

Note 1 – Organization and Basis of Presentation

Broadcast International, Inc. (the Company) is the consolidated parent company of BI Acquisitions, Inc. (BI), a wholly-owned subsidiary, and Interact Devices, Inc. (IDI), an 89% owned subsidiary.

BI was incorporated in Utah in December 1999 and began operations in January 2000.  BI provides satellite uplink services and related equipment services, communication networks, and video and audio production services primarily to large retailers, other businesses, and to a third-party provider of in-store music and video.

On October 1, 2003, the Company (formerly known as Laser Corporation) acquired BI by issuing shares of its common stock representing 98% of the total equity ownership in exchange for all of the issued and outstanding BI common stock.  The transaction was accounted for as a reverse acquisition, or recapitalization of BI, with BI being treated as the accounting acquirer. Effective January 13, 2004, the company changed its name from Laser Corporation to Broadcast International, Inc.

On May 18, 2004, the Debtor-in-Possession’s Plan of Reorganization for IDI was confirmed by the United States Bankruptcy Court. As a result of this confirmation and subsequent share acquisitions, for the years ended December 31, 2008 and 2007, the Company owned, on a fully diluted basis, approximately 52,940,283 and 51,426,719 common share equivalents of IDI, representing approximately 89% and 87%, respectively of the equity of IDI.

The audited consolidated financial statements herein include operations from January 1, 2006 to December 31, 2008. IDI produced losses from operations during the period; therefore, 100% of the results from operations have been included in the Company’s consolidated statements.

Note 2 - Significant Accounting Policies

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all cash on hand and in banks, and highly liquid investments with maturities of three months or less, to be cash equivalents. At December 31, 2008 and 2007, we had bank balances in the excess of amounts insured by the Federal Deposit Insurance Corporation. We have not experienced any losses in such accounts, and believe we are not exposed to any significant credit risk on cash and cash equivalents.

Current financial market conditions have had the effect of restricting liquidity of cash management investments and have increased the risk of even the most liquid investments and the viability of some financial institutions.  We do not believe, however, that these conditions will materially affect our business or our ability to meet our obligations or pursue our business plans.

Account Receivables

Trade account receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. After the receivable becomes past due, it is on non-accrual status and accrual of interest is suspended.

Inventories

Inventories consisting of electrical and computer parts are stated at the lower of cost or market determined using the first-in, first-out method.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the property, generally from three to five years.  Repairs and maintenance costs are expensed as incurred except when such repairs significantly add to the useful life or productive capacity of the asset, in which case the repairs are capitalized.

Patents and Intangibles

Patents represent initial legal costs incurred to apply for United States and international patents on the CodecSys technology, and are amortized on a straight-line basis over their useful life of approximately 20 years.  We have filed several patents in the United States and foreign countries. As of December 31, 2008, the United States Patent and Trademark Office had approved four patents.  Additionally, seven foreign countries had approved patent rights.  While we are unsure whether we can develop the technology in order to obtain the full benefits, the patents themselves hold value and could be sold to companies with more resources to complete the development. On-going legal expenses incurred for patent follow-up have been expensed from July 2005 forward. For the year ended December 31, 2008, we recorded a $2,504 valuation impairment related to the discontinuation of patent applications in three foreign countries.

Amortization expense recognized on all patents totaled $9,651 and $2,960 for the year ended December 31, 2008 and 2007, respectively.

Estimated amortization expense, if all patents were issued at the beginning of 2009, for each of the next five years is as follows:

Year ending December 31:
2009	$ 12,113
2010	12,113
2011	12,113
2012	12,113
2013	11,740

We entered into a technology license agreement with Yang Lan Studio Ltd., or YLS, a Hong Kong corporation, dated August 15, 2006, pursuant to which we received a fully paid, perpetual, non-exclusive, world wide license to use and distribute certain flash based e-publishing reader technology.  In exchange for the license, we issued 4,000,000 restricted shares of our common stock to YLS.  The technology license agreement with YLS was later amended to provide that the license is to be non-exclusive and that 3,500,000 shares of the 4,000,000 shares of our common stock originally issued in consideration of this license was surrendered to us for cancellation.  On December 31, 2007, management conducted a recoverability evaluation and recorded a $1,142,400 valuation impairment during the year ended December 31, 2007 and removed all remaining value pertaining to this technology license.

Long-Lived Assets

We review our long-lived assets, including patents, annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to future un-discounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, then the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.  Fair value is determined by using cash flow analyses and other market valuations.

As previously discussed, we recorded an impairment of long-lived assets of $2,504 and $1,142,400 for the years ended December 31, 2008 and 2007, related to patents and license rights, respectively.

Stock-based Compensation

Beginning on January 1, 2006, we began accounting for stock-based compensation under the provisions of Financial Accounting Standards No. 123R (revised 2004), “Share-Based Payment” (FAS 123R), which requires the recognition of the fair value of stock-based compensation.  We have used the modified prospective application.  Under the fair value recognition provisions for FAS 123R, stock-based compensation cost is estimated at the grant date, based on the estimated fair value of the awards, and recognized as expense ratably over the requisite service period of the award for awards expected to vest.  See Note 9 – Stock-based compensation.

Income Taxes

We account for income taxes in accordance with the asset and liability method of accounting for income taxes prescribed by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.  Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled.

Revenue Recognition

We recognize revenue when evidence exists that there is an arrangement between us and our customers, delivery of equipment sold or service has occurred, the selling price to our customers is fixed and determinable with required documentation, and collectability is reasonably assured. We recognize as deferred revenue, payments made in advance by customers for services not yet provided.

When we enter into a multi-year contract with a customer to provide installation, network management, satellite transponder and help desk, or combination of these services, we recognize this revenue as services are performed and as equipment is sold.  These agreements typically provide for additional fees, as needed, to be charged if on-site visits are required by the customer in order to ensure that each customer location is able to receive network communication. As these on-site visits are performed the associated revenue and cost are recognized in the period the work is completed. If we install, for an additional fee, new or replacement equipment to an immaterial number of new customer locations, and the equipment immediately becomes the property of the customer, the associated revenue and cost are recorded in the period in which the work is completed.

Research and Development

Research and development costs are expensed when incurred.  We expensed $5,083,056 and $1,274,792 of research and development costs for the years ended December 31, 2008 and 2007, respectively.

Concentration of Credit Risk

Financial instruments, which potentially subject us to concentration of credit risk, consist primarily of trade accounts receivable. In the normal course of business, we provide credit terms to our customers. Accordingly, we perform ongoing credit evaluations of our customers and maintain allowances for possible losses which, when realized, have been within the range of management’s expectations.

In 2008, we had 3 customers that individually constituted 10% or more of our total revenues, which represented 29%, 11% and 10% of our revenues, respectively.  In 2007, we had 3 customers that individually constituted greater than 10% of our total revenues, which represented 21%, 21% and 16% of our revenues, respectively.

Loss per Common Share

The computation of basic loss per common share is based on the weighted average number of shares outstanding during each year.

The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year, plus the dilutive common stock equivalents that would rise from the exercise of stock options, warrants and restricted stock units outstanding during the year, using the treasury stock method and the average market price per share during the year. Options and warrants to purchase 14,943,393 and 16,034,019, shares of common stock at prices ranging from $.02 to $45.90 per share were outstanding at December 31, 2008 and 2007, respectively and 425,000 restricted stock units were outstanding at December 31, 2008. As we experienced a net loss during the years ended December 31, 2008 and 2007, no common stock equivalents have been included in the diluted earnings per common share calculation as the effect of such common stock equivalents would be anti-dilutive.

Advertising Expenses

We follow the policy of charging the costs of advertising to expense as incurred.  Advertising expense for the years ended December 31, 2008 and 2007 were $203,980 and $9,633, respectively.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Reclassifications

Certain reclassifications have been made to the 2007 financial statements in order for them to conform to the classifications used for the 2008 year.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which establishes specific criteria for the fair value measurements of financial and nonfinancial assets and liabilities that are already subject to fair value under current accounting rules. SFAS 157 also requires expanded disclosures related to fair value measurements. In February 2008, the FASB approved FASB Staff Position (FSP) FAS 157-2, “Effective Date of FASB Statement No. 157” (FSP 157-2) which allows companies to elect a one-year delay in applying SFAS 157 to certain fair value measurements of non-financial instruments, except for those recognized or disclosed at fair value on at least an annual basis. We elected the delayed adoption date for the portions of SFAS 157 impacted by FSP 157-2 and, as a result, we partially adopted SFAS 157 on January 1, 2008. See Note 10 for information about fair value measurements. We are currently evaluating the impact of applying the deferred portion of SFAS 157 to the nonrecurring fair value measurements of our nonfinancial assets and nonfinancial liabilities. In accordance with FSP 157-2, the fair value measurements for these items will be adopted effective January 1, 2009.

In October 2008, the FASB issued Staff Position 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active”, (“FSP SFAS 157-3”). FSP SFAS 157-3 provides guidance on how management's internal cash flow and discount rate assumptions should be considered when measuring fair value when relevant observable data does not exist, how observable market information in a market that is not active should be considered when measuring fair value and how the use of market quotes should be considered when assessing the relevance of observable and unobservable data available to measure fair value. We incorporated the considerations of FSP SFAS 157-3 in our assessment of the fair value of its ARPS as of December 31, 2008.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of SFAS 115” (“SFAS 159”). SFAS 159 permits a company to voluntarily elect to use fair value, instead of historic or original cost, to account for certain financial assets and liabilities. The fair value option is designated on an item-by-item basis, is irrevocable and requires that changes in fair value in subsequent periods be recognized in earnings in the period of change. We adopted SFAS 159 on January 1, 2008. The adoption had no impact on our consolidated financial statements as we did not make a fair value election for any of our existing financial assets and liabilities. Any election to use the fair value method for future eligible transactions will be made on a case-by-case and instrument-by-instrument basis.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”). Under SFAS 141R, an entity is required to recognize the assets acquired, liabilities assumed, contractual contingencies, and contingent consideration at their fair value on the acquisition date. It further requires that acquisition-related costs be recognized separately from the acquisition and expensed as incurred, restructuring costs generally be expensed in periods subsequent to the acquisition date, and changes in accounting for deferred tax asset valuation allowances and acquired income tax uncertainties after the measurement period impact income tax expense. In addition, acquired in-process research and development is capitalized as an intangible asset and amortized over its estimated useful life. The adoption of SFAS 141R will change our accounting treatment for business combinations on a prospective basis beginning in the first quarter of fiscal year 2009 and will have a material impact on our consolidated financial statements if and when we complete and business acquisition.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. We do not expect that the adoption of SFAS 160 will have a significant impact on our consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“SFAS 161”), which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. SFAS 161 is effective for fiscal years beginning after November 15, 2008. We are currently evaluating the impact of SFAS 161 on our consolidated financial statements.

In June 2008, the FASB issued FASB Staff Position Emerging Issues Task Force (EITF) No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF No. 03-6-1”).  Under FSP EITF No. 03-6-1, unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two-class method of computing EPS. FSP EITF No. 03-6-1 is effective for fiscal years beginning after December 15, 2008.  We are currently evaluating the impact of FSP EITF No. 03-6-1 on our consolidated financial statements.

In May 2008, the FASB issued FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including Partial Cash Settlement” (“FSP APB 14-1”). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon conversion are not addressed by APB Opinion No. 14 and specifies that issuers of such instruments should separately for the liability and equity components in a matter that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.  FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. We are currently assessing the impact of the adoption of FSP APB 14-1 on our consolidated financial statements.

In April 2008, the FASB issued FASB Staff Position No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP No. 142-3”) to improve the consistency between the useful life of a recognized intangible asset (under SFAS No. 142) and the period of expected cash flows used to measure the fair value of the intangible asset (under SFAS No. 141(R)). FSP No. 142-3 amends the factors to be considered when developing renewal or extension assumptions that are used to estimate an intangible asset’s useful life under SFAS No. 142. The guidance in the new staff position is to be applied prospectively to intangible assets acquired after December 31, 2008. In addition, FSP No. 142-3 increases the disclosure requirements related to renewal or extension assumptions. We are currently assessing the impact of the adoption of FSP No. 142-3 on our consolidated financial statements

Note 3 – Accounts Receivable

Included in our $357,221 and $220,834 net accounts receivable for the years ending December 2008 and 2007, respectively, were (i) $437,955 and $192,831 for billed trade receivables, respectively; (ii) $12,856 and $35,106 of unbilled trade receivables, respectively; (iii) $0 and $5,421 for employee travel advances and other receivables, respectively; and (iv) $93,590 and $12,524 for allowance for uncollectible accounts, respectively.

Our accounts receivable include the balances of our three major customers whose combined balances represent approximately 42% and 10% of trade receivables as of December 31, 2008 and 2007, respectively, and whose related sales revenues account for approximately 50% and 58%, of total revenues for the years ended December 31, 2008 and 2007, respectively.  The three largest customers in 2008 are not the same as the three largest customers in 2007.

Included in the numbers above is our single largest customer for the year ended December 31, 2008 and, 2007, which provided 28% and 21% of total revenue and represented 27% and10% of our trade receivables on December 31, 2008 and 2007, respectively. The contract with our largest customer in 2008 expired on December 31, 2008 and was not renewed.  Any material reduction in revenues generated from any one of our largest customers could harm our results of operations, financial condition and liquidity.

In 2008, we had 3 customers that individually constituted 10% or more of our total revenues, which represented 29%, 11% and 10% of our revenues, respectively. In 2007, we had 3 customers that individually constituted greater than 10% of our total revenues, which represented 21%, 21% and 16% of our revenues, respectively.

Note 4 – Investment in Interact Devices, Inc (IDI)

We began investing in and advancing monies to IDI in 2001.  IDI was developing technology which became CodecSys.

On October 23, 2003, IDI filed for Chapter 11 Federal Bankruptcy protection. We desired that the underlying patent process proceed and that the development of CodecSys technology continue. Therefore, we participated in IDI’s plan of reorganization, whereby we would satisfy the debts of the creditors and obtain certain licensing rights, which had previously been sold to Streamware Solutions, AB by IDI.  On May 18, 2004, the debtor-in-possession’s plan of reorganization for IDI was confirmed by the United States Bankruptcy Court. As a result of this confirmation, we issued to the creditors of IDI approximately 111,842 shares of our common stock, valued at approximately $682,222, and assumed cash liabilities of approximately $312,768 to be paid over a 4-year period in exchange for approximately 50,127,218 shares of the common stock of IDI, which increased our aggregate common share equivalents to approximately 51,426,719 shares. During the year ended December 31, 2007, we paid $105,280, which satisfied our obligation to the creditors of IDI.

During the year ended December 31, 2008, we acquired 1,513,564 IDI common share equivalents in exchange for 99,731 shares of our common stock valued at $249,500 and a cash payment of $547 both of which were expensed to research and development. At December 31, 2008, we owned approximately 52,940,283 IDI common share equivalents, representing approximately 89% of the total outstanding IDI share equivalents.

Since May 18, 2004, we have advanced additional cash to IDI for the payment of operating expenses, which continues development of the CodecSys technology. As of December 31, 2008 and 2007, we have advanced an aggregate amount of $2,139,177 and $1,572,453 respectively, pursuant to a promissory note that is secured by assets and technology of IDI.

Note 5 – Notes Payable

The recorded value of our notes payable for the years ending December 31, 2008 and 2007 was as follows:

	2008	2007

Senior Secured 6.25% Convertible Note	$6,730,069	$2,538,769
Unsecured Convertible Note	725,812	392,476
Senior Secured 6% Convertible Notes	--	47,692
Total	7,455,881	2,978,937
Less Current Portion	(725,812)	(47,692)
Total Long-term	$6,730,069	$2,931,245

Senior Secured 6.25% Convertible Note

On December 24, 2007, we entered into a securities purchase agreement in which we raised $15,000,000 (less $937,000 of prepaid interest).  We intend to use the proceeds from this financing to support our CodecSys commercialization and development and for general working capital purposes.  Pursuant to the financing, we issued a senior secured convertible note in the principal amount of $15,000,000 which is due December 21, 2010 and bears interest at 6.25% per annum.  Interest for the first year was prepaid at closing.  Interest-only payments thereafter in the amount of $234,375 are due quarterly and commence in April 2009.  Interest payments may be made through issuance of common stock in certain circumstances.  The note is convertible into 2,752,294 shares of our common stock at a conversion price of $5.45 per share, convertible any time during the term of the note.  We have granted a first priority security interest in all of our property and assets and of our subsidiaries to secure our obligations under the note and related transaction agreements.

In connection with the financing, the senior secured convertible note holder received warrants to acquire 1,875,000 shares of our common stock exercisable at $5.00 per share.  The warrants are exercisable any time for a five-year period beginning on the date of grant.  We also issued to the convertible note holder 1,000,000 shares of our common stock valued at $3,750,000 and incurred an additional $1,377,000 for commissions, finders fees and other transaction expenses, including the grant of a three-year warrant to purchase 112,500 shares of our common stock to a third party at an exercise price of $3.75 per share, valued at $252,000.  A total of $1,377,000 was included in debt offering costs and is being amortized over the term of the note.  The warrants and the embedded conversion feature and prepayment provision of the senior secured convertible notes have been accounted for as derivatives pursuant to EITF 00-19 and SFAS No. 133.

The $5.45 conversion price of the senior secured convertible note and the $5.00 exercise price of the warrants are subject to adjustment pursuant to standard anti-dilution rights.  These rights include (i) equitable adjustments in the event we effect a stock split, dividend, combination, reclassification or similar transaction; (ii) “weighted average” price protection adjustments in the event we issue new shares of common stock or common stock equivalents in certain transactions at a price less than the then current market price of our common stock; and (iii) “full ratchet” price protection adjustments in the event we issue new shares of common stock or common stock equivalents in certain transactions at a price less than $5.45 per share.

The conversion feature and the prepayment provision of the notes were accounted for as embedded derivatives and valued on the transaction date using a Black-Scholes pricing model.  The warrants were accounted for as derivatives and were valued on the transaction date using a Black-Scholes pricing model as well.  At the end of each quarterly reporting date, the values of the derivatives are evaluated and adjusted to current fair value.  The note conversion feature and the warrants may be exercised at any time and, therefore, have been reported as current liabilities.

The senior secured convertible note contains a prepayment provision allowing us to prepay, in certain limited circumstances, all or a portion of the note.  The portion of the note subject to prepayment must be purchased at a price equal to the greater of (i) 135% of the amount to be purchased and (ii) the company option redemption price, as defined in the note.  Even if we elect to prepay the note, the note holder may still convert any portion of the note being prepaid pursuant to the conversion feature thereof.

We also entered into a registration rights agreement with the holder of the senior secured convertible note pursuant to which we agreed to provide certain registration rights with respect to the shares of common stock, the shares of common stock issuable upon conversion of the note, the shares of common stock issuable as interest shares under the note and shares of common stock issuable upon exercise of the warrant under the Securities Act of 1933, as amended.  The holder is entitled to demand registration of the above-mentioned shares of common stock after six months from the closing of the securities purchase agreement in certain circumstances.

The securities purchase agreement under which the senior secured convertible note and related securities were issued contains, among other things, covenants that may restrict our ability to obtain additional capital, to declare or pay a dividend or to engage in other business activities.  A breach of any of these covenants could result in a default under our senior secured convertible note, in which event the holder of the note could elect to declare all amounts outstanding to be immediately due and payable, which would require us to secure additional debt or equity financing to repay the indebtedness or to seek bankruptcy protection or liquidation.  The securities purchase agreement provides that we cannot do any of the following without the prior written consent of the holder:

•

directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, our common stock;

•

issue any additional notes or issue any other securities that would cause a breach or default under the senior secured convertible note;

•

issue or sell any rights, warrants or options to subscribe for or purchase common stock or directly or indirectly convertible into or exchangeable or exercisable for common stock at a price which varies or may vary with the market price of the common stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable conversion price with respect to the common stock into which any note is convertible or the then applicable exercise price with respect to the common stock into which any warrant is exercisable;

•

enter into or affect any dilutive issuance (as defined in the note) if the effect of such dilutive issuance is to cause us to be required to issue upon conversion of any note or exercise of any warrant any shares of common stock in excess of that number of shares of common stock which we may issue upon conversion of the note and exercise of the warrants without breaching our obligations under the rules or regulations of the principal market or any applicable eligible market;

•

liquidate, wind up or dissolve (or suffer any liquidation or dissolution);

•

convey, sell, lease, license, assign, transfer or otherwise dispose of all or any substantial portion of our properties or assets, other than transactions in the ordinary course of business consistent with past practices, and transactions by non-material subsidiaries, if any;

•

cause, permit or suffer, directly or indirectly, any change in control transaction as defined in the senior secured convertible note.

As of December 31, 2008 and 2007, we recorded an aggregate derivative liability of $3,782,900 and $8,620,100, and derivative valuation gain of $4,837,200 and $203,800, to reflect the change in value of the aggregate derivate liability for the years ended December 31, 2007 and December 31, 2006, respectively.  The aggregate derivative liability of $3,782,900 included $1,926,600 for the note conversion feature and $1,856,300 for the warrants.  These values were calculated using the Black-Scholes pricing model with the following assumptions: (i) risk-free interest rate between 0.76% and 1.28%, (ii) expected life (in years) of 2.0 for the conversion feature and 4.0 for the warrants; (iii) expected volatility of 101.67% for the conversion feature and 85.31% for the warrants; (iv) expected dividend yield of 0.00%; and (v) stock trading price of $2.20.

The principal value of $15,000,000 of the 6.25% senior secured convertible note is being accreted over the term of the obligation, for which $4,191,300 and $112,669 was included in interest expense for the years ended December 31, 2008 and 2007, respectively. The note bears a 6.25% annual interest rate payable quarterly, and for the years ended December 31, 2008 and 2007, $937,500 and $23,438, respectively was included in interest expense. On December 21, 2007, we paid $937,500 as interest for the first year of the note and at December 31, 2007 had recorded $914,062 as prepaid interest.

Unsecured Convertible Note

On September 29, 2006, we entered into a letter of understanding with Triage Capital Management, or Triage, dated September 25, 2006.  The letter of understanding provided that Triage loan $1,000,000 to us in exchange for us entering into, on or prior to October 30, 2006, a convertible note securities agreement.  It was intended that the funding provided by Triage be replaced by a convertible note and accompanying warrants, as described below.  Effective November 2, 2006, we entered into securities purchase agreement, a 5% convertible note, a registration rights agreement, and four classes of warrants to purchase our common stock, all of which were with an individual note holder, the controlling owner of Triage, who caused our agreement with Triage to be assigned to him, which satisfied our agreement with Triage.

Pursuant to the securities purchase agreement, (i) we sold to the convertible note holder a three-year convertible note in the principal amount of $1,000,000 representing the funding received by us on September 29, 2006; (ii) the convertible note bears an annual interest rate of 5%, payable semi-annually in cash or shares of our common stock; (iii) the convertible note is convertible into shares of our common stock at a conversion price of $1.50 per share; and (iv) we issued to the convertible note holder four classes of warrants (A Warrants, B Warrants, C Warrants and D Warrants), which give the convertible note holder the right to purchase a total of 5,500,000 shares of our common stock as described below.  The A and B Warrants originally expired one year after the effective date of a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), to register the subsequent sale of shares received from exercise of the A and B Warrants. The C Warrants and D Warrants originally expired eighteen months and twenty four months, respectively, after the effective date of a registration statement to be filed under the Securities Act.  The A Warrants grant the convertible note holder the right to purchase up to 750,000 shares of common stock at an exercise price of $1.60 per share, the B Warrants grant the convertible note holder the right to purchase up to 750,000 shares of common stock at an exercise price of $1.75 per share, the C Warrants grant the convertible note holder the right to purchase up to 2,000,000 shares of common stock at an exercise price of $2.10 per share, and the D Warrants grant the convertible note holder the right to purchase up to 2,000,000 shares of common stock at an exercise price of $3.00 per share.

During the year ended December 31, 2007, the convertible note holder exercised 454,000 A Warrants at an exercise price of $1.60 per share providing $726,400 in funding to us. Additionally, we entered into an exchange agreement dated October 31, 2007 in which the convertible note holder received 650,000 shares of our common stock in exchange for cancellation of the C and the D Warrants.  The expiration date of the A Warrants and the B Warrants was extended from January 11, 2008 to December 3, 2008.

During the year ended December 31, 2008, the convertible note holder exercised 64,400 A Warrants at an exercise price of $1.60 per share providing $103,040 in funding to us. On December 3, 2008, the remaining 231,600 A Warrants and 750,000 B Warrants were unexercised and expired.

As of December 31, 2008 and 2007, we recorded an aggregate derivative liability of $726,700 and $4,148,700, and a derivative valuation gain of $3,260,860 and a derivative valuation loss of $8,883,531, respectively, to reflect the change in value of the aggregate derivate liability for the years ended December 31, 2007 and December 31, 2006, respectively.  The aggregate derivative liability of $726,700 for the conversion feature of the note was calculated using the Black-Scholes pricing model with the following assumptions: (i) risk-free interest rate 0.37%, (ii) expected life (in years) of 0.80; (iii) expected volatility of 108.19%; (iv) expected dividend yield of 0.00%; and (v) stock trading price of $2.20.

The principal value of $1,000,000 of the unsecured convertible note is being accreted over the term of the obligation, for which $333,336 was included in interest expense for the years ended December 31, 2008 and 2007. The note bears a 5% annual interest rate payable semi-annually, and for the years ended December 31, 2008 and 2007, $50,004 and $50,000, respectively, was included in interest expense.

Senior Secured 6% Convertible Notes

On May 16, 2005, we consummated a private placement of $3,000,000 principal amount of 6% senior secured convertible notes and related securities, including common stock warrants and additional investment rights, to four institutional funds.  The senior secured convertible notes were originally due May 16, 2008 and were originally convertible into 1,200,000 shares of our common stock at a conversion price of $2.50 per share.  On March 16, 2006, we entered into a waiver and amendment agreement (discussed below), which adjusted the conversion rate to $1.50 per share.  The warrants and the embedded conversion feature of the senior secured convertible notes have been accounted for as derivatives pursuant to EITF 00-19 and SFAS No. 133.

We issued to the note holders a total of 600,000 A warrants and 600,000 B warrants to purchase common stock with an exercise price of $2.50 and $4.00, respectively.  The $2.50 conversion price of the senior secured convertible notes and the $2.50 and $4.00 exercise price of the A Warrants and the B Warrants, respectively, are subject to adjustment pursuant to standard anti-dilution rights. On March 16, 2006, we entered into a waiver and amendment agreement (discussed below), which adjusted the exercise price of both the A and B warrants to $2.00 per share.  These anti-dilution rights include (i) equitable adjustments in the event we effect a stock split, dividend, combination, reclassification or similar transaction; (ii) “weighted average” price protection adjustments in the event we issue new shares of common stock or common stock equivalents in certain transactions at a price less than the then current market price of the common stock; and (iii) “full ratchet” price protection adjustments in the event we issue new shares of common stock or common stock equivalents in certain transactions at a price less than $1.50 per share. In no event, however, will the conversion price or exercise price be adjusted below $0.50 per share for the reset provision.

The conversion feature and the prepayment provision of the notes were accounted for as embedded derivatives and valued on the transaction date using a Black-Scholes pricing model.  The warrants were accounted for as derivatives and were valued on the transaction date using a Black-Scholes pricing model as well.  At the end of each quarterly reporting date, the values of the  derivatives are evaluated and adjusted to current fair value.  The note conversion feature and the warrants may be exercised at any time and, therefore, have been reported as current liabilities.  The prepayment provision was not exercisable by us until May 16, 2007, and then only in certain limited circumstances.  For all periods since the issuance of the senior secured convertible notes, the derivative value of the prepayment provision has been nominal and has not had any offsetting effect on the valuation of the conversion feature of the notes.

The senior secured convertible notes required that we secure an effective registration statement with the Securities and Exchange Commission within 120 days from May 16, 2005 (September 13, 2005). Section 4(a) of the senior secured convertible notes enumerated circumstances that are considered an event of default. The remedies for default provide that if an event of default occurs and is continuing, the holders may declare all of the then outstanding principal amount of the notes and any accrued and unpaid interest thereon to be immediately due and payable in cash.  In the event of an acceleration, the amount due and owing to the holders is 125% of the outstanding principal amount of the notes and interest on such amount is calculated using the default rate of 18% per annum if the full amount is not paid within one business day after acceleration.  We were in default under Section 4(a)(viii), related to the effective date of our registration statement, beginning October 13, 2005 until February 3, 2006, at which time the event of default was cured and is no longer continuing.  For the years ended December 31, 2006 and 2005, we recorded $66,000 and $218,000, respectively, as additional interest expense for this default.

On March 16, 2006, we entered into a waiver and amendment agreement with the four institutional funds regarding our default discussed above.  Under the terms of the waiver, the institutional funds terminated a forbearance agreement and waived any and all defaults under the senior secured convertible notes and related transaction agreements.  In consideration of the waiver, we and the funds agreed to amend the transaction agreements as follows: (i) Section 3.12 of the securities purchase agreement was deleted, which provision gave the funds a preemptive right to acquire any new securities issued by us; (ii) Section 3.15(c) of the securities purchase agreement was deleted, which provision prohibited us from completing a private equity or equity-linked financing; (iii) the conversion price, at which the notes are convertible into shares of our common stock, was amended to be $1.50 instead of $2.50; (iv) the exercise price, at which all warrants (A warrants and B warrants) held by the funds are exercisable, was changed to $2.00 (which exercise price was subsequently reduced to $1.50 due to applicable antidilution provisions); and (v) the notes were amended by adding a new event of default, which is that if we fail to raise and receive at least $3,000,000 in cash net proceeds through one or more private or public placements of its securities by September 30, 2006, we would have been in default under the notes.

During the year ended December 31, 2006, two of the institutional funds converted an aggregate of $500,000 of their convertible notes into 333,334 shares of our common stock. Upon completion of this conversion, the principal amount of the senior secured convertible notes was reduced from $3,000,000 to $2,500,000.

During the year ended December 31, 2007, four of the institutional funds converted an aggregate of $2,445,495 of their convertible notes into 1,630,332 shares of our common stock. Upon completion of this conversion, the principal amount of the senior secured convertible notes was reduced from $2,500,000 to $54,505.

On September 13, 2007, one of the institutional funds assigned $54,505 of its convertible note and certain associated warrants to a third party.

During the year ended December 31, 2007, four of the institutional funds exercised an aggregate of 667,298 of their A and B warrants at an exercise price of $1.50 providing $1,000,947 in funding to us.  As of December 31, 2007, there were 532,702 remaining warrants outstanding.

During the year ended December 31, 2008, the institutional fund third-party assignee converted the final $54,505 of the convertible notes into 36,337 our common stock.

During the year ended December 31, 2008, three of the institutional funds exercised an aggregate of 500,000 of their A and B warrants at an exercise price of $1.50 providing $750,000 in funding to us.  As of December 31, 2008, there were 32,702 remaining warrants outstanding.

As of December 31, 2008 and 2007, we recorded an aggregate derivative liability of $39,900 and $1,498,800 and a derivative valuation gain of $158,563 and a valuation loss of $3,846,529 to reflect the change in value of the aggregate derivate liability since December 31, 2007 and 2006, respectively.  The aggregate derivative liability for the outstanding warrants of $39,900 was calculated using the Black-Scholes pricing model with the following assumptions: (i) risk-free interest rate of 0.57%; (ii) expected life (in years) of 1.40; (iii) expected volatility of 99.73%; (iv) expected dividend yield of 0.00%; and (v) stock trading price of $2.20.

The principal value of the senior secured convertible notes outstanding was accreted over the term of the obligations, for which $757 and $533,682 were included in interest expense for the years ended December 31, 2008 and 2007, respectively.  The notes bore a 6% annual interest rate payable semi annually, and for the years ended December 31, 2008 and 2007, $136 and $90,805, respectively, was included in interest expense.

IDI Bankruptcy Settlement

On May 18, 2004, the debtor-in-possession’s plan of reorganization for IDI was confirmed by the United States Bankruptcy Court. As a result of this confirmation, we issued to the creditors of IDI approximately 111,842 shares of our common stock, valued at approximately $682,222, and assumed cash liabilities of approximately $312,768 to be paid over a 4-year period in exchange for approximately 50,127,218 shares of the common stock of IDI, which increased our aggregate common share equivalents to approximately 51,426,719 shares. During the year ended December 31, 2007, we paid $105,280, which satisfied our obligation to the creditors of IDI.

Note 6 – Commitments and Contingencies

Our executive offices are located at 7050 Union Park Avenue, Suite 600, Salt Lake City, Utah 84047.  We occupy the space at the executive offices under an 36-month lease, the term of which ends October 31, 2010.  The lease covers approximately 13,880 square feet of office space leased at a rate of $25,159 per month.  Our production studio is located at 6952 South 185 West, Unit C, Salt Lake City, Utah 84047, and consists of approximately 15,200 square feet of space leased under on a month-to-month basis at a rate of $8,797 per month.  We also occupy 1,630 square feet of office space located at 160 Blue Ravine, Folsom, California 95630, on a month-to-month basis, at a cost of $2,600 per month.

We use this space for development of our CodecSys technology.  We have no other properties.  We recognized rent expense of approximately $507,622 and $472,106, in 2008 and 2007, respectively.

We also lease copy machines on multi-year leases that expire in February 2009 and February 2010 at a minimum rate of $918 per month.

Future minimum payments under non-cancelable operating leases at December 31, 2008 are as follow:

2009	317,002
2010	263,713
$580,715

In the year ended December 31, 2008, we were named as a defendant in a lawsuit containing certain breach of contract claims.  The plaintiff alleges damages in the amount of $120,000 plus warrants to acquire 120,000 shares of our common stock at an exercise price of $3.25 per share.  We believe these claims are meritless and intend to defend the lawsuit vigorously and have therefore, not recorded any expense associated this action in the consolidated statement of operations for the year ended December 31, 2008.

Note 7 – Income Taxes

The (expense) benefit for income taxes differs from the amount computed at the federal statutory rates as follows:

	2007	2008

Federal income tax (expense) benefit at statutory rates:	$2,483,790	$5,204,430
State income tax (expense) benefit at statutory rates	130,725	273,340
Options issued in contract terminations	--	--
Other	--	--
Change in valuation allowance	(2,614,515)	(4,931,090)
	$--	$--

Deferred tax assets (liabilities) consist of the following:

	December 31
	2007	2008
Assets
Net operating loss carry forwards	$9,875,445	$15,210,286
General business and AMT credit carry forwards	129,494	129,494
Deferred compensation	179,492	80,829
Allowance for doubtful accounts	4,885	36,500
Depreciation	39,235	25,333
Total deferred tax assets	10,228,551	15,482,442

Liabilities	--	--

Total deferred tax liabilities	--	--

Net deferred tax assets and liabilities	10,228,551	15,482,442

Valuation allowance	(10,228,551)	(15,482,442)
Total, net deferred tax assets	$--	$--

We have net operating loss carry forwards for tax purposes of approximately $30,000,000 at December 31, 2007 available to offset future taxable income, which begin to expire in 2007.  Should a change of more than 50 percent in our ownership occur, any future benefits from such carry forwards might be substantially lost.  During the year ended December 31, 2003, we had a change of over 50% ownership due to the reverse acquisition of Laser Corporation. Therefore, net operating losses of approximately $2,253,000 were excluded from future use and are excluded from the $30,000,000 noted above.  At December 31, 2008, a valuation allowance has been established for the net deferred tax asset due to the uncertainty of realization.

Effective January 1, 2007, we adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes . FIN 48 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. The application of income tax law is inherently complex. Laws and regulation in this area are voluminous and are often ambiguous. As such, we are required to make many subjective assumptions and judgments regarding the income tax exposures.  Interpretations of and guidance surrounding income tax laws and regulations change over time.  As such, changes in the subjective assumptions and judgments can materially affect amounts recognized in the balance sheets and statements of income.

At the adoption date of January 1, 2007, we had no unrecognized tax benefit which would affect the effective tax rate if recognized.  There has been no significant change in the unrecognized tax benefit during the year ended December 31, 2008.

We classify interest and penalties arising from the underpayment of income taxes in the statement of income under general and administrative expenses.  As of December 31, 2008, we had no accrued interest or penalties related to uncertain tax positions.  The tax years 2005, 2006, 2007 and 2008 federal returns remain open to examination by the Internal Revenue Service and by other taxing jurisdictions to which we are subject.

Note 8 – Preferred and Common Stock

We have authorized two classes of stock, 20,000,000 shares of preferred stock with no par value and 180,000,000 shares of common stock with a $0.05 par value. No preferred stock has been issued, while 38,761,760 shares of common stock were issued and outstanding at December 31, 2008. Holders of shares of common stock are entitled to receive dividends if and when declared and are entitled to one vote for each share on all matters submitted to a vote of the shareholders.

During the year ended December 31, 2008, we issued 986,726 shares of our common stock as follows: (i) 604,400 shares for warrant conversions, (ii) 244,000 shares to consultants, (iii) 99,731 shares for conversion of IDI share equivalents, (iv) 36,337 shares for note conversions, and (v) 2,258 shares for option exercises.

During the year ended December 31, 2007, we issued 10,821,772 shares of our common stock as follows: (i) 4,215,569 shares with our private placement offerings, (ii) 2,201,000 shares to consultants, (iii) 1,771,298 shares for warrant conversions, (iv) 1,630,332 shares for note conversions, (v) 1,000,000 included as part of our senior secured 6.25% convertible note transaction, and (vi) 3,573 shares for option exercises.

Private Placement Memoranda

On March 1, 2007, the board of directors approved a private placement offering in anticipation of raising up to $4,500,000 by selling 3,000,000 shares of our common stock at a price of $1.50 per share,

which was subsequently amended to allow us to raise up to $6,000,000 on the same terms.  Each purchaser in the offering received a warrant to acquire one share of our common stock for each share of common stock purchased.  The warrants have a three-year exercise period and are exercisable at a $2.00 exercise price.  As of December 31, 2007, we had raised proceeds of $5,975,317 from the sale of 3,983,557 shares of stock.

On February 27, 2006, the board of directors approved a private placement offering in anticipation of raising up to $4,500,000 by selling 3,000,000 shares of common stock at a price of $1.50 per share. Each purchaser in the offering received a warrant to acquire one share of our common stock for each share of common stock purchased.  The warrants have a three-year exercise period and are exercisable at a $2.00 exercise price.  As of December 31, 2006, we had raised aggregate proceeds of $1,743,166 from the sale of 1,743,166 shares of our common stock.  In the first quarter of 2007, prior to commencement of the offering described above, we raised proceeds of $348,020 from the sale of 232,012 shares of our common stock.

Note 9 – Stock-based Compensation

Beginning on January 1, 2006, we began accounting for stock-based compensation under the provisions of Financial Accounting Standards No. 123R (revised 2004), “Share-Based Payment” (FAS 123R), which requires the recognition of the fair value of stock-based compensation. We have used the modified prospective application. Under the fair value recognition provisions for FAS 123R, stock-based compensation cost is estimated at the grant date, based on the estimated fair value of the awards, and recognized as expense ratably over the requisite service period of the award for awards expected to vest.

Stock Incentive Plans

Our shareholders and board of directors adopted the Broadcast International, Inc. 2004 Long-term Incentive Plan (2004 Plan). Under the 2004 Plan, the board of directors may issue incentive stock options to employees and directors and non-qualified stock options (warrants) to consultants of the company.  Options to purchase shares of our common stock may be granted at a price not less than 100% of the estimated market price on the date granted. Options generally may not be exercised until twelve months after the date granted and expire ten years after being granted except to stockholders who own greater than 10% of our outstanding shares, for whom options expire 5 years after being granted. Options granted vest in accordance with the vesting schedule determined by the board of directors, usually ratably over a three-year vesting schedule upon anniversary date of the grant.  Should an employee terminate before the vesting period is completed, the unvested portion of each grant is forfeited.  The number of remaining stock options authorized under the 2004 Plan at December 31, 2008 was 945,580.

Our shareholders and board of directors adopted the Broadcast International, Inc. 2008 Equity Incentive Plan (2008 Plan) during 2008.  The 2008 Plan has become our primary plan for providing stock-based incentive compensation to our eligible employees and non-employee directors and consultants of the company. The provisions of the 2008 Plan are similar to the 2004 Plan except that the 2008 Plan allows for the grant of share equivalents such as restricted stock awards, stock bonus awards, performance shares and restricted stock units in addition to non-qualified and incentive stock options. We continue to maintain and grant awards under our 2004 Plan which will remain in effect until it expires by its terms. The number of shares of common stock reserved for issuance under the 2008 Plan was 3,415,000 at December 31, 2008.

Stock Options

In connection with the adoption of SFAS No. 123R, we estimate the fair value of stock option awards granted beginning January 1, 2006 using the Black-Scholes option-pricing model. We then amortize the fair value of awards expected to vest on a straight-line basis over the requisite service periods of the awards, which is generally the period from the grant date to the end of the vesting period. The Black-Scholes valuation model requires various judgmental assumptions including the estimated volatility, risk-free interest rate and expected option term.  Our computation of expected volatility is based on a combination of historical and market-based implied volatility.  The risk-free interest rate was based on the yield curve of a zero-coupon U.S. Treasury bond on the date the stock option award was granted with a maturity equal to the expected term of the stock option award. The expected option term is derived from an analysis of historical experience of similar awards combined with expected future exercise patterns based on several factors including the strike price in relation to the current and expected stock price, the minimum vest period and the remaining contractual period.

The fair values for the options granted in 2008 and 2007 were estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Year Ended December 31,
	2008	2007
Risk free interest rate	3.81%	4.58%
Expected life (in years)	10.0	9.9
Expected volatility	77.72%	83.71%
Expected dividend yield	0.00%	0.00%

The weighted average fair value of options granted during the years ended December 31, 2008 and 2007, was $2.98 and $1.31, respectively.

For the year ended December 31, 2008, we recognized $2,624,067 of stock-based compensation expense with $381,904,of which $352,000 was included in accrued liabilities, and $2,242,163 recorded in our research and development and general and administrative departments, respectively, for: (i) granted options and warrants vesting and (ii) restricted stock units awarded during the period. Stock-based awards issued to directors vest immediately; all other options and warrants are subject to applicable vesting schedules. Expense is recognized proportionally as each grant vests. Included is: (i) $1,295,000 resulting from 550,000 restricted stock units awarded to five directors, (ii) $77,000 resulting from 35,000 restricted stock units awarded to two consultants, (iii) $260,277 for the vested portion of 496,500 options granted to seventeen employees, (iv) $609,125 for the vested portion of 500,000 warrants granted to three consultants, (v) $400,794 resulting from the vesting of options and warrants issued prior to January 1, 2008, (vi) ($18,129) credit for recovery of previously recorded expense of unvested options forfeited during the period.

For the year ended December 31, 2007, we recognized $2,599,659 of stock-based compensation with $242,309 and $2,357,350 recorded in our research and development and general and administrative departments, respectively. Options issued to directors vest immediately; all other options and warrants are subject to applicable vesting schedules. Expense is recognized proportionally as each grant vests.  Included is (i) $1,199,000 resulting from 1,200,000 options granted to four directors, (ii) $446,197 resulting from the vesting of options and warrants issued prior to January 1, 2007, (iii) $299,275 resulting from 565,000 warrants issued to four consultants, (iv) $500,000 for 600,000 warrants issued to two current members of our board of directors, prior to them becoming members of the board, (v) $118,327 resulting from the issuance of 507,500 options issued to non-executive management employees, (vi) $26,500 resulting from the issuance of 25,000 options to an individual for consulting services, and (vii) $10,360 for re-priced options previously granted to executive management.

Additionally, during the year ended December 31, 2007, warrants to acquire 7,203,056 shares of our common stock were granted as follows; (i) 4,215,556 to certain equity investors, (ii) 1,875,000 associated with our senior secured convertible 6.25% note, (iii) 112,500 as debt acquisition costs for our senior secured convertible 6.25% note and, (iv) 1,000,000 warrants were issued to a consultant. However, no services were rendered and the warrants were forfeited by the consultant.

Total unrecognized stock-based compensation was $1,213,930 at December 31, 2008, which we expect to recognize over the next three years in accordance with vesting provisions as follows:

2009	$659,711
2010	464,361
2011	89,858
Total	$1,213,930

The following table summarizes option and warrant activity during the years ended December 31, 2007 and 2008.

	Options And Warrants Outstanding	Weighted Average Exercise Price
Outstanding at December 31, 2006	12,652,597	$1.86
Options granted	1,732,500	1.11
Warrants issued	8,368,056	0.78
Expired	(400)	9.50
Forfeited	(1,593,863)	1.00
Exercised	(5,124,871)	2.33

Outstanding at December 31, 2007	16,034,019	2.10
Options granted	496,500	2.44
Warrants issued	500,000	1.40
Expired	(982,000)	1.72
Forfeited	(498,468)	2.18
Exercised	(606,658)	1.54

Outstanding at December 31, 2008	14,943,393	$2.20

The following table summarizes information about stock options and warrants outstanding and exercisable at December 31, 2008.

	Outstanding			Exercisable
Range of		Weighted Average Remaining	Weighted Average		Weighted Average
Exercise Prices	Number Outstanding	Contractual Life (years)	Exercise Price	Number Exercisable	Exercise Price

$0.02-0.04	1,264,495	1.31	$0.03	1,264,495	$0.03
0.33-0.95	1,667,481	5.84	0.72	1,500,814	0.70
1.06-6.25	12,008,217	2.93	2.57	11,458,716	2.61
9.50-11.50	1,600	3.17	10.50	1,600	10.50
36.25-45.90	1,600	1.67	41.08	1,600	41.08

$0.02-45.90	14,943,393	3.12	$2.16	14,227,225	$2.18

The weighted average grant-date fair value of options and warrants granted during the years ended December 31, 2008 and 2007 was $1.92 and $0.97 per share, respectively.  The total intrinsic value of options exercised during the years ended December 31, 2008 and 2007 was $7,379 and $11,098, respectively The total intrinsic value of options and warrants available and options and warrants exercisable at December 31, 2008 was approximately $8,674,897 and $8,454,714, respectively.  The total cash received as a result of stock option exercises during the years ended December 31, 2008 and 2007 were approximately $750 and $1,871, respectively.

Restricted Stock Units

For the year ended December 31, 2008, 425,000 restricted stock units were awarded. The cost of restricted stock units is determined using the fair value of our common stock on the date of the grant and compensation expense is recognized in accordance with the vesting schedule.  All of the restricted stock units vested during the year ended December 31, 2008.

The following is a summary of restricted stock unit activity for the year ended December 31, 2008:

	Restricted Stock Units	Weighted Average Grant Date Fair Value

Outstanding at January 1, 2008	--	$ --
Granted at fair value	425,000	2.40
Canceled/Forfeited	--	--
Outstanding at December 31, 2008	425,000	$ 2.40
Vested at December 31, 2008	425,000	$ 2.40

For the year ending December 31, 2008, we recognized $1,372,000 of stock-based compensation in general and administrative expenses related to restricted stock units as follows: (i) on October 29,2008, 425,000 units were awarded valued at $1,020,000 to five directors for services rendered in 2008, (ii) on February 16, 2009, 125,000 units were awarded to five directors for services rendered in 2007 with a value of $275,000 at December 31, 2008 and (iii) on February 16, 2009, 35,000 units were awarded to two consultants of the company for services rendered in 2008 with a value of $77,000 on December 31, 2008.

The offset for the aggregate expense of $352,000 at December 31, 2008 for units awarded on February 16, 2009 for services rendered prior to December 31, 2008 was included in accrued liabilities at December 31, 2008. Settlement restrictions on the units awarded to board members allow for settlement on the date service with the Company terminates. Settlement restrictions on the units awarded to the consultants require settlement any time after January 2, 2010. The Committee may in accordance with the 2008 Plan, accelerate the expiration of the restrictive period as to some or all of these units mentioned above.

Note 10 – Fair Value Measurements

We adopted SFAS No. 157, “Fair Value Measurements,” (“SFAS 157”) as of January 1, 2008 for financial instruments measured at fair value on a recurring basis.  SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  SFAS 157 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).  These tiers include:

•

Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable

We measure certain financial instruments at fair value on a recurring basis. Assets and liabilities measured at fair value on a recurring basis are as follows at December 31, 2008:

			Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
Assets
Money market funds	$491,055	$491,055	$-	$-
Treasury cash reserve securities	3,146,826	3,146,826	-	-
Auction rate preferred securities	2,416,235	-	-	2,416,235
Total assets measured at fair value	$6,054,116	$3,637,881	$-	$2,416,235

Liabilities
Derivative valuation (1)	$4,549,500	$-	$-	$4,549,500
Total liabilities measured at fair value	$4,549,500	$-	$-	$4,549,500

(1) See Note 5 for additional discussion.

The table below presents our assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as defined in SFAS 157 at December 31, 2008.  We classify financial instruments in Level 3 of the fair value hierarchy when there is reliance on at least one significant unobservable input to the valuation model.

	Derivative	Auction Rate
	Valuation	Preferred
	Liability	Securities	Total
Balance at December 31, 2007	$(14,267,600)	$-	$(14,267,600)
Total gains or losses (realized and unrealized)
Included in net loss	8,256,623	-	8,256,623
Impairment valuation adjustment	-	(233,765)	(233,765)
Purchases, issuances, and settlements, net	1,461,477	2,650,000	4,111,477
Transfers to Level 3	-	-	-
Balance at December 31, 2008	$(4,549,500)	$2,416,235	$(2,133,265)

Money Market Funds and Treasury Securities

The money market funds and treasury cash reserve securities balances are classified as cash and cash equivalents on our consolidated balance sheet.

Auction Rate Preferred Securities

As of December 31, 2008, we had investments in auction rate preferred securities (“ARPS”), which are classified as available-for-sale securities on our consolidated balance sheet and reflected at fair value.  Due to events in credit markets, the auction events for these instruments held by us failed during first quarter 2008.  Therefore, the fair values of these securities were estimated utilizing a discounted cash flow analysis of the estimated future cash flows for the ARPS as of December 31, 2008.  This analysis considers, among other items, the collateralization of the underlying security investments, the creditworthiness of the counterparty, the timing of expected future cash flows and the expectation of the next time the security is expected to have a successful auction or the security has been called by the issuer. As a result of this analysis, we have recorded an impairment loss of $233,765 since the decrease in value is considered other than temporary.

The ARPS held by us at December 31, 2008, totaling $2,650,000 were in AAA rated funds.  Due to our belief that the market for these instruments may take in excess of twelve months to fully recover, we have classified these investments as non-current.  During the nine months ended December 31, 2008, $8,950,000 of our $11,600,000 ARPS, held at March 31, 2008, were redeemed at 100% of their par value.  As of December 31, 2008, we continue to earn interest on our ARPS under the default interest rate features of the ARPS.

Fair Value of Other Financial Instruments

The carrying amounts of our accounts receivable, accounts payable and accrued liabilities approximate their fair values due to their immediate or short-term maturities.  The aggregate carrying amount of the notes payable approximates fair value as the individual notes bear interest at market interest rates and there hasn’t been a significant change in our operations and risk profile.

Note 11 – Retirement Plan

We have implemented a 401(k) employee retirement plan. Under the terms of the plan, participants may elect to contribute a portion of their compensation, generally up to 60%, to the plan. We match contributions up to 100% of the first 3% of a participant’s compensation contributed to the plan and 50% of the next 2%. Employees are eligible to participate in the plan after three months of service as defined by the plan. For the years ended December 31, 2008 and 2007, we made matching contributions totaling $86,449 and $76,212, respectively.

Note 12 – Supplemental Cash Flow Information

2008

  During the year ended December 31, 2008, we issued 84,000 shares of our common stock, with a value of $239,190, which was included in general and administrative expense, to a corporation for services rendered for us. Additionally, 160,000 shares of our common stock were issued to a corporation to provide investor relations services for us. The value of the shares issued for investor relation services of $488,000 was recorded as a prepaid expense and will be recognized over the service periods as follows:

Year	Amount

2008	427,003
2009	60,997
Total	$ 488,000
  On March 18, 2008, one of the institutional funds converted $54,505 of their convertible notes into 36,337 shares of our common stock resulting in an extinguishment of debt non-cash expense of $6,056 included as interest expense for the year ended December 31, 2008.
  During the year ended December 31, 2008, an aggregate of 2,258 options were exercised by one individual providing $750 in funding to the company.
  During the year ended December 31, 2008, an aggregate of 604,400 warrants were exercised by three individuals and four of the institutional funds providing $933,040 in funding to the company
  For the year ended December 31, 2008, an aggregate non-cash expense of $4,525,393 was recorded for the accretion of our convertible notes as follows: (i) $4,191,300 for the senior secured 6.25% note, (ii) $333,336 for the unsecured convertible note and, (iii) $757 for the senior 6% convertible note.
  For the year ended December 31, 2008, we recorded a non-cash expense of $233,765 was related to the valuation of our auction rate securities.
  For the year ended December 31, 2008, we recorded a non-cash expense of  $2,504 for the discontinuance of three foreign patents
  For the year ending December 31, 2008, a non cash expense of $2,624,067 for stock-based compensation as follows: (i) $1,295,000 resulting from 550,000 restricted stock units awarded to five directors, (ii) $77,000 resulting from 35,000 restricted stock units awarded to two consultants, (iii) $260,277 for the vested portion of 496,500 options granted to seventeen employees, (iv) $609,125 for the vested portion of 500,000 warrants granted to three consultants, (v) $400,794 resulting from the vesting of options and warrants issued prior to January 1, 2008, (vi) ($18,129) credit for recovery of previously recorded expense of unvested options forfeited during the period
  For the year ended December 31, 2008, we acquired 1,513,564 IDI common share equivalents in exchange for 99,731 shares of our common stock valued at $249,500 and a cash payment of $547.

2007

  During the year ended December 31, 2007, we issued 21,000 shares of our common stock, with a value of $77,700, which was included in general and administrative expense, to a corporation for services rendered for us. Additionally, 2,180,000 shares of our common stock were issued to four corporations which provide investor relations services for us. The value of the shares issued for investor relation services of $2,190,000 was recorded as a prepaid expense and will be recognized over the service periods as follows:

Year	Amount

2007	$ 1,020,247
2008	1,011,405
2009	158,348
Total	$ 2,190,000

  On March 1, 2007, the board of directors approved a private placement offering in anticipation of raising up to $4,500,000 by selling 3,000,000 shares of our common stock at a price of $1.50 per share, which was subsequently amended to allow us to raise up to $6,000,000 on the same terms. Each purchaser in the offering received a warrant to acquire one share of our common stock for each share of common stock purchased.  The warrants have a three-year exercise period and are exercisable at a $2.00 exercise price.  As of December 31, 2007, we have raised proceeds of $5,975,317 from the sale of 3,983,557 shares of stock.
  On February 27, 2006, the board of directors approved a private placement offering in anticipation of raising up to $4,500,000 by selling 3,000,000 shares of common stock at a price of $1.50 per share, which price was lowered in certain transactions.  Each purchaser in the offering received a warrant to acquire one share of our common stock for each share of common stock purchased.  The warrants have a three-year exercise period and are exercisable at a $2.00 exercise price.  As of December 31, 2007 and 2006, we had raised aggregate proceeds of $2,091,186 and $1,743,166 from the sale of 1,975,178 and 1,743,166 shares of our common stock, respectively.  Included in the figures above was $348,020 in proceeds from the sale of 232,012 shares of common stock in the year ended December 31, 2007.
  During the year ending December 31, 2007, four of the institutional funds converted an aggregate of $2,445,495 of their senior secured 6% convertible notes into 1,630,332 shares of our common stock resulting in an extinguishment of debt non-cash expense in the amount of $605,337 included as interest expense.
  An aggregate non-cash expense of $908,684 was recorded for the accretion of (i) the senior 6% convertible notes of $533,682, (ii) the senior 6.25% convertible note of $41,666, (iii) the unsecured convertible note of $333,336, as interest expense.
  For the year ended December 31, 2007, an aggregate of 5,121,298 warrants were exercised resulting in $1,727,347 in proceeds and the issuance of 1,771,298 shares of our common stock with a valuation of $13,497,356.  Included in the figures above are (i) 667,298 warrants were exercised resulting in $1,000,947 in proceeds and the issuance of 667,298 shares of common stock from the exercise of four of the institutional funds of the senior secured 6% convertible note holders, (ii) 454,000 warrants were exercised resulting in $726,400 in proceeds and the issuance of 454,000 shares of common stock from the exercise of the unsecured convertible note holder, (iii) 4,000,000 warrants were exercised resulting from a cashless exercise and the issuance of 650,000 shares of common stock from the exercise of  the unsecured convertible note holder.

Note 13 – Liquidity and Capital Resources

Historically, the Company has incurred net losses and negative cash flow from operations. Retained deficit is $80,447,505 and total stockholders' deficit is $3,781,775 at December 31, 2008. We experienced negative cash flow used in operations during the fiscal year ended December 31, 2008 of $9,460,786.  We expect to continue to experience negative operating cash flow until we increase our sales and/or licensing revenue.

At December 31, 2008, we had cash of $3,558,336 and total current assets of $4,153,311. Current liabilities of $7,093,703 included $4,549,500 from derivative valuation. Our long-term assets include $2,650,000 of Auction Rate Preferred Securities.  We may have limited or no opportunities to liquidate or recover the stated value of these Auction Rate investments in the near term. Accordingly, they are fair valued at $2,416,235 at December 31, 2008.

In January 2009, we implemented cost reductions resulting in a decrease of  monthly cash outflows. Our current monthly operating expenses, including costs associated with our CodecSys technology research and development program, currently exceed our monthly net sales by approximately $600,000 per month.  We do not anticipate, however, that our operations will continue without material change in the near-term.

To improve our liquidity, we borrowed $1,400,000 against our long term auction rate preferred securities subsequent to year end.  We are also pursuing debt and equity financing from various sources including additional investment capital to come from (i) the exercise of outstanding warrants to purchase our capital stock currently held by existing warrant holders; (ii) additional private placements of our common stock with existing and new investors; and (iii) the private placement of other securities with institutional investors similar to those institutions that have provided funding in the past. We have consistently been able to raise funds through debt and equity transactions in the past as needed and fully expect that we will be able to raise additional funds as needed.  Our ability to obtain financing through the offer and sale of securities is subject to market conditions and other factors beyond our control.

Our long-term liquidity is dependent upon execution of our business model which contemplates that sources of additional revenue include (i) sales from our private communication network services, (ii) sales resulting from new customer contracts, and (iii) sales, licensing fees and/or royalties related to commercial applications of our CodecSys technology. Additionally, as necessary we are prepared to and have the ability to make additional operating expense reductions without significantly impairing our ability to conduct operations.

Note 14 – Related Party Transactions

On October 31, 2007, we entered into an exchange agreement with the holder of our unsecured convertible note in the principal amount of $1.0 million and related warrants.  Pursuant to the exchange agreement, we cancelled the holder’s warrants to acquire up to 2,000,000 shares of our common stock at $2.10 per share and other warrants to acquire up to 2,000,000 additional shares of our common stock at $3.00 per share in exchange for the issuance of 650,000 shares of our common stock.  In connection with the exchange agreement, we extended the expiration date applicable to the note holder’s outstanding 750,000 A warrants and 750,000 B warrants from January 11, 2008 to December 3, 2008. On December 3, 2008, 231,600 A Warrants and 750,000 B Warrants were unexercised and expired.

A current director entered into a consulting agreement with us effective June 14, 2007 under the terms of which he received a warrant to acquire 500,000 shares of our common stock at an exercise price of $1.07 per share for services rendered in making available to us sales opportunities for deployment of our CodecSys technology.  The exercise price of $1.07 per share was equal to the market price of our common stock on the date of grant.  The warrant is exercisable for a period of three years and may be subject to cancellation under certain conditions and on January 09, 2009 were all canceled.  On June 26, 2007, our board of directors unanimously voted to appoint this individual to the board.  Subsequent to him becoming a director, we cancelled the consulting agreement with him.  For financial statement reporting purposes, in accordance with FAS 123(R), the fair value of the warrant on the date of grant was determined to be $325,000.

Another current director entered into a consulting agreement with us dated November 7, 2007 under the terms of which he received a warrant to acquire 100,000 shares of our common stock at an exercise price of $2.90 per share for services rendered in making available to us sales opportunities in our satellite networking business.  The exercise price of $2.90 was equal to the market price of our common stock on the date of grant.  The warrant is exercisable for a period of three years.  On November 9, 2007, our board of directors unanimously voted to appoint this individual to the board, at which time his consulting agreement was terminated. For financial statement reporting purposes, in accordance with FAS 123(R), the fair value of the warrant on the date of grant was determined to be $175,000.

Note 15 – Subsequent Events

On January 5, 2009, we received $1,400,000 from Jefferies Group, Inc., a Delaware corporation, under a promissory note and security agreement. The note bears an interest rate equal to the federal funds rate plus 1.75% and is secured by our action rate preferred securities held in an account with Jefferies & Company.

On January 9, 2009, warrants granted to a current director to receive 500,000 shares of our common stock were canceled. These warrants were issued pursuant to a consulting agreement with us effective June 14, 2007 under the terms of which he had received a warrant to acquire 500,000 shares of our common stock for services rendered in making available to us sales opportunities for deployment of our CodecSys technology. No sales of the Codecsys technology have resulted from these efforts which resulted in the cancellation of these warrants.

During January and February 2009, we issued 110,000 shares of common stock as follows: (i) 60,000 shares to an IDI shareholder in exchange for 900,000 IDI common share equivalents and (ii) 50,000 shares to an individual through the exercise of a warrant resulting in $58,500 in funding for the company.

On February 16, 2009, 125,000 restricted stock units were awarded to five directors for services rendered in 2007 with a value of $275,000 at December 31, 2008 based on the company’s then quoted stock price and 35,000 restricted stock units were awarded to two consultants of the company for services rendered in 2008 with a value of $77,000 on December 31, 2008. The aggregate value of $352,000 was included in accrued liabilities at December 31, 2008.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the resale of common stock being registered hereunder.  The selling security holders will not bear any portion of such expenses.  All the amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$ 863
Legal fees and expenses	35,000
Transfer agent’s fees	2,000
Accounting fees and expenses	20,000
Printing fees and expenses	2,000
Miscellaneous	5,137

Total	$ 65,000

ITEM 14.  Indemnification of Directors and Officers

Our amended and restated articles of incorporation provide for the indemnification of our directors and officers to the fullest extent permitted under Utah law.  Under the Utah Revised Business Corporation Act (URBCA), the liability of our directors and officers is limited such that a director or officer is not liable to Broadcast International or our shareholders for any action taken or any failure to take any action, as an officer or director, as the case may be, unless: (i) the director or officer has breached or failed to perform the duties of the office in compliance with Section 16-10a-841 of the URBCA; and (ii) the breach or failure to perform constitutes gross negligence, willful misconduct, or intentional infliction of harm on Broadcast International or our shareholders.  Our directors are personally liable if such director votes for or assents to an unlawful distribution under the URBCA or our articles of incorporation.

We will, pursuant to Section 16-10a-902 of the URBCA and our amended and restated articles of incorporation, indemnify an individual, made party to a proceeding because he or she was a director, against liability incurred in the proceeding if: (i) the director’s conduct was in good faith; (ii) the director reasonably believed that his conduct was in, or not opposed to, our best interests; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his conduct was unlawful; provided that, we may not indemnify the same director if (a) indemnification is sought in connection with a proceeding by or in the right of Broadcast International in which the director was adjudged liable to Broadcast International; (b) indemnification is sought in connection with any other proceeding charging that the director derived an impersonal personal benefit, whether or not including action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit; or (c) indemnification is sought in connection with a proceeding in which the claim or liability arises out of the director’s own negligence or willful misconduct.  Indemnification under this Section in connection with a proceeding by or in the right of Broadcast International is limited to reasonable expenses incurred in connection with the proceeding.

In accordance with Section 16-10a-903 of the URBCA, we shall indemnify a director or an officer who is successful on the merits or otherwise in defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he or she was a party because he or she is or was a director or an officer of Broadcast International, as the case may be, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.

In accordance with Section 16-10a-904 of the URBCA, we will pay or reimburse the reasonable expenses incurred by a party to a proceeding in advance of the final disposition of the proceeding, provided that, (i) the director furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct described in Section 16-10a-902 of the URBCA; (ii) the director furnishes to us a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification thereunder.

Section 16-10a-905 permits a director or officer who is or was a party to a proceeding to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction.

We will indemnify and advance expenses to an officer, employee, fiduciary or agent of Broadcast International to the same extent as a director; or to a greater extent in some instances if not inconsistent with public policy.

We maintain a directors’ and officers’ liability insurance policy which, subject to the limitations and exclusions stated therein, covers the officers and directors of Broadcast International for certain actions or inactions that they may take or omit to take in their capacities as officers and directors of Broadcast International.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15.  Recent Sales of Unregistered Securities

The following sets forth all securities issued by us within the past three years without registration under the Securities Act.  No underwriters were involved in any of the stock issuances and, unless otherwise noted, no commissions were paid in connection therewith.  In each of the following transactions, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof, except as indicated otherwise.

On January 27, 2006, we issued a total of 994,063 shares of our common stock to two corporations in exchange for all of the outstanding common stock of Video Processing Technologies Inc., the sole asset of which was an exclusive license to certain patent pending compression technology which we intend to use in our business.  We valued the stock received based upon the then prevailing fair market price of our common stock ($2.00) multiplied by the number of shares issued (994,063).  The corporations were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In February 2006, we granted options to purchase a total of 175,000 shares of our common stock to two individuals in acknowledgment of their joining our company as independent directors.  The options are fully vested, have ten-year terms and have exercise prices equal to the fair market value of our common stock on the date of grant.  The individuals were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On March 7, 2006, we issued a total of 766,666 shares of our common stock to two corporations in exchange for investor relations services performed for us.  We valued the services received based upon the then prevailing fair market price of the common stock ($2.25) multiplied by the number of shares issued (766,666).  The corporations were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On March 29, 2006, we issued 50,000 shares of our common stock to a corporation in exchange for technology consulting services performed for us related to the acquisition of Video Processing Technologies Inc. described above.  We valued the services received based upon the then prevailing fair market price of the common stock ($2.00) multiplied by the number of shares issued (50,000).  The corporation was an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On March 31, 2006, we issued a total of 107,500 shares of our common stock to four individuals and one corporation in exchange for $161,250 pursuant to the terms of a private placement.  Pursuant to the private placement, we also issued warrants to the same investors to purchase a total of 107,500 shares of our common stock.  The warrants have an exercise price of $2.00 per share and are exercisable for three years from the date of issuance.  The investors were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On April 24, 2006, we issued a total of 333,334 shares of our common stock to two institutional funds pursuant to the conversion of $500,000 principal amount of senior secured convertible notes at a conversion price of $1.50 per share.  The funds were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On May 8, 2006, we issued a total of 497,956 shares of our common stock to eleven individuals and six entities in exchange for $746,934 pursuant to the terms of a private placement.  Pursuant to the private placement, we also issued warrants to the same investors to purchase a total of 497,956 shares of our common stock.  The warrants have an exercise price of $2.00 per share and are exercisable for three years from the date of issuance.  The investors were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In May and June, 2006, we issued a total of 223,334 shares of our common stock to two individuals and three entities in exchange for $335,001 pursuant to the terms of a private placement.  Pursuant to the private placement, we also issued warrants to the same investors to purchase a total of 223,334 shares of our common stock.  The warrants have an exercise price of $2.00 per share and are exercisable for three years from the date of issuance.  The investors were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On July 25, 2006, we issued a total of 75,000 shares of common stock to two individuals as compensation for consulting services to be performed for us.  We valued the services based upon the then prevailing fair market price of the common stock ($1.60) multiplied by the number of shares issued (75,000).  The individuals were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On August 15, 2006, we entered into a stock exchange agreement with Sun Media Investment Holdings Ltd., a British Virgin Islands corporation (“Sun Media”), pursuant to which we issued 3,000,000 restricted shares of common stock to Sun Media in exchange for 1,515,544 restricted shares of common stock of Sun New Media, Inc., a Minnesota corporation traded on the OTC Bulletin Board.  The stock exchange agreement required that we appoint Mr. Bruno Wu to our board of directors.  Mr. Wu is a principal and controlling shareholder of Sun Media and the Chairman of the Board of Sun New Media, Inc.  The agreement required that both parties refrain from selling any of the shares received in the transaction before January 1, 2008.  Sun Media was an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemption from registration under Regulation S promulgated under the Securities Act.

On August 15, 2006, we issued under a stock purchase agreement a total of 666,667 shares of our common stock to Yang Lan Studio Ltd. (“YLS”), a Hong Kong corporation, at a purchase price of $1.50 per share for a total consideration of $1,000,000.  Pursuant to the stock purchase agreement, we also issued warrants to YLS, including four classes of warrants (A Warrants, B Warrants, C Warrants and D Warrants), which gave YLS the right to purchase an additional 5,500,000 shares of our common stock.  The A and B Warrants originally expired one year after the effective date of a registration statement to be filed under the Securities Act.  The C Warrants and D warrants expire eighteen months and twenty four months, respectively, after the effective date of such registration statement.  The A Warrants granted YLS the right to purchase up to 750,000 shares of our common stock at an exercise price of $1.60 per share, the B Warrants granted YLS the right to purchase up to 750,000 shares of our common stock at an exercise price of $1.75 per share, the C Warrants granted YLS the right to purchase up to 2,000,000 shares of our common stock at an exercise price of $2.10 per share, and the D Warrants granted YLS the right to purchase up to 2,000,000 shares of our common stock at an exercise price of $3.00 per share.  We also issued 4,000,000 restricted shares of our common stock to YLS in exchange for a fully paid, perpetual, non-exclusive, world wide license to use and distribute certain flash based e-publishing reader technology.  In connection with the transactions, we paid a finder’s fee in the amount of $100,000 to the party who introduced us to YLS.  YLS was an accredited investor and was fully informed regarding its investment.  In the above transactions, we relied on the exemption from registration under Regulation S promulgated under the Securities Act.

On August 15, 2006, we entered into a technology license agreement with Broadvision Global, Ltd., a British Virgin Islands corporation (“BGL”), pursuant to which we received a fully paid, perpetual, exclusive, world wide license (except for PR China) to use and distribute certain IPTV platform technology developed and licensed to BGL by Beijing Broadvision Information Technologies, Ltd. (“BBIT”).  In exchange for the license, we issued 1,000,000 restricted shares of our common stock to each of YLS and BBIT.  YLS and BBIT are accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemption from registration under Regulation S promulgated under the Securities Act.

On September 29, 2006, we obtained $1,000,000 from Triage Capital Management (“Triage”) in exchange for an obligation to repay the sum under certain circumstances.  Triage was an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On November 2, 2006, we issued an unsecured convertible note in the principal amount of $1,000,000 to Leon Frenkel.  The unsecured convertible note is convertible into shares of our common stock at $1.50 per share.  We also issued warrants to Mr. Frenkel, including four classes of warrants (A Warrants, B Warrants, C Warrants and D Warrants), which give Mr. Frenkel the right to purchase 5,500,000 shares of the our common stock.  The A and B Warrants expire on January 11, 2008, one year after the effective date of a registration statement filed under the Securities Act.  The C Warrants and D warrants expire eighteen months and twenty four months, respectively, after the effective date of a registration statement to be filed under the Securities Act.  The A Warrants grant Mr. Frenkel the right to purchase up to 750,000 shares of our common stock at an exercise price of $1.60 per share, the B Warrants grant Mr. Frenkel the right to purchase up to 750,000 shares of our common stock at an exercise price of $1.75 per share, the C Warrants grant Mr. Frenkel the right to purchase up to 2,000,000 shares of our common stock at an exercise price of $2.10 per share, and the D Warrants grant Mr. Frenkel the right to purchase up to 2,000,000 shares of our common stock at an exercise price of $3.00 per share.  If Mr. Frenkel converts the unsecured convertible note into shares of our common stock, we will be required to pay a finder’s fee in the amount of $100,000 to the party who introduced us to Mr. Frenkel.  Mr. Frenkel was an accredited investor and was fully informed regarding his investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On December 28, 2006, we issued 200,000 shares of our common stock to one foreign corporation in exchange for shareholder relation services to be rendered for us.  We valued the services based upon the then prevailing fair market price of our common stock ($1.17) multiplied by the number of shares issued (200,000).  The corporation was an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Regulation S and Section 4(2) thereof.

On December 28, 2006, we granted options to purchase a total of 75,000 shares of our common stock to three individuals who serve as independent directors of our company.  The options are fully vested, have ten-year terms and have exercise prices equal to the fair market value of our common stock on the date of grant.  The options were granted as part of our normal compensation plan for our independent directors.  The individuals were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On December 28, 2006, we granted warrants to three individuals to acquire in the aggregate up to 400,000 shares of our common stock at an exercise price of $1.17 in exchange for services to be rendered for us.  The warrants are exercisable at any time for a period of three years.  The issuance was pursuant to consulting agreements under the terms of which the consultants are to provide us with consulting related to the development and licensing of our technology and general management and organizational consulting.  The individuals were accredited investors and were fully informed regarding their investment. In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On January 29, 2007, we issued 333,333 shares of our common stock to one foreign corporation in exchange for $500,000.  In addition, we issued warrants to the same corporation to acquire up to 333,333 shares of our common stock at an exercise price of $2.00.  The warrants are exercisable at any time for a period of three years.  This transaction was part of a private offering of our common stock solely to accredited investors.  The corporation was an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Regulation S and Section 4(2) thereof.

On February 10, 2007, we granted to an individual pursuant to a consulting agreement warrants to purchase up to 300,000 shares of our common stock at an exercise price of $1.41 per share.  The warrants are exercisable for three years from the date of issuance.  The individual was an accredited investor and was fully informed regarding his investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On February 12, 2007, we issued 160,000 shares of our common stock to a corporation in consideration of consulting services provided to us.  We valued the services received based upon the then prevailing fair market price of the common stock ($1.38) multiplied by the number of shares issued (160,000).  The corporation was an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On February 13, 2007, we issued 231,999 shares of our common stock to three individuals and one limited partnership pursuant to a private placement of our stock in exchange for $347,998.  In addition, we issued warrants to the same individuals and limited partnership to acquire up to 231,999 shares of our common stock for an exercise price of $2.00.  The warrants may be exercised at anytime within three years of their issuance.  The investors were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On February 28 and March 30, 2007, we issued two unsecured promissory notes in the aggregate principal amount of $249,974 to one corporation.  The notes bear interest at an annual rate of 6% and are due on December 31, 2997.  The corporation was an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On March 3, 2007, we granted options to purchase up to 500,000 shares of our common stock to two independent directors of our company.  The options are fully vested, have ten-year terms and have exercise prices equal to the fair market value of our common stock on the date of grant.  The options were granted as part of our normal compensation plan for our independent directors.  The individuals were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On March 18, 2007, we issued to two foreign corporations a total of 2,000,000 shares of our common stock pursuant to consulting agreements for services to be provided for us.  We valued the services based upon the then prevailing fair market price of the common stock ($ 1.84) multiplied by the number of shares issued (2,000,000).  We granted warrants to another foreign corporation to acquire up to 1,000,000 shares of our common stock at an exercise price of $1.50.  The warrants may be exercised at any time until March 31, 2010. The corporations were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Regulation S and Section 4(2) thereof.

On March 18, 2007, we issued a total of 500,000 shares of our common stock to two institutional funds pursuant to the conversion of $750,000 principal amount of senior secured convertible notes at a conversion price of $1.50 per share.  The funds were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In April 2007, we issued a total of 83,335 shares of our common stock to three individuals in exchange for $125,000 pursuant to the terms of a private placement.  Pursuant to the private placement, we also issued warrants to the same investors to purchase a total of 83,335 shares of our common stock.  The warrants have an exercise price of $2.00 per share and are exercisable for three years from the date of issuance.  The investors were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On April 20, 2007, we issued a total of 66,667 shares of our common stock to one institutional fund pursuant to the conversion of $100,000 principal amount of senior secured convertible notes at a conversion price of $1.50 per share.  The fund was an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On May 8, 2007, we issued a total of 200,001 shares of our common stock and accompanying warrants to purchase 200,001 shares of our common stock to two individuals in consideration of a total of $300,000.  The warrants are exercisable at $2.00 per share for a period of three years from the date of issuance.  All of the individuals in the transactions were accredited investors and were fully informed regarding their investment.  The securities were sold directly by us and no underwriting discounts or commissions were paid.  In the transactions, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On June 28, 2007, we issued a total of 233,335 shares of our common stock and accompanying warrants to purchase 233,335 shares of our common stock to five individuals in consideration of a total of $350,000.  The warrants are exercisable at $2.00 per share for a period of three years from the date of issuance.  All of the individuals in the transactions were accredited investors and were fully informed regarding their investment.  The securities were sold directly by us and no underwriting discounts or commissions were paid.  In the transactions, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On June 28, 2007, we granted to an individual who became one of our directors warrants to acquire up to 500,000 shares of our common stock at an exercise price of $1.07 pursuant  to a consulting agreement dated June 12, 2007 for services rendered and to be rendered in making available to us sales opportunities for deployment of our CodecSys technology.  The warrants are exercisable for a period of three years and may be subject to cancellation under certain conditions.  The individual was an accredited investors and was fully informed regarding his investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In June and July, 2007, we issued an aggregate of 233,333 shares of our common stock and accompanying warrants to purchase 233,333 shares of our common stock to six individuals in consideration of a total of $350,000. The warrants are exercisable at $2.00 per share for a period of three years from the date of issuance.  All of the individuals in the transactions were accredited investors and were fully informed regarding their investment.  The securities were sold directly by us and no underwriting discounts or commissions were paid.  In the transactions, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In August 2007, we issued 66,667 shares of our common stock and accompanying warrants to purchase 66,667 shares of our common stock to one individual in consideration of $100,000.  The warrants are exercisable at $2.00 per share for a period of three years from the date of issuance.  The individual was an accredited investor and was fully informed regarding his investment.  The securities were sold directly by us and no underwriting discounts or commissions were paid.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In September 2007, we granted warrants to purchase 290,000 shares of our common stock to three consultants to us in consideration of services performed and to be performed during the next six months.  The warrants are exercisable at prices ranging from $1.06 to $1.10 per share for a period of three years from the date of issuance, one half of which are cancelable by us in our sole discretion.  All of the consultants were accredited investors and were fully informed regarding their investment.  In the transactions, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On September 25, October 1, and October 2, 2007, we issued a total of 261,296 shares of our common stock to three institutional funds, which hold our 6% senior secured convertible notes, in consideration of the funds converting to common stock an aggregate of $391,944 of the principal amount of the notes held by the funds at a conversion price of $1.50 per share.  The institutional funds, which converted a portion of their notes to common stock, are accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On October 1, 2007, we received notification that one of our warrant holders was exercising his warrants to acquire 100,000 shares of our common stock and the shares of stock were issued.  We received $160,000 in cash from the exercise of the warrants.  The holder was an accredited investor and was fully informed regarding his investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On October 3, 2007, we issued a total of 66,667 shares of our common stock to one institutional fund, which holds our 6% senior secured convertible notes, in consideration of the fund converting to common stock an aggregate of $100,000 of the principal amount of the notes held by the fund at a conversion price of $1.50 per share.  The institutional fund, which converted a portion of its note to common stock, is an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On October 4, 2007, we received notification that one of our warrant holders was exercising his warrants to acquire 150,000 shares of our common stock and the shares of stock were issued.  We received $240,000 in cash from the exercise of the warrants.  The holder was an accredited investor and was fully informed regarding his investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On October 22, 2007, we received notification that one of our warrant holders was exercising his warrants to acquire 65,000 shares of our common stock and the shares of stock were issued.  We received $104,000 in cash from the exercise of the warrants.  The holder was an accredited investor and was fully informed regarding his investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On October 23, 2007, we issued a total of 550,001 shares of our common stock to three institutional funds, which hold our 6% senior secured convertible notes, in consideration of the funds converting to common stock an aggregate of $825,000 of the principal amount of the notes held by the funds at a conversion price of $1.50 per share.  The institutional funds, which converted a portion of their notes to common stock, are accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On October 31, 2007, we issued 650,000 shares of our common stock pursuant to an exchange agreement with the holder of our unsecured convertible note in the principal amount of $1,000,000 million and related warrants.  Pursuant to the exchange agreement, we cancelled the holder’s warrants to acquire up to 2,000,000 shares of our common stock at $2.10 per share and other warrants to acquire up to 2,000,000 additional shares of our common stock at $3.00 per share.  The holder was an accredited investor and was fully informed regarding his investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On November 3, 2007, we issued a total of 185,701 shares of our common stock to one institutional fund, which holds our 6% senior secured convertible notes, in consideration of the fund converting to common stock an aggregate of $278,551 of the principal amount of the notes held by the fund at a conversion price of $1.50 per share.  The institutional fund, which converted a portion of its note to common stock, is an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In November and December, 2007, we received notification that four of the institutional funds were exercising their warrants to acquire 667,298 shares of our common stock and the shares of stock were issued.  We received $1,000,947 in cash from the exercise of the warrants.  The funds are accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In November and December, 2007, we received three separate notifications that one of our warrant holders was exercising his warrants to acquire a total of 139,000 shares of our common stock and the shares of stock were issued.  We received $222,400 in cash from the exercise of the warrants.  The holder was an accredited investor and was fully informed regarding his investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On December 24, 2007, we issued under a private placement 1,000,000 shares of our common stock to an institutional investor.  Pursuant to the private placement, we entered into various agreements with the investor, including (i) a securities purchase agreement pursuant to which we, in exchange for $15,000,000, issued and sold to the investor (A) 1,000,000 shares of our common stock, (B) a 6.25% senior secured convertible promissory note in the principal amount of $15,000,000 which is convertible into shares of our common stock at a conversion price of $5.45 per share, and (C) a five-year warrant that is exercisable to purchase up to 1,875,000 shares of common stock at an exercise price of $5.00 per share; (ii) a registration rights agreement pursuant to which we agreed to provide certain registration rights with respect to the shares of common stock, the shares of common stock issuable upon conversion of the note, the shares of common stock issuable as interest shares under the note and shares of common stock issuable upon exercise of the warrant; and (iii) a security agreement granting a first priority security interest in all of our property and assets to secure the note.  The investor was an accredited investor and was fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) thereof.

In the fourth quarter of 2007, we issued a total of 3,166,899 shares of our common stock in exchange for $4,750,348 pursuant to the terms of a private placement offering.  Pursuant to the private placement, the purchaser of each share received a warrant to acquire one share of common stock.  The warrants have a three-year exercise period and are exercisable at an exercise price of $2.00 per share. The investors were accredited investors and were fully informed regarding their investment.  With respect to an aggregate of $962,500 in proceeds, the sales were made through licensed securities sales persons and a total of $96,250 in commissions, or 10% of the funds raised, was paid.  In the transactions, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) thereof.

In December 2007, we issued 3,573 shares of our common stock to three employees who exercised their options granted pursuant to our Long Term Incentive Plan in consideration of the payment of $1,871, the option exercise price.  The employees were fully informed regarding their exercise transaction.  We relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

In January 2008, we issued 41,000 shares of our common stock in consideration of services performed in 2007 by two consultants for us.  Both of the consultants were accredited investors and fully informed regarding the investment.  In the transactions, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In February 2008, we issued a total of 36,337 shares of our common stock to one institutional fund, which holds our 6% senior secured convertible notes, in consideration of the fund converting to common stock an aggregate of $54,505 of the principal amount of the note held by the fund at a conversion price of $1.50 per share.  The institutional fund, which converted its note to common stock, is an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In February 2008, we issued 6,667 shares of our common stock to a shareholder of IDI in exchange for 100,000 shares of common stock of IDI.  The shareholder was an accredited investor and was fully informed regarding the investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6).

In February 2008, we issued 2,258 shares of our common stock to one employee who exercised his option granted pursuant to our Long Term Incentive Plan in consideration of the payment of $750, the option exercise price.  The employee was fully informed regarding his exercise transaction.  We relied on the exemption from registration under the Securities Act set forth in Section 4(2).

In March 2008, we issued 160,000 shares of our common stock in consideration of services performed by a consultant for us.  The consultant was an accredited investor and fully informed regarding the investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In April 2008, we issued 21,000 shares of our common stock to a consultant for services performed for us.  The consultant was an accredited investor and fully informed regarding the investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In January 2008, we received notification that three of the institutional funds were exercising their warrants to acquire 500,000 shares of our common stock and the shares of stock were issued.  We received $750,000 cash from the exercise of the warrants.  The funds are accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In April and May, 2008, we received two separate notifications that one of our warrant holders was exercising his warrants to acquire a total of 64,400 shares of our common stock and the shares of stock were issued.  We received $103,040 in cash from the exercise of the warrants.  The holder was an accredited investor and was fully informed regarding his investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In May 2008, we received notification that one of our warrant holders was exercising his warrants to acquire a total of 20,000 shares of our common stock and the shares of stock were issued.  We received $40,000 in cash from the exercise of the warrants.  The holder was an accredited investor and was fully informed regarding his investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In June 2008, we issued 14,889 shares of our common stock to a shareholder of IDI in exchange for 223,335 shares of common stock of IDI.  The shareholder was an accredited investor and was fully informed regarding the investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In June 2008, we issued 21,000 shares of our common stock to a consultant for services performed for us.  The consultant was an accredited investor and fully informed regarding the investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

At various times during the three months ended March 31, 2008, we granted options to eight employees pursuant to our Long Term Incentive Plan to acquire up to 286,500 shares of our common stock at various prices, but not less than the fair market value on the date of grant.  In the transactions, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

In January 2009, we issued 60,000 shares of our common stock to one individual in exchange for 900,000 shares of common stock of one of our subsidiaries.  The individual is an accredited investor and was fully informed concerning his investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Sections 4(2) and 4(6) thereof.

In January 2009, we issued 50,000 shares of our common stock to one individual who exercised warrants to acquire our common stock in exchange for $58,500, which we will use for general working capital purposes.  The individual is an accredited investor and was fully informed concerning his investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Sections 4(2) and 4(6), thereof.

In February 2009, we granted an aggregate of 125,000 restricted stock units, or RSUs, to five members of our Board of Directors and a total of 35,000 RSUs to two outside consultants pursuant to our 2008 equity incentive plan.  The RSUs granted to the directors represent directors fees for 2007 and were fully vested when granted.  The RSUs granted to the consultants vest on January 2, 2010.  The RSUs may be settled only with the issuance of one share of our common stock for each RSU granted.  The directors and consultants are accredited investors and were fully informed concerning their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Sections 4(2) and 4(6) thereof.

In April  2009, we issued 60,000 shares of our common stock to one individual in exchange for 900,000 shares of common stock of one of our subsidiaries.  The individual is an accredited investor and was fully informed concerning his investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Sections 4(2) and 4(6) thereof.

ITEM 16.  Exhibits and Financial Statement Schedules

(a)

Exhibits

Exhibit Number	Description of Document
3.1

Amended and Restated Articles of Incorporation of Broadcast International.   (Incorporated by reference to Exhibit No. 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the SEC on November 14, 2006.)

3.2

Amended and Restated Bylaws of Broadcast International.  (Incorporated by reference to Exhibit No. 3.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the SEC on November 14, 2006.)

4.1

Specimen Stock Certificate of Common Stock of Broadcast International.  (Incorporated by reference to Exhibit No. 4.1 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

5.1†	Opinion of Reed Benson, Esq.
10.1*

Employment Agreement of Rodney M. Tiede dated April 28, 2004.  (Incorporated by reference to Exhibit No. 10.1 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 filed with the SEC on May 12, 2004.)

10.2*

Broadcast International 2004 Long-Term Incentive Plan.  (Incorporated by reference to Exhibit No. 10.4 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the SEC on March 30, 2004.)

10.3

Securities Purchase Agreement dated October 28, 2006 between Broadcast International and Leon Frenkel.  (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2006.)

10.4

5% Convertible Note dated October 16, 2006 issued by Broadcast International to Leon Frenkel.  (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2006.)

10.5

Registration Rights Agreement dated October 28, 2006 between Broadcast International and Leon Frenkel.  (Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2006.)

10.7

Securities Purchase Agreement dated as of December 21, 2007, by and among Broadcast International and the investors listed on the Schedule of Buyers attached thereto. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 26, 2007.)

10.8

Registration Rights Agreement dated as of December 21, 2007, by and among Broadcast International and the buyers listed therein.  (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on December 26, 2007.)

10.9

6.25% Senior Secured Convertible Promissory Note dated December 21, 2007 issued to the holder listed therein.  (Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on December 26, 2007.)

10.10

Warrant to Purchase Common Stock dated December 21, 2007 issued to the holder listed therein.  (Incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on December 26, 2007.)

14.1	Code of Ethics. (Incorporated by reference to Exhibit No. 14 of the Company’s Annual Report on Form 10-KSB filed with the SEC on March 30, 2004.)
21.1	Subsidiaries. (Incorporated by reference to Exhibit No. 21.1 of the Company’s Annual Report on Form 10-KSB filed with the SEC on April 1, 2005.)
23.1	Consent of HJ & Associates, LLC, independent registered public accountant.
23.2	Consent of Reed Benson, Esq. (Included in Exhibit No. 5.1.)
24.1	Power of Attorney. (Included on page II-15).

†   Previously filed.

*   Management contract or compensatory plan or arrangement.

(b)

Financial Statement Schedules

All financial statement schedules not included in Broadcast International’s consolidated financial statements are omitted since the information is either not applicable, deemed immaterial, or is shown in the consolidated financial statements or in the notes thereto.

ITEM 17.  Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Broadcast International pursuant to the provisions described in Item 14 or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of Broadcast International in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided; however, that the statements in subparagraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the Commission by the registration pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) of the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on May 6, 2009.

BROADCAST INTERNATIONAL, INC.

By: /s/ Rodney M. Tiede

Name: Rodney M. Tiede

Its: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rodney M. Tiede and James E. Solomon, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ William Davidson William Davidson, Ph.D.	Chairman of the Board	May 6, 2009
/s/ Rodney M. Tiede Rodney M. Tiede	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2009
/s/ James E. Solomon James E. Solomon	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 6, 2009
/s/ Kirby D. Cochran Kirby D. Cochran	Director	May 6, 2009
/s/ Richard Benowitz Richard Benowitz	Director	May 6, 2009
/s/ William Boyd William Boyd	Director	May 6, 2009

INDEX TO EXHIBITS

Exhibit Number	Description of Document
3.1

Amended and Restated Articles of Incorporation of Broadcast International.   (Incorporated by reference to Exhibit No. 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the SEC on November 14, 2006.)

3.2

Amended and Restated Bylaws of Broadcast International.  (Incorporated by reference to Exhibit No. 3.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the SEC on November 14, 2006.)

4.1

Specimen Stock Certificate of Common Stock of Broadcast International.  (Incorporated by reference to Exhibit No. 4.1 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

5.1†	Opinion of Reed Benson, Esq.
10.1*

Employment Agreement of Rodney M. Tiede dated April 28, 2004.  (Incorporated by reference to Exhibit No. 10.1 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 filed with the SEC on May 12, 2004.)

10.2*

Broadcast International 2004 Long-Term Incentive Plan.  (Incorporated by reference to Exhibit No. 10.4 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the SEC on March 30, 2004.)

10.3

Securities Purchase Agreement dated October 28, 2006 between Broadcast International and Leon Frenkel.  (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2006.)

10.4

5% Convertible Note dated October 16, 2006 issued by Broadcast International to Leon Frenkel.  (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2006.)

10.5

Registration Rights Agreement dated October 28, 2006 between Broadcast International and Leon Frenkel.  (Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2006.)

10.7

Securities Purchase Agreement dated as of December 21, 2007, by and among Broadcast International and the investors listed on the Schedule of Buyers attached thereto. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 26, 2007.)

10.8

Registration Rights Agreement dated as of December 21, 2007, by and among Broadcast International and the buyers listed therein.  (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on December 26, 2007.)

10.9

6.25% Senior Secured Convertible Promissory Note dated December 21, 2007 issued to the holder listed therein.  (Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on December 26, 2007.)

10.10

Warrant to Purchase Common Stock dated December 21, 2007 issued to the holder listed therein.  (Incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on December 26, 2007.)

14.1	Code of Ethics. (Incorporated by reference to Exhibit No. 14 of the Company’s Annual Report on Form 10-KSB filed with the SEC on March 30, 2004.)
21.1	Subsidiaries. (Incorporated by reference to Exhibit No. 21.1 of the Company’s Annual Report on Form 10-KSB filed with the SEC on April 1, 2005.)
23.1	Consent of HJ & Associates, LLC, independent registered public accountant.
23.2	Consent of Reed Benson, Esq. (Included in Exhibit No. 5.1.)
24.1	Power of Attorney. (Included on page II-15).

†   Previously filed.

*   Management contract or compensatory plan or arrangement.